Exhibit 99.1

Offer to the shareholders of Humana AB

AMBEA AB (PUBL)

DNB CARNEGIE INVESTMENT BANK AB (PUBL)

IMPORTANT INFORMATION

On 29 June 2026, Ambea AB (publ) (“Ambea”) made a public offer for all shares in Humana AB, Reg. No. 556760-8475 (“Humana”), in accordance with the terms set out in this Offer Document (the “Offer” and the “Offer Document”). The shares in Ambea and Humana (together, the “Companies”) are listed on Nasdaq Stockholm (“Nasdaq Stockholm”). The Swedish Securities Market Self-Regulation Committee’s Takeover Rules for Nasdaq Stockholm and Nordic Growth Market NGM (the “Takeover Rules”) and the Swedish Securities Council’s rulings and statements on the interpretation and application of the Takeover Rules apply to the Offer.

A Swedish language version of the Offer Document (the “Swedish Offer Document”) has been approved by and registered with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen, the “SFSA”) in accordance with the provisions of Chapter 2 of the Stock Market (Takeover Bids) Act (2006:451) and Chapter 2a of the Financial Instruments Trading Act (1991:980). Approval of the Swedish Offer Document and registration with the SFSA do not constitute a guarantee by the SFSA that the factual information in the Swedish Offer Document is correct or complete. The offer to receive shares and CVR Instruments in Ambea is made only on the basis of a prospectus following approval and registration by the SFSA (the “Swedish Prospectus”). An English translation of the Swedish Prospectus is attached to this Offer Document (the “Prospectus”). No person should take a position on the Offer or choose to sell or receive any shares or CVR Instruments in connection with the Offer on the basis of information other than that contained in this Offer Document and the Prospectus. In the event of any discrepancy between this Offer Document and the Swedish Offer Document, the Swedish Offer Document shall prevail.

The information in the Offer Document is intended to be correct, although not complete, only as of the date on which the Offer Document is made public. No representation is made that it has been or will be correct at any other time. The information in the Offer Document is provided solely in connection with the Offer and may not be used for any other purpose.

Unless expressly stated otherwise in this Offer Document, no financial information in the Offer Document has been audited or reviewed by the respective auditors of the Companies. All financial amounts are stated in Swedish kronor (“SEK”), unless otherwise stated, and “MSEK” means millions of SEK. Figures in the Offer Document have in certain cases been rounded and, consequently, certain columns may not add up to the total amounts stated in the Offer Document.

The Offer Document is governed by Swedish law. Any dispute concerning, or arising in connection with, the Offer Document shall be settled exclusively by Swedish courts, with the Stockholm District Court as the court of first instance.

FORWARD-LOOKING STATEMENTS

This Offer Document contains forward-looking statements and forward-looking information. Forward-looking statements are all statements that do not relate to historical facts and events, including statements regarding future results, financial position, cash flows, growth, plans and expectations regarding the businesses of Ambea and Humana, the effects of the Offer, integration, synergies, the value of the consideration, including cash, shares in Ambea and the CVR Instruments, the proposed issue of shares as part of the consideration in the Offer and other future circumstances. Such information may be identified by words and expressions such as “is assessed”, “intends”, “is expected”, “is believed”, “is of the opinion”, “estimates”, “expects”, “assumes”, “anticipates”, “may”, “will”, “shall”, “should”, “plans”, “potential”, “calculates”, “forecasts” or similar expressions. Forward-looking statements are based on current estimates and assumptions made in light of the information available to Ambea at the time the Offer Document is made public. Since the statements relate to future circumstances, they are subject to risks, uncertainties and other factors that are, in many cases, beyond the control of Ambea and Humana. Actual results, performance, events, the effects of the Offer and the value of the shares, cash and CVR Instruments provided as consideration in the Offer may therefore differ materially from those expressed or implied in the Offer Document.

Such deviations may, for example, result from changes in general economic, market-related and regulatory conditions, changes in interest rates, exchange rates, share prices or competitive conditions, changes affecting the operations, results, financial position or prospects of Ambea or Humana, conditions for integration, the ability to realise expected synergies, the level of acceptance in the Offer, the terms of and implementation of the issue of consideration shares, the value of the Share Consideration and Cash Consideration, the terms of and value of the CVR Instruments and other circumstances affecting the Offer or the securities and other consideration components addressed in the Offer Document. Shareholders in Humana and other affected investors should therefore not place undue reliance on forward-looking statements and are encouraged to read the entire Offer Document, in particular the sections “Offer to the shareholders of Humana”, “Terms and conditions”, “Information about the Combined Company”, “Information about Ambea” and “Information about Humana”. Neither Ambea, Humana nor any other person gives any assurance as to the future accuracy of the forward-looking statements or that anticipated developments, effects of the Offer or other future circumstances will occur.

All forward-looking information in the Offer Document applies only as at the date of publication of the Offer Document, unless expressly stated otherwise. After the date of publication of the Offer Document, Ambea assumes no obligation to update or revise forward-looking statements or adapt them to actual events or developments, except as required by applicable law, Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”), the Takeover Rules or Nasdaq Stockholm’s Nordic Main Market Rulebook for Issuers of Shares.

INDUSTRY AND MARKET INFORMATION

This Offer Document contains industry and market information relating to the operations of Ambea and Humana and the markets in which the Companies operate. Such information is based on Ambea’s analysis of several different sources. Industry publications and industry reports usually state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information cannot be guaranteed. Ambea has not independently verified, and therefore cannot guarantee the accuracy of, the industry and market information contained in this Offer Document which has been obtained from or is based on such industry publications or industry reports. Industry and market information is by its nature forward-looking, subject to uncertainty and does not necessarily reflect actual market conditions. Such information is based on market research, which is in turn based on selections and subjective assessments, including assessments by both those conducting the research and respondents as to the types of products and transactions that should be included in the relevant market.

Information originating from third parties has been reproduced accurately and, to the best of Ambea’s knowledge and as it can ascertain by comparison with other information published by the relevant third party, no information has been omitted in a manner that would render the reproduced information inaccurate or misleading. The Board of Directors of Humana has participated in the preparation of the Offer Document and, in connection therewith, reviewed the content on pages 33–62. Ambea does not guarantee or accept any responsibility for the accuracy and completeness of the information concerning Humana, other than as may follow from applicable law.

OFFER RESTRICTIONS

This Offer Document does not constitute an offer, either directly or indirectly, in Australia, Hong Kong, Japan, New Zealand or South Africa, or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdictions would be prohibited by applicable law (the “Restricted Jurisdictions”). Shareholders who are not resident in Sweden and who wish to accept the Offer must carry out further enquiries regarding applicable legislation and possible tax consequences. Shareholders are referred to the offer restrictions set out in the section “Offer restrictions” on pages 67–69.

The Offer and the information and documentation made available through this Offer Document have not been prepared by, and have not been approved by, an “authorised person” within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”). Accordingly, the information and documents made available through this Offer Document may not be distributed to, or passed on to, the public in the United Kingdom unless an exemption applies. The dissemination of information and documents made available through this Offer Document is exempt from the financial promotion restrictions in section 21 FSMA on the basis that it is a communication by or on behalf of a body corporate relating to a transaction for the acquisition of day-to-day control of the business of a body corporate; or to acquire 50 percent or more of the voting shares in a body corporate, pursuant to article 62 of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

IMPORTANT INFORMATION FOR SHAREHOLDERS IN THE US

Shareholders in the US are also referred to the section “Information for investors in the United States” on pages 70–71.

THE OFFER IN SUMMARY
Consideration[1]
Offer for each share in Humana AB:
■ SEK 20 in cash;
■ 0.305 shares in Ambea; and
■ one (1) CVR Instrument.
Key dates[2]
Acceptance period: 25 August – 30 September 2026
Expected settlement date: around 8 October 2026

INFORMATION ON THE SHARES IN AMBEA AB (PUBL)

Ticker symbol: Ambea

ISIN code for the shares: SE0009663826

LEI code: 549300AEVNZRHYI5HV24

INFORMATION ON THE SHARES IN HUMANA AB

Ticker symbol: HUM

ISIN code for the shares: SE0008040653

LEI code: 549300A5X3MXUDS67N81

FINANCIAL CALENDAR FOR AMBEA AB (PUBL)
Interim report for the third quarter of 2026, Q3	4 November 2026

FINANCIAL CALENDAR FOR HUMANA AB
Interim report for the third quarter of 2026, Q3	22 October 2026
Year-end report for 2026	5 February 2027

CERTAIN DEFINITIONS
Ambea or the Offeror	Ambea AB (publ), Reg. No. 556468–4354.
Offer	The public offer for all shares in Humana made by Ambea on 29 June 2026, in accordance with the terms set out in this Offer Document.
Euroclear	Euroclear Sweden AB.
Humana or the Target Company	Humana AB, Reg. No. 556760–8475.
Nasdaq Stockholm	The regulated market operated by Nasdaq Stockholm AB.
Combined Company	The group formed through completion of the Offer.
SEK	Swedish krona.
Consideration	The Consideration offered for each share in Humana, consisting of SEK 20 in cash, 0.305 shares in Ambea and one (1) CVR Instrument.

[1]	If, prior to settlement of the Offer, Humana distributes a dividend or makes any other distribution or transfer of value to its shareholders, the Cash Consideration and the Share Consideration will be reduced accordingly. The CVR Instruments will not be affected by such dividend or transfer of value.
[2]	Ambea reserves the right to extend or shorten the acceptance period, on one or several occasions, and to postpone settlement.

OFFER TO THE SHAREHOLDERS OF HUMANA

Introduction

On 29 June 2026, Ambea AB (publ), Reg. No. 556468-4354 (“Ambea” or the “Offeror”), announced a recommended public offer to the shareholders of Humana AB, Reg. No. 556760-8475 (“Humana” or the “Target Company”) to tender all their shares in Humana to Ambea, aiming to combine the companies (the “Offer”). The group resulting from completion of the Offer is referred to as the “Combined Company”. The consideration in the Offer consists of a combination of shares in Ambea, cash and a potential Additional Consideration in the form of a CVR Instrument (as defined below). The shares in Humana and Ambea, respectively, are listed on Nasdaq Stockholm.

The Offer

Consideration

The consideration in the Offer consists of a combination of shares in Ambea, cash and a potential Additional Consideration in the form of a CVR Instrument (the “Consideration”). Ambea offers, for each share in Humana, the following as Consideration:

■	SEK 20 in cash (the “Cash Consideration”);

■	0.305 shares in Ambea (the “Share Consideration”); and

■	one (1) contingent value right (“CVR Instrument”), which entitles the holder to a potential future cash payment corresponding to the holder’s pro rata share of 80 percent of any potential damages awarded to Humana in the ongoing damage claim against the Swedish state (plus any compensation for certain litigation costs and interest), as described in more detail below under “The Additional Consideration” (the “Additional Consideration”).[3]

If, prior to settlement of the Offer, Humana distributes a dividend or in any other way distributes or transfers value to its shareholders, the Cash Consideration and the Share Consideration will be reduced accordingly. The CVR Instruments will not be affected by such dividend or transfer of value.

No commission will be charged in connection with the payment of the Consideration.

The shares in Ambea that may be delivered to the shareholders in Humana who accept the Offer will consist partly of shares issued pursuant to an authorisation granted to the Board of Directors by the Annual General Meeting on 12 May 2026, and partly of shares repurchased on Nasdaq Stockholm pursuant to an authorisation to repurchase and transfer shares granted to the Board of Directors by the Annual General Meeting on 12 May 2026. See below under “Financing of the Offer and dilution resulting from the Share Consideration” for further information.

No fractions of shares in Ambea will be delivered to shareholders of Humana who accept the Offer. If a shareholder of Humana tenders such number of shares in Humana in the Offer that the Share Consideration to be delivered for these shares does not amount to an even number of full shares in Ambea, consideration for excess fractions of shares will be paid in cash.

[3]	In the event that any shareholder is not able to elect to receive, accept or hold the CVR Instrument, the Offeror will provide a manual procedure whereby such shareholders will instead receive any potential additional consideration by cash payment to a notified account (the “Manual Alternative”). Details of the Manual Alternative are set out in “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ) – Registration of the CVR Instruments on a CSD account” in the Prospectus.

For shareholders in Humana in certain foreign jurisdictions to which Ambea is unable to deliver shares in Ambea as consideration in the Offer, for example because the shareholder cannot demonstrate the required qualified investor status under local securities regulations, the shares in Humana will be aggregated, sold on Nasdaq Stockholm and the proceeds of the sale paid out to those entitled to them.

Premium

The Cash Consideration and Share Consideration represent a premium4 of:

●	approximately 26.8 percent compared to the closing price of SEK 49.15 for the Humana share on Nasdaq Stockholm on 26 June 2026, which was the last trading day prior to the announcement of the Offer;

●	approximately 24.0 percent compared to the volume-weighted average price of SEK 50.22 for the Humana share on Nasdaq Stockholm during the last 30 trading days prior to the announcement of the Offer; and

●	approximately 31.8 percent compared to the volume-weighted average price of SEK 47.27 for the Humana share on Nasdaq Stockholm during the last 90 trading days prior to the announcement of the Offer.

The Additional Consideration

Humana is a party to ongoing damages proceedings against the Swedish state, through which Humana may be awarded damages amounting to a maximum of approximately MSEK 259.1, plus any compensation for litigation costs and interest. The damages proceedings relate to the Swedish Health and Social Care Inspectorate (“IVO”) revoking Humana’s licence to provide personal assistance in January 2023. The outcome of the damages proceedings is uncertain and is not expected to be finally determined until after completion of the Offer. Stockholm District Court dismissed Humana’s claim in its entirety on 17 June 2026. Humana Assistans AB (“Humana Assistans”) has appealed the District Court’s judgment to Svea Court of Appeal. Svea Court of Appeal granted leave to appeal on 14 August 2026.

Against this background, Ambea is offering the Additional Consideration as part of the Consideration. The right to the Additional Consideration is provided in the form of a CVR Instrument entitling the holder to a cash payment in the event that Humana is awarded damages, whereby each shareholder in Humana is offered one (1) CVR Instrument per share in Humana, and each CVR Instrument may entitle the holder to a maximum of SEK 4.36. In addition, interest on any damages awarded (to 80 percent), as well as any compensation for litigation costs for the time period prior to completion of the Offer will accrue to the holders of CVR Instruments.

In the event that Humana is awarded damages, 80 percent of the damages will accrue to the holders of CVR Instruments. If Humana is awarded damages, the damages amount will constitute taxable income for Humana Assistans and be subject to corporate income tax at a rate of 20.6 percent. However, the 80 percent of the damages amount accruing to the holders of CVR Instruments is calculated on the damages amount before such corporate income tax, and the corporate income tax therefore does not affect the amount paid to the holders of CVR Instruments. The remaining 20 percent of the damages, interest on any damages awarded (to 20 percent) and any compensation for litigation costs for the time period after completion of the Offer, will be allocated to the owner of the PA Sweden business area (see further below under “The Put Option”), as it is the purchaser of this business area who will conduct (and thus bear the costs of) the damages proceedings. If Humana is not awarded any damages, the CVR Instrument will lapse without value.

[4]	Based on the total value of the Offer of approximately MSEK 2,960 (excluding Additional Consideration and 518,261 treasury shares held by Humana), corresponding to approximately SEK 62.30 per outstanding share in Humana.

The CVR Instruments will be registered in a record account pursuant to Chapter 4 of the Central Securities Depositories and Financial Instruments Accounts Act (1998:1479). Delivery will be effected by registering the CVR Instrument in each holder’s VP account.5

If a Swedish Court issues a judgment in the case pursuant to which Humana is not awarded damages, or if the claim otherwise lapses before the settlement date, the CVR Instrument will not be delivered or administered through the Manual Alternative, but will immediately lapse without value.

The CVR Instruments will be freely transferable. However, the CVR Instruments will not be admitted to trading on a regulated market or any other trading platform.

The complete terms and conditions of the CVR Instrument and a more detailed description of the damage claim are set out in the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB” to this Offer Document. Tax matters relating to the CVR Instrument are described in the section “Tax matters in Sweden – Taxation of the Additional Consideration” in this Offer Document.

Information on the progress and outcome of the damages proceedings will be provided to Humana’s shareholders through Humana’s general disclosure of information as regards the period up to completion of the Offer, and thereafter by Ambea.

Total value of the Offer

The total value of the Offer, excluding the Additional Consideration, amounts to approximately MSEK 2,960.6

Ambea’s shareholding in Humana

Neither Ambea nor any closely related parties hold any shares in Humana or any other financial instruments that give financial exposure to shares in Humana at the time of this Offer Document, nor has Ambea acquired, or agreed to acquire, any shares in Humana or any financial instruments that give financial exposure to shares in Humana during the six months preceding the announcement of the Offer.

Ambea may acquire, or enter into agreements to acquire, shares in Humana (or any securities that are convertible into, exchangeable for or exercisable for such shares) outside the Offer at a price per share not exceeding the Consideration. Any purchases made or agreed will be in accordance with Swedish law and the Takeover Rules and will be disclosed in accordance with applicable rules.

[5]	If any shareholder is unable to obtain, receive or hold the CVR Instrument, the Offeror will provide the Manual Alternative, whereby such shareholder will instead receive any potential Additional Consideration by cash payment to a notified account. Details of the Manual Alternative are set out in “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ) – Registration of the CVR Instruments on a CSD account” in the Prospectus.
[6]	Based on the closing price of SEK 138.70 per share in Ambea on Nasdaq Stockholm on 26 June 2026, which was the last trading day prior to the announcement of the Offer, and excluding 518,261 treasury shares held by Humana. Including the full outcome of the Additional Consideration, corresponding to 80 percent of such potential damages awarded, the total value of the Offer amounts to approximately MSEK 3,168 plus any compensation for certain litigation costs and interest.

Recommendation from the Board of Directors of Humana and fairness opinion

The Board of Directors of Humana unanimously7 recommends Humana’s shareholders to accept the Offer. Furthermore, the Board of Directors has received a fairness opinion from BDO, according to which the Offer is considered fair to Humana’s shareholders from a financial perspective, based on the assumptions and considerations set out in the opinion. See the section “Recommendation from Humana’s Board of Directors and fairness opinion from BDO”.

Undertakings by shareholders of Humana

Shareholders holding in total approximately 41.9 percent of the outstanding shares in Humana, including Humana’s largest shareholder Impilo Care AB (“Impilo”), Incentive AS and Per Granath (in person and through companies), have undertaken to accept the Offer subject to the conditions that (i) no third party announces a higher competing offer where the value of the consideration per share offered at the time of the announcement of such offer exceeds the value of the consideration per share in the Offer at the time of the announcement of such offer by at least 10 percent, and which includes an additional consideration equivalent to that in the Offer, and (ii) the Offeror does not, within a period of 14 calendar days after the competing offer has come to the Offeror’s attention, match such offer. The Offeror envisages that Impilo, as one of the largest shareholders, will join the nomination committee of Ambea in accordance with Ambea’s nomination committee principles, and welcomes Impilo taking an active role going forward in the further development of the Combined Company. Furthermore, Evli Fund Management, PriorNilsson Fonder and Cicero Fonder, with a total shareholding of approximately 3.4 percent of the outstanding shares in Humana, have declared that they are positive to the Offer.

The Put Option

The Offeror considers that Humana’s business area PA Sweden will not constitute a strategic asset in the Combined Company and therefore intends to divest PA Sweden following completion of the Offer. Against this background, the Offeror and the Target Company’s largest shareholder, Impilo, have agreed on a put option relating to PA Sweden. The put option means that Impilo undertakes, in the event that the Offeror fails to divest PA Sweden to a third party within twelve months of completion of the Offer (the “Disposal Period”), to acquire PA Sweden at a price to be calculated on the basis of a certain multiple of an operational key performance indicator, subject to a maximum of an agreed amount (the “Put Option”). Impilo has no right to acquire PA Sweden; rather, this is an obligation that arises only if the Offeror’s divestment process does not result in a transaction on terms that are at least as favourable as, or better than, the terms under the put option, and if the Offeror in that situation chooses to exercise the put option.

As part of the agreement with Impilo, the Offeror has undertaken to engage an investment bank to conduct the divestment process, where a so-called vendor due diligence report shall be drawn up together with a share purchase agreement drafted in such a way that an insurer can underwrite the agreement. Impilo shall, subject to applicable regulations, be kept informed of the divestment process.

Conflicts of interest

Fredrik Strömholm and Carolina Oscarius Dahl, directors of Humana, are Partners at Impilo, Humana’s largest shareholder, which has undertaken to accept the Offer (see “Undertakings by shareholders of Humana” above) and entered into the put option agreement (see the section “The Put Option” above). Fredrik Strömholm and Carolina Oscarius Dahl are therefore deemed to have a conflict of interest pursuant to paragraph II.18 of the Takeover Rules and have therefore not participated in Humana’s handling of the Offer or in the resolution to recommend the shareholders of Humana to accept the Offer.

[7]	Fredrik Strömholm and Carolina Oscarius Dahl, board members of Humana, are deemed to have a conflict of interest pursuant to Section II.18 of the Takeover Rules and have therefore not participated in Humana’s handling of the Offer or in the resolution to recommend the shareholders of Humana to accept the Offer (see “Conflicts of interest”).

Statements from the Swedish Securities Council

Ambea has obtained statements from the Swedish Securities Council (Ruling 2026:24 and Ruling 2026:27, respectively) confirming that the Additional Consideration and the Put Option are compatible with the Takeover Rules.

Financing of the Offer and dilution resulting from the Share Consideration

The Cash Consideration and the part of the Share Consideration which may consist of repurchased shares are financed in full by funds made available to Ambea through debt financing. The debt financing is subject to conditions customary for the financing of a public offer on the Swedish market. The aforementioned financing provides Ambea with sufficient funds to pay the Cash Consideration in full and, where applicable, to finance the repurchase of shares in Ambea in connection with the Offer and the completion of the Offer is therefore not subject to any financing condition.

The Share Consideration consists of up to a total of 14,492,260 shares in Ambea. The Share Consideration will comprise a combination of (i) shares repurchased by Ambea on Nasdaq Stockholm, pursuant to an authorisation to repurchase and transfer shares granted to the Board by the Annual General Meeting on 12 May 2026, and (ii) new shares issued by Ambea, pursuant to an authorisation granted to the Board by the Annual General Meeting on 12 May 2026.8 The dilution for Ambea’s existing shareholders arising as a result of the Share Consideration will depend on the extent to which the buy-back and transfer authorisation and the issue authorisation, respectively, are exercised by the Board of Directors of Ambea, which will be determined based on the dilution arising from a new issue of shares compared to the costs associated with repurchasing shares. The table below sets out alternative outcomes, assuming that the share buy-back and transfer authorisation is exercised to the maximum, that the share issue authorisation is exercised to the maximum, or that the share buy-back authorisation and share issue authorisation are exercised to an equal extent.

	Maximum exercise of the share buy-back and transfer authorisation	Maximum exercise of the share issue authorisation	Exercise of the share buy-back and new issue authorisations to an equal extent
Number of shares repurchased as part of the Share Consideration	8,038,442	5,560,658	7,246,130
Number of newly issued shares as part of the Share Consideration	6,453,818	8,931,602	7,246,130
Dilution (%)	7.4%	10.0%	8.3%

Indicative timetable

Acceptance period	25 August 2026 – 30 September 2026

Settlement	8 October 2026

[8]	The share buy-back authorisation may be exercised to the extent that Ambea’s holding, at any given time, does not exceed 10 percent of the total number of shares in Ambea. The authorisation to issue new shares may be exercised to an extent that it corresponds to a dilution of the number of outstanding shares when the Board of Directors exercises the authorisation for the first time corresponding to maximum 10 percent after full exercise of the authorisation.

As set out above, the completion of the Offer is conditional upon, inter alia, the receipt of all regulatory, governmental or similar clearances, approvals and decisions that are necessary for the Offer and the acquisition of Humana. Such clearances, approvals and decisions are expected to have been received by the end of the acceptance period for the Offer. If all relevant clearances, approvals and decisions are received in such time that the acceptance period can be closed before 30 September 2026, Ambea may announce an earlier end date of the acceptance period, provided that such announcement can be made not less than two weeks prior to the new date of expiry of the acceptance period.

Ambea further reserves the right to extend the acceptance period for the Offer, one or several times, as well as to postpone the time for settlement.

Due diligence

Upon written request of the Offeror, the Board of Directors of Humana has granted the Offeror permission to carry out a limited confirmatory due diligence review of Humana. Humana has correspondingly obtained due diligence related confirmations from Ambea. No inside information has been exchanged in connection with the reviews.

Regulatory approvals

Completion of the Offer is conditional, inter alia, upon the receipt of all regulatory, governmental or similar clearances, approvals and decisions that are necessary for the Offer and the acquisition of Humana, including from competition authorities and authorities for foreign direct investments (FDI), in each case on terms which, in Ambea’s opinion, are acceptable.

Compulsory redemption and delisting

If Ambea, whether in connection with the Offer or otherwise, acquires shares representing more than 90 percent of the total number of shares in Humana, Ambea intends to commence compulsory redemption proceedings under the Swedish Companies Act (2005:551) to acquire all remaining shares in Humana and to promote delisting of Humana’s shares from Nasdaq Stockholm.

Governing law and disputes

The Offer and the agreements entered into between Ambea and Humana’s shareholders in relation to the Offer, shall be governed by and be interpreted in accordance with Swedish law. Disputes concerning, or arising in connection with the Offer, shall be settled exclusively by Swedish courts, with the Stockholm District Court as first instance.

The Takeover Rules and the Swedish Securities Council’s rulings and statements on the interpretation and application of the Takeover Rules are applicable to the Offer. Ambea has undertaken to Nasdaq Stockholm to comply with the Takeover Rules and to submit to any sanctions that can be imposed on Ambea by Nasdaq Stockholm in the event of a breach of the Takeover Rules.

Advisors

Ambea has retained DNB Carnegie Investment Bank AB (publ) as financial advisor and Advokatfirman Vinge KB and Milbank LLP as legal advisors in connection with the Offer.

RISK FACTORS

In the section “Risk factors” in the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB” to this Offer Document, the risk factors and important circumstances considered material to the Combined Company’s operations and future development, assuming completion of the Offer, as well as to the Offer and the securities offered, are described.

BACKGROUND AND REASONS

The Nordic care sector is facing a structurally growing demand, driven by an ageing population and increased care needs across all target groups. At the same time, municipalities and society face a growing need to ensure sufficient capacity and high-quality care in a cost-effective and sustainable way. Furthermore, regulatory requirements and expectations regarding transparency, control and monitoring are steadily increasing.

Ambea has a strong position in care for the elderly and care for people with disabilities or in need of psychosocial support. The company focuses on knowledge, learning and proven care concepts to provide safe, high-quality care, and has extensive experience of developing care services in the Nordics.

Humana is a leading care provider offering specialised and personalised care services. The company operates in the areas of individual and family care, care for the elderly, as well as both special service housing and personal assistance for people with disabilities. Humana has extensive experience of developing care services in areas that address important and growing needs in society.

Ambea and Humana both have a clear focus on quality and responsible care. By combining Ambea’s Nordic care platform with Humana’s specialist expertise and care offering, the Combined Company would be even better positioned to meet growing and more complex care needs in the Nordics. The combination is expected to create a leading Nordic care platform with a strengthened geographical presence, a broader service offering and increased opportunities for knowledge sharing, method development and innovation. By bringing together complementary skills, care concepts and specialist knowledge, the Combined Company is expected to be able to offer high-quality, safe, personalised and cost-effective care, as well as create attractive development opportunities for employees and long-term partnerships with clients.

The combination is also expected to create a stronger financial foundation through, among other things, a broader revenue base and a more diversified business. Furthermore, the Combined Company is expected to realise synergies through reduced administrative costs, operational improvements and more efficient utilisation of shared resources. Overall, this is expected to contribute to a high-quality and cost-effective service offering, stronger cash flow generation and stable margins.

As part of the strategic focus for the Combined Company, Ambea intends to divest Humana’s business area Personal Assistance in Sweden (“PA Sweden”). Ambea considers that this business area has a different operational and regulatory profile to the Combined Company’s core operations within residential elderly care, social care and individual and family care in Sweden. Ambea considers that the proposed divestment will create a more focused Nordic care platform, whilst enabling the business and the employees to develop further under an owner with specific expertise in and focus on personal assistance in Sweden. For further information on the divestment of PA Sweden, see “The Put Option” above.

Ambea fully supports Humana’s current management and values the positions of its employees. With the exception of the decision to divest Humana’s business area PA Sweden following completion of the Offer, no decisions have been made regarding any material organisational or operational changes. The integration of Humana into the Combined Company will give rise to organisational and operational changes through the coordination and streamlining of the operational management structure and support functions, in order to fully utilise the combined expertise of both companies, including changes that will affect management and employees within operational management and support functions. Such measures will be determined following completion of the Offer and after an overall evaluation of the Combined Company. Ambea has no strategic plans that may have effects on employment at the locations where the care operations are conducted, or on the work with care receivers in general.

The structure of the Offer, which consists of a combination of shares in Ambea, cash and the potential Additional Consideration in the form of a CVR Instrument, has been designed on the basis of Ambea’s view of the long-term potential of the combination and its desire to give Humana’s shareholders the opportunity to become shareholders in the Combined Company and to benefit from the future value potential that Ambea believes the combination can create over time.

Stockholm, 24 August 2026

Ambea AB (publ)

The Board of Directors

For further information, reference is made to the information in this Offer Document, including the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB”, prepared by Ambea’s Board of Directors in connection with the Offer.

The description of Humana on pages 33–62 of the Offer Document has, in accordance with the statement on page 62, been reviewed by Humana’s Board of Directors.

Ambea’s Board of Directors confirms that it has taken all reasonable care to ensure that the information in this Offer Document concerning Ambea and the Combined Company is, to the best of its knowledge, in accordance with the facts and that nothing has been omitted which could affect its meaning.

RECOMMENDATION FROM HUMANA’S BOARD OF DIRECTORS AND FAIRNESS OPINION FROM BDO

PRESS RELEASE
29 June 2026 07:15:00 CEST

Statement by the Board of Directors of Humana regarding Ambea's public takeover offer

The Board of Directors of Humana unanimously recommends the shareholders of Humana to accept the public takeover offer from Ambea.

Background

This statement is made by the Board of Directors (the "**Board**") of Humana AB ("**Humana**" or the "**Company**") pursuant to section II.19 of the Nasdaq Stockholm takeover rules (the "**Takeover Rules**").

Ambea AB (publ) ("**Ambea**" or the "**Offeror**") has today, by way of a press release, announced a public takeover offer to the shareholders of Humana to acquire all the shares in Humana (the "**Offer**").

Ambea offers the following consideration for each share in Humana (the "**Consideration**"):

i. a cash payment of SEK 20,

ii. 0.305 shares in Ambea, corresponding to SEK 42.30 per share, and

The Offer, excluding the potential Additional Purchase Price, values each share in Humana at SEK 62.30 and all shares in Humana at a total value of SEK 2,960 million,[1] based on the closing price of the Ambea share on 26 June (the last trading day prior to the announcement of the Offer).

The value per share in the Offer represents a premium of:

- approximately 26.8 per cent compared to the closing price of the Humana share on Nasdaq Stockholm of SEK 49.15 on 26 June 2026 (the last trading day prior to the announcement of the Offer);

- approximately 24.0 per cent compared to the volume-weighted average price of the Humana share on Nasdaq Stockholm of SEK 50.22 during the last 30 trading days prior to the announcement of the Offer; and

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

- approximately 31.8 per cent compared to the volume-weighted average price of the Humana share on Nasdaq Stockholm of SEK 47.27 during the last 90 trading days prior to the announcement of the Offer.

The acceptance period of the Offer is expected to commence around 25 August 2026 and expire around 30 September 2026, subject to any extensions. The Offer is conditional upon, among other things, being accepted to such extent that Ambea becomes the owner of shares representing more than 90 per cent of the shares in Humana, and that all licences, approvals, decisions and other measures required for the Offer and the acquisition of Humana from regulatory authorities or similar bodies, including competition authorities and authorities for foreign direct investments (FDI), have been obtained, in each individual case, on terms acceptable to Ambea. Ambea has reserved the right to waive one or more conditions, including to complete the Offer at a lower acceptance level.

Impilo Care AB, Incentive AS and Per Granath (private and via company), which together represent approximately 41.9 per cent of the shares and votes in Humana, have undertaken, subject to certain conditions, to accept the Offer. Furthermore, Evli Fund Management, PriorNilsson Fonder and Cicero Fonder, with a combined shareholding of approximately 3.4 per cent of the outstanding shares in Humana, have stated that they view the Offer favourably. Due to Impilo Care AB's undertaking, neither Fredrik Strömholm nor Carolina Oscarius Dahl has participated in the Board's deliberations or decisions on matters relating to the Offer. For further information on the undertakings and the conditions applicable to them, please refer to the Offeror's press release regarding the Offer.

The Additional Purchase Price is being offered to Humana's shareholders as a result of the ongoing proceedings for damages that Humana is bringing against the Swedish State, through which Humana may receive damages of up to approximately SEK 259.1 million, as well as reimbursement of legal costs currently amounting to approximately SEK 46 million (both amounts are stated excluding interest).[2] The Stockholm District Court dismissed Humana's claim in its entirety on 17 June 2026. The Board has decided to appeal the District Court's judgment. For the appeal to be heard, the Svea Court of Appeal must grant leave to appeal. Humana has currently no information as to when the Court of Appeal may decide whether or not to grant leave to appeal.

In the event that Humana is awarded damages, 80 per cent of the amount of damages will be paid to those Humana shareholders who accept the Offer, and the

Humana | Warfvinges Väg 39 | 112 51 Stockholm

PRESS RELEASE
29 June 2026 07:15:00 CEST

remaining 20 per cent of the awarded damages will be paid to the owner of Humana's Personal Assistance business in Sweden, a distribution based on the fact that it is the purchaser of this business area who will conduct (and thus bear the costs of) the damages proceedings.[3] In addition, interest on any damages awarded (80 per cent) and any reimbursement of legal costs for the period prior to the completion of the Offer will be paid to Humana's shareholders. If Humana's claim for damages were to be upheld in full, the portion of the awarded damages covered by the Additional Purchase Price would correspond to SEK 4.36 per CVR instrument (excluding interest on the awarded damages and reimbursement of legal costs). If Humana is not awarded any damages, no part of the Additional Purchase Price will be paid and the CVR instrument will lapse without value.

In the event that a shareholder is unable to choose to receive, accept or hold the CVR instrument, Ambea will provide a manual process whereby such shareholders will instead receive any additional purchase price via a cash payment to a registered account (the "**Manual Option**"). According to Ambea's press release, the details of the Manual Option will be set out in the prospectus and the offer document to be published by Ambea before the acceptance period commences.

According to Ambea's press release, the full terms and conditions of the CVR instrument, a detailed description of the damages proceedings and the tax treatment of the CVR instrument will be included in the prospectus and offering document to be published by Ambea prior to the commencement of the acceptance period.

At the written request of the Offeror, the Board has permitted the Offeror to conduct a limited confirmatory due diligence review of Humana. Similarly, Humana has obtained due diligence-related confirmations from Ambea. No inside information has been exchanged in connection with the due diligence reviews.

For further information about the Offer, see **www.care-for-tomorrow.com/en**.

BDO Mälardalen AB ("**BDO**") has, at the request of the Board, issued a valuation report (so-called fairness opinion) according to which the Offer is fair to Humana's shareholders from a financial perspective (subject to the assumptions and considerations set out in the report) (the "**Fairness Opinion**"). The Fairness Opinion is attached to this statement. For the Fairness Opinion, BDO receives a fixed fee regardless of the size of the offer price, the acceptance rate of the Offer and whether the Offer is completed.

The Board has engaged SEB Corporate Finance as financial advisor and Mannheimer

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

Swartling as legal advisor in connection with the Offer.

The Board's evaluation of the Offer

The Board's opinion regarding the Offer is based on an assessment of a number of factors which the Board has deemed relevant to the evaluation of the Offer. These factors include, but are not limited to, the Company's financial position, current and anticipated market conditions, and the Company's expected future performance and long-term value creation, including the associated opportunities and risks. The Board has further analysed the Offer using methods typically applied in evaluating public takeover offers, including the valuation of Humana and Ambea relative to comparable listed companies, bid premiums in previous public takeover bids on Nasdaq Stockholm, the stock market's expectations regarding Humana's and Ambea's profitability and share price performance, and the Board's expectations regarding Humana's long-term value growth based on expected future cash flows.

In recent years, Humana has carried out a number of strategic initiatives with the aim of streamlining its operations and improving profitability. As part of this work, a new organisational structure has been implemented in Sweden. In addition, a comprehensive efficiency programme has been carried out, focusing primarily on the Swedish operations. The programme has been combined with targeted investments in digitalisation and a strengthened sales organisation in Sweden and Finland, with the aim of increasing capacity utilisation rate. These measures began to have a clear impact during the first quarter of 2026, when the group reported an increase in the average capacity utilisation rate and an improvement in profitability in Sweden from 4.3 per cent to 4.6 per cent.

At the same time, the Company has stepped up its growth efforts through both acquisitions and organic initiatives within selected focus areas. During the year, the Company has acquired, among others, Familiehjelpgruppen AS and Homsan AB, which together are expected to contribute approximately NOK 120 million and SEK 63 million respectively to annual turnover. The growth initiatives are also supported by signs of recovery in several of the Company's markets, including the children and young people segment in Sweden and Norway.

Against this background, the Board considers that Humana has a clearly defined strategy and that the measures implemented have laid the foundations for strong development in the coming years. At the same time, the Board believes that a combination with Ambea would create a leading Nordic care provider, with significant strategic advantages including, among other things:

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

- an enhanced quality and care offering through the combination of two organisations with a clear focus on quality and responsible care, creating a more scalable approach to quality assurance and better conditions for delivering safe, personalised and cost-effective care,
- a broader range of services and an expanded geographical presence, which strengthens the ability to meet growing and more complex care needs,
- better conditions for skills development, internal mobility and individual development within a larger Nordic organisation,
- increased opportunities for knowledge-sharing across countries and business areas, method development and innovation, which contribute to better solutions for care recipients and clients, and
- significant synergy effects, primarily through the coordination of support functions, increased operational efficiency and the harmonisation of systems and processes, to the benefit of both clients and shareholders.

The Board further notes that the Offer represents a premium in relation to the Company's share price prior to the announcement and is above the consensus target price among equity analysts at that time. The Board also notes that Impilo Care AB, Incentive AS and Per Granath (private and via company), which together represent approximately 41.9 per cent of the shares and votes in Humana, have undertaken to accept the Offer.

The Board has also taken into account the potential synergies reported by Ambea arising from a combination of Humana's operations with Ambea's. The Board considers that the Offer entails that Humana's shareholders will receive a fair share of these synergies.

Consistent with its duties to the shareholders, the Board has as part of its assessment of the Offer considered alternatives to the Offer and has concluded that the Offer is favourable.

In addition, the Board has taken into account the Fairness Opinion issued by BDO at the Board's request. The Fairness Opinion states that BDO considers the Offer to be fair to the Company's shareholders from a financial perspective, subject to the assumptions and considerations set out in the Fairness Opinion.

In summary, the Board considers that a combination of Humana and Ambea is industrially and strategically attractive, with significant potential for long-term value creation, and that the Offer essentially reflects Humana's intrinsic value and potential

Humana | Warfvinges Väg 39 | 112 51 Stockholm

PRESS RELEASE
29 June 2026 07:15:00 CEST

growth, as well as the associated opportunities and risks, with an attractive premium for the shareholders. This applies regardless of the extent to which Humana's shareholders will receive the Additional Purchase Price, the amount of which depends on the uncertain outcome of a damages claim that may continue for several years.

In view of the above, the Board has unanimously resolved to recommend the shareholders to accept the Offer.

The Offer's impact on employees etc.

Under the Takeover Rules, the Board is required, on the basis of the Offeror's statements, to present its opinion regarding the impact that the implementation of the Offer may have on Humana, particularly in terms of employment, and its opinion regarding the Offeror's strategic plans for Humana and the anticipated effects such plans may be expected to have on employment and on the locations where the Company conducts its business. In its press release, Ambea has stated the following: *"As part of the strategic focus for the combined company, Ambea intends to divest Humana's business area Personal Assistance in Sweden. Ambea considers that the proposed divestment will create a more focused Nordic care platform, whilst enabling the business and employees to develop further under an owner with a specific expertise and focus on personal assistance in Sweden. Ambea fully supports Humana's current management and values the positions of its employees. With the exception of the decision to divest Humana's business area Personal Assistance in Sweden following completion of the Offer, no decisions have been made regarding any material organisational or operational changes. The integration of Humana into the combined company will give rise to organisational and operational changes through the coordination and streamlining of the operational management structure and support functions, in order to fully utilise the combined expertise of both companies, including changes that will affect management and employees within operational management and support functions. Such measures will be determined following completion of the Offer and after an overall evaluation of the combined company. Ambea has no strategic plans that may have effects on employment at the locations where care operations are carried out, or on the work with care receivers in general."*

The Board assumes that this description is accurate and has in relevant aspects no reason to take a different view.

Other

This statement shall in all respects be governed by and construed in accordance with substantive Swedish law. Any dispute arising out of or in connection with this statement shall be settled exclusively by Swedish courts.

Humana | Warfvinges Väg 39 | 112 51 Stockholm

PRESS RELEASE
29 June 2026 07:15:00 CEST

For further information, please contact:

Anders Nyberg
Chairperson of the Board
+4670 527 37 47

Ewelina Pettersson
Head of Investor Relations
+4673 074 79 12, ewelina.pettersson@humana.se

Fairness opinion
in relation to the public offer by Ambea AB (publ) to the shareholders of Humana AB (publ)

To the Board of Directors
Humana AB (publ)
Warfvinges väg 39 plan 7
112 51 Stockholm

29 June 2026

To the Board of Directors of Humana AB (publ)
Ambea AB (publ) ("Ambea") has announced a public offer to the shareholders of Humana AB (publ) ("Humana" or the "Company") (together, the "Companies") to acquire all outstanding shares in Humana with the intention of combining the Companies (the "Offer"). The consideration offered under the Offer consists of a combination of Ambea shares and cash. For each share in Humana, Ambea offers the following consideration:

(i) cash consideration of SEK 20 per share;
(ii) share consideration consisting of 0.305 Ambea shares; and

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

(iii) one (1) contingent value right, entitling the holder to a potential future cash payment corresponding to the holder's pro rata share of 80% of any damages that may be awarded in the ongoing legal proceedings relating to the Swedish Health and Social Care Inspectorate's (IVO) revocation of Humana Assistans AB's operating license in 2023

Humana's Board of Directors has engaged BDO Mälardalen AB ("BDO", "we" or "us") in the capacity of an independent expert to provide an opinion ("Fairness opinion") assessing, from a financial perspective, the fairness of the Offer to the shareholders of Humana.

In preparing this Fairness opinion, BDO has applied established valuation approaches and methodologies, including discounted cashflow analysis, analysis of publicly traded comparable companies, relative valuation analysis of the Companies, analysis of share price development over time, and analysis of historical bid premiums in the equity markets.

As basis for our opinion, we have reviewed, *inter alia*, the following information:

- Offer letter and press releases issued in connection with the Offer
- Publicly available information regarding Humana and Ambea, including annual reports, interim reports and press releases
- Information provided by Humana's management, including Company information and financial forecasts
- Information obtained through interviews with Humana's management and members of the Board of Directors
- Market data, such as:
    - Trading activity and share price development for Humana and Ambea
- Historical bid premiums on the stock market
- Analyst research reports for Humana and Ambea
- Information from financial databases and other sources, such as:
    - S&P Capital IQ, Riksbanken, MergerMarket, Nasdaq

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

- Other information that BDO has deemed relevant and necessary for this Fairness opinion

This Fairness opinion is based on information and data provided by Humana, information obtained from database sources and other publicly available information. BDO has assumed such information to be accurate and complete and has not independently verified its accuracy or completeness. Should any information underlying our analysis prove to be inaccurate or incomplete, this may affect our conclusions.

Based on the analyses, assumptions, and subject to the foregoing conditions and limitations, it is BDO's opinion, on the date of issue of this document, that the Offer is fair from a financial point of view for the shareholders of Humana.

This Fairness opinion is based on the conditions and information available as of the date hereof. BDO assumes no responsibility to update or revise this Fairness opinion as a result of events or circumstances occurring or becoming known after such date.

This Fairness opinion has been prepared solely for the benefit of the Board of Directors of Humana in connection with its evaluation of the Offer. This Fairness opinion does not constitute a recommendation to the shareholders of Humana as to whether they should accept or reject the Offer.

BDO has not acted as financial advisor to Humana in connection with the Offer. BDO's compensation for this engagement consists of a fixed fee and is not contingent upon the size of the Offer or the completion of the Offer.

BDO Mälardalen AB

Sara Grenmark
Partner Deal Advisory

Humana | Warfvinges Väg 39 | 112 51 Stockholm

Humana

PRESS RELEASE
29 June 2026 07:15:00 CEST

[1] Based on the closing price of the Ambea share of SEK 138.70 on Nasdaq Stockholm on 26 June 2026 and on 47,521,133 shares in the Company. The 518,261 treasury shares held by the Company are excluded.
[2] On 31 January 2023, the Swedish Health and Social Care Inspectorate ("**IVO**") decided to revoke Humana Assistans' licence. On 21 June of the same year, the Administrative Court upheld Humana's appeal and clarified that the licence had been revoked on incorrect grounds. The damages proceedings relate to Humana's claim against the State for compensation for the loss suffered by Humana Assistans as a result of the revocation decision.
[3] Following completion of the Offer, Ambea intends to pursue the divestment of the Personal Assistance business area. Further information regarding Ambea's intention to divest Personal Assistance can be found in the Offeror's press release and under "*Impact of the Offer on employees, etc.*".

About Us
Humana is a leading Nordic care company providing services within individual and family care, personal assistance, elderly care and special service housing in accordance with LSS. Humana has 22,000 employees in Sweden, Norway and Finland providing care for approximately 8,000 individuals and working to achieve the vision "Everyone is entitled to a good life". In 2025, Humana's net revenue was SEK 10,011m. Humana is listed on Nasdaq Stockholm and the company's headquarters are located in Stockholm. Read more about Humana on: ***https://www.humanagroup.com/***

This information is information that Humana is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contact persons set out above, at 2026-06-29 07:15 CEST.

Attachments
Board Statement (Eng)

Humana | Warfvinges Väg 39 | 112 51 Stockholm

TERMS AND CONDITIONS

The terms and conditions applicable to the Offer are set out in “Detailed information regarding the Offer” in the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB” to this Offer Document.

INFORMATION ABOUT THE COMBINED COMPANY

The following section provides an overview of the Combined Company. The section is based, among other things, on the assumption that the Offer is completed in the manner and in accordance with the timetable set out in this Offer Document. However, there is no guarantee that the Offer will be completed or that the Companies will be combined in the manner or within the timeframe set out in this Offer Document, which may result in the statements below regarding the Combined Company not being realised. See the sections “Risk Factors” and “Offer to the shareholders of Humana – Terms and conditions”.

The information in this section includes estimates regarding expected future synergies and other so-called forward-looking statements. Forward-looking statements do not constitute a guarantee of future results or developments, and actual outcomes may differ materially from those expressed in forward-looking statements. See also the sections “Important information – Forward-looking statements” and “Risk Factors”.

General

Ambea and Humana are two established Nordic care companies with complementary operations, geographical markets and service offerings. Through the Offer, Ambea intends to create the leading pan-Nordic care group. The Combined Company will offer a broad platform of care services comprising care for the elderly, care for people with disabilities and individual and family care, supplemented by competence and staffing solutions and education and skills development.

Ambea is one of the Nordic region’s largest care companies and operates in Sweden, Norway, Denmark and Finland. Ambea’s commissioning entities primarily consist of municipalities and welfare areas, which purchase care services for their residents. Ambea operates through the brands Nytida, Vardaga, Stendi, Validia, Altiden, Klara and Lära. In 2025, Ambea had approximately 41,000 employees,9 1,050 units, 18,000 care receivers, 490 municipalities and welfare areas as commissioning entities, and net sales of MSEK 16,039.

Humana is a Nordic care provider operating in Sweden, Norway and Finland. Humana offers care throughout all stages of life with a high degree of specialisation and operates, among other things, in individual and family care, services for people with disabilities, psychosocial issues, mental health problems, care for the elderly and personal assistance. Humana’s business overview for 2025 is divided into Sweden Individual and Family, Sweden Personal Assistance, Norway and Finland, which accounted for 38 percent, 26 percent, 22 percent and 14 percent, respectively, of Humana’s net sales. In 2025, Humana had net sales of MSEK 10,011, 8,199 customers and 21,948 employees.10

Based on the companies’ respective reported net sales for the 2025 financial year, and without taking into account pro forma adjustments, purchase price allocation, transaction costs, integration costs, financing costs or synergies, Ambea and Humana together would have had aggregate net sales of approximately MSEK 26,050 and adjusted EBITA of approximately MSEK 2,01311. Furthermore, the Combined Company, excluding Humana’s Swedish personal assistance operations, would have had aggregate net sales for the 2025 financial year of approximately MSEK 23,411 and adjusted EBITA of approximately MSEK 1,971, before synergies.

During the second quarter of 2026, Ambea’s net sales increased by 7 percent to MSEK 4,387 and adjusted EBITA amounted to MSEK 397, corresponding to an adjusted EBITA margin of 9.0 percent. During the period 1 January–30 June 2026, Humana’s net sales amounted to MSEK 5,057 and adjusted operating profit to MSEK 190, corresponding to an adjusted operating margin of 3.7 percent. Ambea showed continued growth and capacity expansion during the first half of 2026, while Humana during the same period showed improved profitability in Sweden and Finland, effects of the efficiency programme announced during 2025 and continued strategic expansion.

[9]	The average number of employees in Ambea during 2025 was 28 658 according to the 2025 annual report.
[10]	The average number of full-time equivalents in Humana during 2025 was 11 663 according to the 2025 annual report.
[11]	Adjusted operating profit for Humana assumed as a proxy for adjusted EBITA.

Business description of the Combined Company

Following completion of the Offer, Humana will become part of the Ambea group. The Combined Company will conduct care operations in Sweden, Norway, Denmark and Finland and will primarily offer services in care for the elderly, care for people with disabilities, individual and family care, competence and staffing solutions, and education and skills development.

The description below is based on Ambea’s existing business area and brand structure. Ambea reports its operations through the business areas Nytida, Vardaga, Stendi, Validia, Altiden and Klara, and describes Lära as the group’s competence and knowledge hub.

The future legal, operational and financial reporting structure of the Combined Company will be determined after completion of the Offer and following a more detailed review of Ambea’s and Humana’s respective operations, systems, processes, organisations and commissioning models. The description below should therefore not be construed as a final decision on future reporting segments, but rather as a description of how the Combined Company’s operations are expected to be understood based on Ambea’s current operating platform and Humana’s complementary operations.

In light of Ambea’s intention to divest Humana’s Personal Assistance in Sweden business area (“PA Sweden”), the Combined Company’s long-term operating profile should also be analysed excluding this operation. On that basis, the Combined Company is expected to have a broad and diversified Nordic care platform focused on care for the elderly, care for people with disabilities, individual and family care, competence and staffing solutions, and skills development. Geographical exposure is expected to remain greatest in Sweden, but with a significant presence also in Norway, Denmark and Finland.

Nytida – social care in Sweden

Nytida is Ambea’s Swedish business area within social care for people with disabilities and individual and family care and offers support and care for children, young people and adults with disabilities, psychosocial issues or other extensive care needs. The operations include, among other things, housing, day activities, support for individuals and families, and schools.

Through the combination with Humana, Nytida’s platform is expected to be supplemented by Humana’s Swedish operations in care for people with disabilities and individual and family care. Humana is a leading provider in Sweden in individual and family care and operates approximately 185 units in, among other things, HVB homes, short-term accommodation, foster homes and healthcare operations. On 1 April 2026, Humana completed the acquisition of Homsan AB in Sweden, strengthening Humana’s operations in day activities.

The Combined Company is thereby expected to obtain a substantially strengthened Swedish platform within social care. The combined operations are expected to be able to offer a broader service offering, greater geographical coverage and increased capacity in specialised care areas where there is a strong need for quality-assured and professional providers. The combination is also expected to provide better conditions for coordinating methodological support, quality processes, digital systems, skills development, occupancy management and follow-up in operations with similar commissioning entities and care needs.

Vardaga – elderly care in Sweden

Vardaga is Ambea’s business area for care for the elderly in Sweden. The operations include residential care homes for the elderly and, in selected locations, home care services.

Through Humana, additional operations in care for the elderly in Sweden are added. Humana operates 22 care homes for the elderly in Sweden, and during the first quarter of 2026 the company entered into an agreement to construct a new care home for the elderly with 100 places in central Sollentuna, with expected annual sales of approximately MSEK 100.

Vardaga is expected to remain the natural hub for the Combined Company’s Swedish care for the elderly. Through increased scale and a broader operational base, the Combined Company is expected to have better conditions to develop care homes for the elderly in its operations under own management, participate in procurements, further develop quality models, implement welfare technology and contribute to meeting the long-term growing need for care for the elderly.

Stendi – social care in Norway

Stendi is Ambea’s Norwegian business area for social care and conducts nationwide operations in disabilities and psychosocial issues for adults, children and young people.

Humana’s Norwegian operations include specialised care for children and young people, services for people with disabilities, services for people with psychosocial issues and mental health problems, and personal assistance. During the first quarter, Humana completed the acquisition of Familiehjelpgruppen AS in Norway, strengthening Humana’s offering in preventive care for children and young people.

Through the combination, Stendi is expected to be supplemented by Humana’s Norwegian operations and thereby create a broader Norwegian platform within specialised care. The Combined Company is expected to benefit from a larger operational base, broader competence and improved opportunities to offer municipalities and other commissioning entities quality-assured solutions for complex care needs.

Validia – social care in Finland

Validia is Ambea’s Finnish platform within social care. Through the acquisition of Validia, Ambea established a presence in Finland in 2025 and thereby became active in the four major Nordic countries. On 31 January 2026, Validia completed the acquisition of Sauma Lastensuojelupalvelut Oy, which includes 13 residential homes for children and young people as well as foster home operations.

Humana’s Finnish operations include specialised care for children and young people, services for people with disabilities and services for people with psychosocial issues and mental health problems. Humana describes Finland as a market where the company has a specialisation strategy and where services for clients with disabilities are identified as a growth area.

The combination is expected to strengthen the Combined Company’s Finnish platform within social care and specialised care services. The combination of Validia’s operations and Humana’s Finnish operations is expected to create better conditions for developing modern, individualised and quality-assured care solutions in a market with significant structural needs and a high proportion of private providers.

Altiden – elderly care and social care in Denmark

Altiden is Ambea’s Danish business area and provides care for the elderly and social care in Denmark. During the first quarter of 2026, Altiden entered into agreements for two new care homes for the elderly with a total of 184 care places, with planned growth from 2028. Ambea states that the establishment has been enabled by the new elderly care legislation in Denmark.

Humana has no Danish operations that are added through the Offer.12 Altiden is therefore expected to continue primarily to constitute the Combined Company’s Danish platform. Altiden may also benefit from the Combined Company’s greater Nordic scale, common quality processes, digital tools, skills development, procurement coordination and exchange of experience within care for the elderly and social care.

[12]	In 2018, Humana acquired StøtteCompagniet ApS, based in Søborg, Denmark, and divested the operations in 2024.

Klara and Lära – competence, staffing and training

Klara is Ambea’s operation for competence and staffing solutions in Sweden, while Lära is Ambea’s competence and knowledge hub for skills development throughout the Nordic region.

In the Combined Company, Klara and Lära are expected to be of strategic importance for skills supply, internal training, quality development, leadership, language development and the dissemination of common working methods. Humana contributes a large employee base and specialist expertise in, among other things, individual and family care, social care, disabilities, complex care needs and personal assistance.

Within Humana Academy, Humana in turn provides and coordinates training and supervision assignments. Humana Academy is expected to contribute to Ambea’s training and staffing platform, and ultimately the Combined Company, being better positioned to meet one of the care sector’s greatest long-term challenges: the shortage of qualified care employees. A common competence platform may also contribute to strengthened regulatory compliance, improved quality, faster induction of new employees, reduced vulnerability and better opportunities for internal mobility and career development within the group.

Personal assistance and the intended divestment of Humana’s PA Sweden business area

Through Humana, the Combined Company gains operations in personal assistance, primarily in Sweden and Norway. Humana’s PA Sweden business area is a well-established and socially important operation that enables a more independent life for children, young people and adults with extensive disabilities.

Humana’s PA Sweden business area combines personal assistance in the customer’s everyday life with broad support for the customer and assistants. In addition to committed assistants, the operations include customer teams with expertise in, among other things, legal matters, payroll administration, recruitment, staffing and customer-facing management. This structure is an important part of the business offering and is intended to ensure safe, legally compliant and well-functioning assistance – from matters concerning the customer’s rights to the daily planning of assistance.

Humana’s PA Sweden business area reported net sales of MSEK 1,262 and operating profit of MSEK 4 for the period 1 January–30 June 2026. For the rolling twelve-month period, net sales for Humana’s Swedish personal assistance operations amounted to MSEK 2,575 and operating profit to MSEK 22.

Ambea considers that Humana’s PA Sweden business area will not constitute a strategic asset in the Combined Company and therefore intends to divest PA Sweden after completion of the Offer. Against this background, Ambea and Humana’s largest shareholder, Impilo, have agreed on a Put Option relating to PA Sweden. The Put Option means that, if Ambea fails to sell PA Sweden to a third party within twelve months after completion of the Offer, Impilo undertakes to acquire PA Sweden at a price to be calculated based on a certain multiple of an operational key performance indicator, subject to a maximum agreed amount. Impilo has no right to acquire PA Sweden; rather, this is an obligation that is triggered only if Ambea’s sale process does not result in a transaction on terms at least as good as, or better than, those under the Put Option, and if Ambea then chooses to exercise the Put Option.

As part of the agreement with Impilo, Ambea has undertaken to engage an investment bank to carry out the sale process, in which a vendor due diligence report will be prepared together with an insurable share purchase agreement. Subject to applicable rules, Impilo shall have insight into the sale process.

Operating models and business model

The Combined Company will conduct operations through a combination of own management, contract management, framework agreements, individual-based agreements, personal assistance in Norway and, until a potential divestment, in Sweden, staffing assignments and training services. The Combined Company will conduct care operations both under own management and under contract management. The operations under own management are conducted through different types of agreements, such as framework agreements and individual-based agreements. In addition, the Combined Company will offer personal assistance in Norway and, until a potential divestment, in Sweden, as well as staffing, recruitment and training services.

Ambea describes its principal operating models as own management, contract management, and staffing and training. In own management, Ambea operates care places in premises leased by the company for longer periods, often 10–15 years, and commissioning entities purchase places as needed. In contract management, Ambea takes over an existing care operation at the commissioning entity’s premises and operates it for a predetermined period. Staffing and training include, among other things, individual services, subscriptions and framework agreements.

Ambea’s current revenue base is primarily attributable to own management. During the first half of 2026, Ambea’s net sales in own management amounted to MSEK 7,071, corresponding to 82 percent of net sales, while contract operations amounted to MSEK 1,452 and competence and staffing solutions to MSEK 84. After the combination, the allocation may change, including as a result of Humana’s individual-based care services and the temporary inclusion of Humana’s Swedish personal assistance operations pending a potential divestment.

The Combined Company’s business model will continue to be based on long-term publicly funded demand, clear quality requirements, permits, supervision and follow-up. The company’s ability to deliver safe, individualised and cost-effective care will be central to its relationship with municipalities, regions, welfare areas, care receivers, relatives and employees.

Customers and commissioning entities

The Combined Company’s commissioning entities will primarily consist of municipalities, regions, welfare areas and equivalent public purchasers in the Nordic region. These public authorities are responsible for needs assessment, decisions on services, financing, procurement and follow-up of care services, while the Combined Company will provide care in accordance with applicable agreements, permits and quality requirements. The individuals receiving care constitute the company’s care receivers, customers or clients depending on the business area and local terminology. Relatives are also a key stakeholder group, particularly in care for the elderly, individual and family care, social care and personal assistance.

For the Combined Company, quality, continuity and trust will be key factors in relationships with both commissioning entities and care receivers. Public commissioning entities seek providers able to offer quality-assured care, stable operations, documented regulatory compliance, efficient use of resources and capacity to meet growing and more complex needs. Care receivers and relatives seek security, accessibility, participation, respectful treatment and care adapted to the individual’s needs.

The Combined Company’s care receivers will include elderly people, children, young people and adults with disabilities, people with psychosocial issues or mental health problems, and individuals and families with complex care needs. Through Ambea’s existing platform and Humana’s specialised operations, the Combined Company is expected to have a broader customer and commissioning base, with a greater ability to meet public authorities’ need for quality-assured, specialised and cost-effective care solutions. Humana’s Swedish personal assistance operations are added through the Offer but are intended to be divested within 12 months after completion of the Offer and should therefore not be described as a long-term part of the Combined Company’s core operations.

Market overview for the Combined Company

The Combined Company will operate in the Nordic market for care services. The market is characterised by long-term growing needs, publicly funded demand, a high degree of regulation and increasing requirements for quality, transparency, documentation and regulatory compliance.

The Nordic welfare model is based on publicly funded care in which municipalities, regions and welfare areas are responsible for ensuring that residents receive the care they need. Care is provided by both public and private providers within the framework of the legislation and regulatory requirements applicable in each country. Public and private providers operate in parallel, and private providers such as Ambea and Humana provide services within the framework of agreements, procurements, systems of choice and permits.

The key structural drivers of demand for the Combined Company’s services are expected to be an ageing population, increasing and more complex care needs in care for the elderly, care for people with disabilities and individual and family care, a shortage of qualified care employees, a need for increased care capacity, increased requirements for quality, follow-up and transparency, and continued development of digitalisation, welfare technology and new working methods. Ambea describes this as the major welfare challenge: fewer people must support more people, care needs are growing and the shortage of care employees is increasing.

Ambea states that the Nordic market for care services is large and growing, and that Ambea is the largest private care provider in Sweden, Norway and Denmark and has a growing position in Finland. According to Ambea’s market overview for 2025, the total care market amounted to MSEK 263,000 in Sweden, MSEK 214,000 in Norway, MSEK 145,000 in Denmark and MSEK 145,000 in Finland.

Through the combination, the Combined Company is expected to have broader and more diversified exposure to several Nordic markets and care segments. Based on the companies’ reported net sales for 2025 and taking into account Ambea’s intention to divest Humana’s PA Sweden business area, Ambea considers that the Combined Company will become the leading pan-Nordic care provider, based on its geographical presence in the four major Nordic countries of Sweden, Norway, Finland and Denmark, the companies’ reported net sales for 2025 and a broad care platform within care for the elderly, individual and family care, support for people with disabilities, psychosocial support, competence and staffing solutions, and education and skills development.

Financial effects

The Offer is expected to affect Ambea’s earnings and financial position in both the short and long term. In the short term, the Combined Company is expected to be affected by transaction costs, integration costs, purchase price allocation, financing structure and potential costs attributable to the harmonisation of systems, processes and organisation. In the longer term, the Combined Company is expected to benefit from a larger revenue base, a broader service portfolio, greater scale, improved processes and identified synergy opportunities.

The Offer is expected to have a positive impact on Ambea’s adjusted earnings per share already during the first full financial year after completion of the Offer, with a materially increasing effect thereafter. The illustrative aggregate net debt in relation to adjusted EBITDA excluding IFRS 16 for the Combined Company as of 31 December 2025 amounts to approximately 3.5x, excluding synergies.13

[13]	Illustrative net debt for Ambea as at 30 June 2026 of approximately MSEK 3,600 and illustrative net debt for Humana as at the first quarter of 2026 of approximately MSEK 1,500, plus acquisition-related debt, in relation to illustrative aggregate EBITDA excluding IFRS 16 for the latest twelve-month period as at the first quarter of 2026 of approximately MSEK 1,900 (excluding synergies)

Based on the companies’ respective reported figures for 2025, and without taking into account pro forma adjustments, the Combined Company would have had the following aggregate financial profile:14

	Ambea	Humana	Ambea and Humana	Ambea and Humana excl. PA Sweden
Net sales (MSEK)	16,039	10,011	26,050	23,411
Adjusted EBITA (MSEK)	1,535	478	2,013	1,971
Adjusted EBITA margin (%)	9.6%	4.8%	7.7%	8.4%
Free cash flow excl. IFRS 16 (MSEK)	824	214	1,038	-

The Combined Company’s actual results, financial position and cash flow following completion of the Offer will depend on a number of factors, including the implementation of the integration, developments in the respective business areas, occupancy, reimbursement levels, personnel and salary costs, procurement outcomes, permit and quality matters, financing costs, tax effects, the divestment of Humana’s Swedish personal assistance operations and any changes in regulatory requirements.

For pro forma financial information, see the sections “Pro forma financial information” and “Auditor’s report on pro forma financial information” in the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB” to this Offer Document, which contains the unaudited pro forma financial information prepared for illustrative purposes to present a hypothetical overview of how Ambea’s acquisition of the shares in Humana could have affected Ambea’s consolidated income statement for the financial year ended 31 December 2025, had the acquisition been completed on 1 January 2025, and Ambea’s consolidated balance sheet as at 31 December 2025, had the acquisition been completed as at that date.

Significant and value-creating synergies

The Offer is expected to create conditions for significant value creation through operational, administrative and financial cost synergies. The synergies are expected to arise primarily through direct cost savings across geographies and business areas, coordination of overlapping group functions, harmonisation of systems, processes and support functions, and improved operational efficiency. Administrative synergies may arise through coordination of group functions and support functions, including finance, treasury, HR, legal, compliance, quality, sustainability, procurement, premises leases, IT, communications and reporting. The Combined Company is also expected to be able to reduce overlapping costs attributable to separate listed company structures, external advisers, licences, systems and group-wide administration.

Strategic and commercial synergies are expected to arise through the Combined Company having a broader service offering, greater geographical presence and enhanced ability to meet commissioning entities’ needs for long-term, quality-assured and specialised care solutions.

The Combined Company is expected, among other things, to strengthen its offering in complex care, increase capacity in prioritised segments, further develop existing relationships with municipalities and welfare areas, and share knowledge between the Nordic markets.

Ambea further considers that the Combined Company may realise annual pre-tax cost synergies of approximately MSEK 120 on a run-rate basis, with full effect in the second year after completion of the Offer.

[14]	The information in the table is illustrative and does not constitute pro forma financial information. The information is based on the companies’ reported figures for 2025 and company information, before synergies, transaction costs, integration costs, purchase price allocation, financing costs, tax effects and other pro forma adjustments. For Humana, adjusted operating profit has been used as a proxy for adjusted EBITA. The exclusion of PA Sweden relates to revenue of MSEK 2,639 and adjusted operating profit of MSEK 41 attributable to PA Sweden during 2025.

The synergies are expected to arise primarily through increased operational efficiency, coordination of support functions, harmonisation of systems and processes, and more efficient use of common resources. Through greater scale and more efficient resource utilisation, the Combined Company is expected to have improved opportunities to invest in quality, skills development, digital ways of working and continued capacity expansion.

Certain one-off costs are expected to arise in connection with the realisation of the synergies, estimated at approximately MSEK 150 and expected to arise primarily within 12–15 months after completion of the Offer. Furthermore, transaction-related costs during 2026 are estimated at approximately MSEK 90.

The realisation of the synergies will depend on the implementation of the integration, timetable, costs of implementing integration measures, organisational conditions, maintained quality of care, regulatory conditions and other factors. There is therefore no guarantee that the synergies will be realised to the extent or within the timeframe currently assessed by Ambea.

Strategy and financial targets

The Combined Company’s strategic direction is expected to build on Ambea’s existing strategy and on the complementary strengths contributed by Humana. Ambea’s four strategic focus areas are to offer care services with the customer in focus, deliver quality through competence, create time for care, and accelerate innovation and welfare technology.

The Combined Company is expected to continue to prioritise care receivers and commissioning entities through individualised services, clear offerings and long-term partnerships with public authorities. The company is also expected to prioritise quality and regulatory compliance through common quality processes, follow-up, self-assessments, inspections and systematic improvement work.

Competence and leadership will be central to the Combined Company’s long-term development. Through training, internal mobility, recruitment, language development, inclusive workplaces and developing the attractiveness of care professions, the company is expected to strengthen its ability to attract, develop and retain qualified employees.

The Combined Company is further expected to work for efficient resource utilisation through improved staffing planning, digital tools, common processes and economies of scale. Innovation, AI and welfare technology are expected to be used to strengthen quality, the working environment and time for care. During 2025, Humana invested in digitalisation and AI, while Ambea has developed digital solutions through, among other things, the Ambea Innovation hub and internal development programmes.

Through the Combined Company’s greater scale, strengthened cash flow profile and expected synergies, Ambea considers that the company will have increased financial flexibility for continued investments in quality-enhancing initiatives, digitalisation, skills development, welfare technology and capacity in prioritised care segments. Ambea intends to prioritise investments that strengthen the company’s long-term competitiveness and contribute to safe, individualised and cost-effective care.

Financial targets

In connection with the Offer, Ambea has confirmed its financial targets for the Combined Company. The targets entail annual growth of 8–10 percent, an adjusted EBITA margin of 9.5 percent, net debt in relation to adjusted EBITDA excluding IFRS 16 of less than 3.25x, and a dividend payout ratio of 30 percent of annual profit. Net debt in relation to adjusted EBITDA excluding IFRS 16 may temporarily exceed 3.25x, for example in connection with acquisitions. The proposed dividend shall take into account Ambea’s long-term growth opportunities and financial position.

Future dividends from the Combined Company will be decided by Ambea’s Board of Directors and the general meeting and will depend on, among other things, earnings, financial position, cash flow, working capital requirements, investment opportunities, capital structure, integration costs, regulatory requirements and other factors deemed relevant by the Board of Directors.

Organisation

The integration between Ambea and Humana will be central to realising the expected strategic and financial effects of the Offer. After completion of the Offer, Ambea will conduct a more detailed review of Humana’s and Ambea’s respective organisations, support functions, systems, processes, management structures and operations in order to leverage economies of scale, competence and identified synergies.

Ambea intends to carry out the integration with particular focus on continuity of care, maintained quality and limited impact on care receivers, customers, commissioning entities and employees. The integration work is expected to be led with clear priorities and group-wide follow-up, and Ambea intends to draw on competence and experience from both Ambea and Humana. A central principle for the integration work will be to realise identified synergies without jeopardising quality, permits, regulatory compliance or continuity in daily care.

Ambea fully supports Humana’s current management and values the positions of its employees. With the exception of the decision to divest Humana’s business area PA Sweden following completion of the Offer, no decisions have been made regarding any material organisational or operational changes. The integration of Humana into the Combined Company will give rise to organisational and operational changes through the coordination and streamlining of the operational management structure and support functions, in order to fully utilise the combined expertise of both companies, including changes that will affect management and employees within operational management and support functions. Such measures will be determined following completion of the Offer and after an overall evaluation of the Combined Company. Ambea has no strategic plans that may have effects on employment at the locations where the care operations are conducted, or on the work with care receivers in general.

Ambea considers that the combination will create attractive development opportunities for employees of both companies. The Combined Company will be one of the largest private employers in the Nordic care sector and will have a particular responsibility to ensure a good working environment, skills supply, leadership, inclusion and employee engagement.

Quality, supervision and regulatory compliance

The Combined Company will operate in a highly regulated sector where permits, supervision, quality requirements, follow-up and continuous documentation are central elements of the operations. The Combined Company will need to ensure that its operations comply with applicable laws, regulations, permit conditions, procurement requirements, agreements and internal guidelines.

Ambea considers that the companies’ quality and methodological traditions are compatible. Ambea’s quality model is based on competence, clear procedures, proven concepts and systematic follow-up, while Humana contributes specialist expertise and experience of evidence-based working methods in complex and individualised care. Together, the companies are considered to have a common foundation in person-centred care, respect for the individual’s dignity, skills development and social responsibility.

Ambea conducts systematic quality work with group-wide quality indices, self-assessments, deviation management, quality inspections, surveys among care receivers and relatives, and follow-up by commissioning entities and authorities. In the second quarter of 2026, Ambea’s quality index was 7.80, compared with 7.83 in the corresponding quarter of the previous year.

Humana describes its care as highly specialised and person-centred, with a focus on evidence-based methods, proprietary methods and systematic measurement of the effects of interventions. In 2025, Humana had a customer satisfaction index of 85 and an employee satisfaction index of 76.

The Combined Company is expected to conduct systematic quality work comprising self-assessments, deviation management, follow-up of customer and care receiver satisfaction, dialogue with authorities, internal control and continuous improvement work. The Combined Company is expected to create better conditions for common quality processes, knowledge sharing and professional regulatory compliance.

Sustainability

The Combined Company’s operations are closely linked to social sustainability. The Combined Company will provide care services to people with extensive needs for support, security and care, and the operations will therefore have a direct impact on care receivers, relatives, employees, commissioning entities and society at large.

Ambea has identified climate change, employees, customers and responsible business conduct as material sustainability areas. Ambea has also had its updated climate targets approved by the Science Based Targets initiative, with targets to reduce Scope 1 and Scope 2 emissions by 58.8 percent by 2034 and reduce value-chain Scope 3 emissions by 63.8 percent per MSEK of value added, compared with the 2024 base year.

Humana states that the company’s climate targets were reviewed and approved by the Science Based Targets initiative during 2025 and that the targets are aimed at reducing the company’s climate impact in line with the Paris Agreement’s 1.5-degree target. During the first quarter of 2026, Humana was named Sweden’s most sustainable brand in healthcare and care by the Sustainable Brand Index for the fourth time. During the second quarter of 2026, Humana added sustainability linkage to its credit facility.

The Combined Company is expected to be able to coordinate sustainability work regarding climate, quality, employees, business ethics, regulatory compliance, supply chain and transparency. Harmonisation of reporting, targets, policies and follow-up will form part of the integration work.

Shareholdings following the Offer

The Offer consists of a combination of cash consideration and share consideration in Ambea. Provided that the Offer is accepted in full, Humana’s shareholders will hold approximately 16 percent of the shares and votes in the Combined Company, while Ambea’s current shareholders will hold approximately 84 percent of the shares and votes, assuming that the issue authorisation is utilised in full.

The new shares in Ambea issued as Share Consideration will have the same rights as existing shares in Ambea, including entitlement to dividends from the first record date for dividends occurring after the shares have been registered with the Swedish Companies Registration Office and Euroclear, unless otherwise stated in this Offer Document. The shares in Ambea are admitted to trading on Nasdaq Stockholm.

Shareholder group	Ownership interest before the Offer	Ownership interest after the Offer
		Maximum utilisation of the repurchase authorisation	Maximum utilisation of the issue authorisation	Equal utilisation of the repurchase and issue authorisations
Current shareholders in Ambea	100.0%	83.3%	83.8%	83.5%
Current shareholders in Humana	0%	16.7%	16.2%	16.5%
Total	100.0%	100.0%	100.0%	100.0%

The illustrative table below shows the ownership in the Combined Company as if the Offer had been completed, based on the most recently available shareholder information:

Shareholder	Ownership interest after the Offer
	Maximum utilisation of the repurchase authorisation	Maximum utilisation of the issue authorisation	Equal utilisation of the repurchase and issue authorisations
BNP Paribas Asset Management	5.4%	5.2%	5.3%
Swedbank Robur Fonder	4.9%	4.7%	4.8%
Impilo Care AB	4.6%	4.5%	4.6%
Dimensional Fund Advisors	3.8%	3.7%	3.8%
DNCA Finance S.A	3.4%	3.4%	3.4%
Total for the five largest shareholders	22.2%	21.5%	22.0%
Other shareholders	77.8%	78.5%	78.0%
Total	100.0%	100.0%	100.0%

INFORMATION ABOUT HUMANA

The following information constitutes an overview of Humana. Unless otherwise stated, the information in this description is based on publicly available information obtained principally from Humana’s website, the annual report for the 2025 financial year and the interim report for the period 1 January – 30 June 2026, and has been reviewed by Humana’s Board of Directors (see the section “– Statement by Humana’s Board of Directors” on page 62).

Business description

Humana – an overview

Humana is one of the Nordic region’s leading care providers, with operations in Sweden, Norway and Finland. Humana has 22,000 dedicated employees in Sweden, Norway and Finland, providing care services to 8,000 people.15 Net revenue amounted to MSEK 10,011 for the full year 2025.

Humana’s business concept is based on the vision that everyone is entitled to a good life, with the overarching goal of being the obvious quality choice for customers, clients and employees in care. Humana offers a higher degree of specialised care than the average in the market and is the market leader (#1 or #2) in care for children and young people in all markets in which Humana operates.

The business concept is implemented through a business model offering care services for every stage of life – from advanced institutional care to secure elderly care – to contractors primarily comprising municipalities and public authorities. Revenue is based on index-regulated and individually negotiated agreements as well as standardised reimbursement, and the operations are guided by four strategic focus areas: profitable growth, an attractive employer, satisfied customers and a socially responsible provider.

When Humana grows, more people are given the help they need to lead a good life. Value is created for customers and clients through individualised solutions, with self-determination and integrity as guiding principles, and systematically monitored, evidence-based quality. Value is created for shareholders through profitable growth, a dividend policy of 30 percent of the profit for the year and sound corporate governance, which forms the basis for a sustainable business creating long-term value. As a socially responsible provider, Humana contributes to improved quality in care, a stronger economy and reduced climate impact. Humana has science-based climate targets validated by SBTi and has been named Sweden’s most sustainable brand in care and social care.

Set out below is a more detailed description of Humana’s principal business areas.

Sweden

Sweden is Humana’s largest market and accounted for net revenue of MSEK 3,173 during the period 1 January – 30 June 2026, corresponding to 63 percent of the group’s net revenue. The operations are conducted in two business areas – Individual & Family (including elderly care) and Personal Assistance – with a total of approximately 18516 units in residential care homes, short-term housing, assisted living homes, family-based care, outpatient care, daily activities, special needs accommodation, schools, special service housing and healthcare operations, 22 elderly care homes and approximately 1,400 personal assistance customers. Revenue is largely based on index-adjusted agreements combined with individually negotiated agreements.

[15]	The average number of full-time equivalents in Humana during 2025 amounted to 11,663 according to the 2025 annual report.
[16]	As at 30 June 2026.

Humana is a leading provider of individual and family care and the largest provider of personal assistance in Sweden. Its strength is based on a specialised offering with a high proportion of complex assignments, evidence-based methods and systematic quality monitoring. In elderly care, Humana has delivered strong and stable results for several quarters, and within personal assistance, productivity and quality improvement measures, including AI-based solutions, have begun to have an effect.

The financial development in Sweden is characterised by a gradual improvement in profitability, which strengthened during the full year 2025 and continues into 2026. During the full year 2025, operating profit increased by 5 percent to MSEK 290 and the operating margin increased to 4.5 percent (4.3), driven by increased occupancy in elderly care as well as price increases and efficiencies in personal assistance. The trend was most evident in the third quarter of 2025, when the operating margin amounted to 8.0 percent and operating profit increased to MSEK 128, before declining in the fourth quarter to a margin of 1.8 percent. During the period 1 January – 30 June 2026, operating profit decreased by 4 percent to MSEK 129 and the operating margin amounted to 4.1 percent (4.2). Adjusted operating profit amounted to MSEK 145 (135) and the adjusted operating margin to 4.6 percent (4.2), primarily as a result of price increases, increased occupancy and efficiencies. However, market conditions for the Personal Assistance business area remain challenging: the standard increase of 1.5 percent for 2026 does not cover the industry’s actual cost increases, and the absence of index adjustment creates structural pressure on profitability. A positive indication is that a parliamentary majority is now pursuing the issue of indexation of compensation. The efficiency programme of MSEK 100 implemented in 2025 is expected to have a full annual effect by the end of 2026, which, together with continued growth in prioritised higher-margin segments and increased occupancy of existing capacity, is assessed to contribute to the achievement of the group’s financial targets.

Norway

Norway is Humana’s second-largest market and accounted for net revenue of MSEK 1,234 during the period 1 January – 30 June 2026, corresponding to 24 percent of the group’s revenue. Humana is one of the largest providers of private welfare services in Norway and offers personal assistance (BPA) as well as competence-intensive services within Barnevern (care for children and young people and family-based care), Helse og omsorgstjenester (HOT) and outpatient healthcare, organised in small, decentralised units across the country on behalf of the public health authority. The acquisition of Familjehjelpgruppen AS, completed in February 2026, further strengthens the offering in preventive care for children and young people and adds approximately MNOK 120 in annual revenue.

The strength of the Norwegian operations rests on specialised expertise in complex care assignments and a broad geographical presence. The integration of Team Olivia, acquired in 2024, has made the offering more comprehensive and efficient, and synergies from the acquisition have contributed positively to the operations’ profitability development.

The Norwegian operations demonstrate a stable and improved financial profile. During the full year 2025, operating profit increased by 20 percent to MSEK 140, while the operating margin was unchanged at 6.3 percent (6.3), positively affected by the acquisition of Team Olivia, which contributed MSEK 12, and operational efficiency improvements. The trend was strongest in the third quarter of 2025, when the operating margin amounted to 9.0 percent (7.5) and operating profit increased to MSEK 50 (42). During the period 1 January – 30 June 2026, operating profit amounted to MSEK 49 (51) and the operating margin to 4.0 percent (4.5), positively affected by price increases and a greater proportion of clients with complex needs within children and young people as well as a higher proportion of personal assistance hours performed, partly offset by fewer clients within children and young people and adults. A notable legal risk is the concluded proceedings before the Labour Court concerning retroactive overtime compensation as a consequence of scheduling under the “medleverturnus” system; judgment has been handed down and finds that the union gave notice of its claim for back payment in time, which means that Humana now needs to enter into negotiations with the union representatives regarding compensation for the period May–October 2023.

Finland

Finland is Humana’s smallest market and accounted for net revenue of MSEK 650 during the period 1 January – 30 June 2026, corresponding to 13 percent of the group’s revenue. Humana applies a clear specialisation strategy in Finland and is the leading provider of institutional care for children with complex needs; services for individuals with disabilities – both children and adults – have been identified as a strategic growth area. The sale of the elderly care operations in Finland, completed in 2025, entails a focus on these specialised, more competence-intensive segments.

The Finnish operations have undergone significant transformation in recent years and are today characterised by active growth initiatives. A newly established sales organisation is beginning to yield results in the form of increased occupancy, and Humana Finland has built a pipeline for new establishments corresponding to annual revenue of approximately MSEK 270, primarily within services for individuals with disabilities.

Financially, Finland is in a recovery phase following the significant restructuring entailed by the sale of the elderly care operations. For the full year 2025, operating profit decreased to MSEK 57 (128) and the operating margin to 4.1 percent (6.5), with some variation between quarters. The decline for the full year is essentially explained by the elderly care operations contributing MSEK 439 in the comparison year 2024, compared with only MSEK 31 in 2025, as well as lower demand in children and young people during the first half of 2025. However, the third quarter of 2025 was considerably stronger, with an operating margin of 10.3 percent, as a result of adjustments to the lower revenue base and improved profitability in children and young people. For the period 1 January – 30 June 2026, operating profit amounted to MSEK 13 (12), an increase of 5 percent, and the operating margin amounted to 1.9 percent (1.7). Start-up costs for new operations also have a negative impact on operating profit. Primarily, the lower number of customers in outpatient care as a result of the regions’ reduced purchasing behaviour has a negative impact, but this is expected to be offset by the ongoing improvement in profitability in children and young people and the increased occupancy generated by the newly established sales organisation – which is assessed to have a positive effect on profitability later in 2026.

Share capital and ownership structure

Shares, share capital and shareholders

The shares in Humana are listed on Nasdaq Stockholm, under the ticker HUM and ISIN code SE0008040653.

As at 30 June 2026, the number of shares in Humana amounted to 48,039,394 shares with a quota value of 0.027 SEK, corresponding to a share capital of 1,279,656 SEK. The ten largest shareholders in Humana are presented below:

Shareholder	Shares (number)	Votes and capital (%)	Verified
Impilo Care AB	13,238,425	27.56%	2026-07-29
Incentive AS	5,811,661	12.10%	2026-06-30
Norges Bank Investment Management	1,504,255	3.13%	2026-07-29
SEB Fonder	1,163,954	2.42%	2026-07-29
Dimensional Fund Advisors	1,014,805	2.09%	2026-07-31
Per Granath	883,741	1.84%	2026-07-29
Avanza Pension	651,610	1.36%	2026-07-29
Handelsbanken Fonder	557,389	1.16%	2026-07-31
Octopus Scott Holding AB	529,325	1.10%	2026-07-29
Humana AB	518,261	1.08%	2026-07-29

According to the articles of association, the number of shares may amount to not less than 45,000,000 and not more than 180,000,000.

The shares in Humana are registered in a central securities depository register pursuant to the Swedish Central Securities Depositories and Financial Instruments Accounts Act (1998:1479). This register is maintained by Euroclear Sweden AB, Box 191, 101 23 Stockholm. No share certificates have been issued for the shares in Humana.

Convertibles and warrants, etc.

Humana has not issued any convertibles, warrants or other securities, other than shares in Humana.

Right to participate in general meetings

Humana has only one class of shares, with each share entitling the holder to one vote.

Shareholders who are registered in the share register maintained by Euroclear six business days before a general meeting and who have notified their intention to participate no later than the date specified in the notice of the general meeting are entitled to participate in the general meeting and vote for all shares held.

Authorisations for the Board of Directors

At the annual general meeting on 1 June 2026, it was resolved, in accordance with the Board of Directors’ proposal, to authorise Humana’s Board of Directors, on one or more occasions before the next annual general meeting, to resolve on issues of new shares. Issues may be made with or without deviation from the shareholders’ preferential rights and may comprise no more than 10 percent of the total number of outstanding shares in Humana at the time of the annual general meeting’s resolution on the authorisation.

At the same annual general meeting, it was resolved, in accordance with the Board of Directors’ proposal, to authorise Humana’s Board of Directors, on one or more occasions before the next annual general meeting, to resolve on acquisitions and/or transfers of treasury shares. Transfers of treasury shares may be made with deviation from the shareholders’ preferential rights.

Holding of treasury shares

As at the date of this Offer Document, Humana holds 518,261 treasury shares.

Dividend policy

Humana’s target is for the dividend to amount to 30 percent of the profit for the year.

For the 2025 financial year, a dividend of 1.35 SEK per share was paid and for the 2024 financial year, a dividend of 1 SEK per share was paid. No dividend was paid for the 2023 financial year.

Shareholders’ agreements and other arrangements

Humana’s annual report for the 2025 financial year contains no information about existing agreements between major shareholders in Humana. To the knowledge of the respective Boards of Directors of Humana and Ambea, there are also no agreements between major shareholders in Humana and Ambea or Humana, except for certain shareholders’ undertakings to accept the Offer as described in the section “Offer to the shareholders of Humana – Undertakings by shareholders of Humana”.

Material agreements

Humana’s annual report for the 2025 financial year does not mention any material agreements to which Humana is a party and which could be affected, amended or terminated as a result of a change of control over Humana following a public offer.

Board of Directors, Executive Management and Auditor

Board of Directors

Anders Nyberg

Born in 1956. Chair of the Board of Directors since 2023 and member of the Board of Directors since 2020.

Education: Studied economics at Stockholm University.

Other current assignments: Chair of the Board of Directors of Gordon Delivery. Member of the Board of Directors Vaccin Direkt and Aquadental.

Holdings, including those of related parties, as at 2026-06-30: 52,700 shares.

Independent in relation to Humana, executive management and major shareholders.

Grethe Aasved

Born in 1954. Member of the Board of Directors since 2023. Member of the Remuneration Committee.

Education: Medical Doctor from Oslo University, Specialist in Psychiatry.

Other current assignments: Advisory Board member within Health Technology, Det Norske Veritas (DNV) and member of the Board of Directors of Remeo AS.

Holdings, including those of related parties, as at 2026-06-30: 2,334 shares.

Independent in relation to Humana and executive management and in relation to Humana’s major shareholders.

Monica Lingegård

Born 1962. Member of the Board of Directors since 2017. Member of the Remuneration Committee.

Education: M.Sc. Econ, University of Stockholm.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 1,500 shares.

Independent in relation to Humana and executive management and in relation to Humana’s major shareholders.

Leena Munter-Ollus

Born 1968. Member of the Board of Directors since 2023. Member of the Audit Committee.

Education: M. Sc. In International Accounting from the Swedish School of Economics in Helsinki.

Other current assignments: Chief Executive Officer at Taitotalo. Chair of the Supervisory Council of the Varuboden – Osla cooperative.

Holdings, including those of related parties, as at 2026-06-30: 2,145 shares.

Independent in relation to Humana and the executive management and in relation to Humana’s major shareholders.

Carolina Oscarius Dahl

Born 1983. Member of the Board of Directors since 2023.

Education: M.Sc. in Business and Economics from the Stockholm School of Economics.

Other current assignments: Partner at Impilo. Member of the Board of Directors of Avia Pharma Holding and Decon Products Holding.

Holdings, including those of related parties, as at 2026-06-30: 0 shares.

Independent in relation to the company and the executive management but not independent in relation to a major shareholder in the company.

Ralph Riber

Born 1958. Member of the Board of Directors since 2023. Member of the Audit Committee.

Education: Bachelor’s degree in economics and M.Sc. in Business Administration from the University of Gothenburg.

Other current assignments: Chair of the Board of Directors of Internationella Engelska Skolan. Member of the Board of Directors of Stockholms Stadsmission.

Holdings, including those of related parties, as at 2026-06-30: 12,000 shares.

Independent in relation to Humana and executive management and in relation to Humana’s major shareholders.

Fredrik Strömholm

Born 1965. Member of the Board of Directors since 2019. Chair of the Audit Committee.

Education: M.Sc. in Economics from the Stockholm School of Economics, with a major in finance at the Ecole des Hautes Etudes Commerciales in France; and studies in French, Russian and East European history at the universities of Uppsala and Stockholm.

Other current assignments: Co-founder of Impilo and chair of its Investment Committee, Member of the Board of Directors of Ortic 3D, Euro Accident, Decon Products Holding and Tandlaegen.dk, Skellefteå AIK Hockey and Oticon Medical. Chair of the Board of Directors of Natur & Kultur and the Stiftelsen Academedia.

Holdings, including those of related parties, as at 2026-06-30: 13,238,425 shares.

Independent in relation to Humana and executive management but not independent in relation to a major shareholder in the company.

Group executive management

Nathalie Boulas Nilsson – President and CEO

Born 1969. CEO since 2024.

Education: M.Sc. Business and Administration, Stockholm School of Economics.

Other current assignments: Board member of Vårdföretagarna.

Holdings, including those of related parties, as at 2026-06-30: 26,161 shares.

Hans Dahlgren – Business Area Manager, Personal Assistance

Born 1970. Business Area Manager, Personal Assistance since 2023. Previously, from 2022, Director of Quality, Communications and Development.

Education: MBA from the Stockholm School of Economics, specialising in change management, IT and healthcare; Bachelor of Arts specialising in political science/business administration, Uppsala University, California State University and Babson F.W. Olin Graduate School of Business.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 0 shares.

Christoffer Herou – CFO

Born 1981. CFO since 2024.

Education: Master of Business Administration, Lund University.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 7,850 shares.

Jonas Jarborn – Director of Quality and Compliance

Born 1972. Director of Quality and Compliance since 2025.

Education: Master of Science in Engineering, Chalmers University of Technology.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 0 shares.

Mona Lien – Country Manager, Norway

Born 1962. Country Manager, Norway since 2015.

Education: M.Sc. with a major in psychology, University of Oslo and Trondheim and New York University. Two-year leadership program at Business Economics Institute (BI).

Other current assignments: Board member of the Norwegian trade association NHO Service og Handel.

Holdings, including those of related parties, as at 2026-06-30: 14,913 shares.

Titti Lilja – Business Area Manager, Individual & Family

Born 1967. Business Area Manager, Individual & Family since 2021.

Education: Registered nurse (Malmö University), Health administration studies (Lund University). Courses in leadership and quality.

Other current assignments: Board member of Vårdföretagarna’s individual and family care sector.

Holdings, including those of related parties, as at 2026-06-30: 7,240 shares.

Nina Marklund Krantz – Director of Human Resources

Born 1974. Director of Human Resources since 2021. HR Manager for the Individual & Family business area since 2017.

Education: Bachelor’s degree from the Human Resources and Work life conditions, Kristianstad University. Various courses and trainings related to HR and management.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 4,512 shares.

Adam Nerell – CIO

Born 1977. CIO since 2022.

Education: M.Sc. in Computer and Systems Science, Stockholm University.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 499 shares.

Gabriella Reuterswärd – CMO

Born 1977. CMO since 2025.

Education: Master of Science in Economics and Business Administration, Stockholm School of Economics.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 1,000 shares.

Leila Rutanen – Country Manager, Finland

Born 1970. Country Manager, Finland since 2025.

Education: Master’s degree in Gerontology and Public Health, University of Jyväskylä.

Other current assignments: -

Holdings, including those of related parties, as at 2026-06-30: 0 shares.

Auditor

At Humana’s annual general meeting on 1 June 2026, it was resolved to elect the registered audit firm KPMG AB as auditor of the company until the end of the annual general meeting in 2027. The authorised public accountant Fredrik Westin has been appointed chief auditor. Fredrik Westin was born in 1972 and has been auditor in charge for Humana since 2025.

Summary financial development

This section contains selected historical financial information relating to Humana for the financial years 2025, 2024 and 2023 and for the period 1 January – 30 June 2026, with comparative figures for the period 1 January – 30 June 2025. The financial information for the financial years 2025, 2024 and 2023 has been derived from Humana’s annual reports for the financial years 2025, 2024 and 2023, which have been prepared in accordance with the Swedish Annual Accounts Act and International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and interpretations issued by the IFRS Interpretations Committee (IFRS IC), as adopted by the EU. The annual reports for the financial years 2025, 2024 and 2023 have been audited by Humana’s independent auditor KPMG AB in accordance with the information set out in the related audit reports. Other information in this Offer Document has not been audited by Humana’s auditor unless expressly stated otherwise. The financial information for the periods 1 January – 30 June 2026 and 1 January – 30 June 2025 has been derived from Humana’s unaudited interim report for the period 1 January – 30 June 2026, which has been prepared in accordance with IAS 34 Interim Financial Reporting. The financial information for the period 1 January – 30 June 2026 has not been subject to audit or review.

Humana’s condensed consolidated income statement

	1 January – 30 June		1 January – 31 December
MSEK	2026	2025	2025	2024	2023
Net revenue	5,057	5,039	10,011	10,295	9,638
Other operating revenue	3	48	59	6	89
Total revenue[17]	5,061	5,087	10,070	10,302	9,728

Other external expenses	-594	-551	-1,084	-1,184	-1,200
Personnel costs	-4,006	-4,019	-7,883	-8,025	-7,530
Depreciation/amortisation and impairment of intangible assets and property, plant and equipment	-299	-297	-588	-583	-538
Other operating expenses	-19	-1	-8	-42	-6
Operating expenses[18]	-4,918	-4,869

Operating profit	143	218	508	467	453
Finance income	4	8	12	20	27
Finance costs	-104	-123	-230	-292	-250

Profit before tax	42	104	290	195	231
Income tax	-13	-13	-52	-50	-53
Profit for the period/year	29	91	238	145	178

[17]	Referred to as “Operating revenue” in Humana’s interim report for the period 1 January – 30 June 2026.
[18]	This line item is not used in the annual reports for 2025, 2024 and 2023.

Humana’s condensed consolidated balance sheet

	30 June		31 December
MSEK	2026	2025	2025	2024	2023
ASSETS
Non-current assets
Goodwill	4,641	4,519	4,470	4,567	4,402
Other intangible assets	56	52	51	48	37
Property, plant and equipment	356	664	632	639	432
Right-of-use assets	2,749	2,779	2,678	2,932	3,167
Deferred tax assets	59	44	57	41	44
Financial assets	22	19	18	17	16
Total non-current assets	7,884	8,078	7,905	8,245	8,098

Current assets
Trade receivables	980	1,061	877	1,031	1,079
Tax receivables	83	91	35	100	74
Other receivables	29	22	53	22	10
Prepaid expenses and accrued income	93	111	158	93	92
Total current receivables	1,186	1,286	1,122	1,246	1,255
Cash and cash equivalents	339	645	366	583	675
Assets held for sale[19]				552
Total current assets	1,525	1,930	1,488	2,382	1,930

TOTAL ASSETS	9,410	10,008	9,394	10,626	10,029

EQUITY
Share capital	1	1	1	1	1
Other paid-in capital	1,228	1,228	1,228	1,228	1,096
Reserves	-14	-7	-62	22	22

[19]	Occurs only in the annual report for 2024.

	30 June		31 December
MSEK	2026	2025	2025	2024	2023
Retained earnings including profit for the period/year	1,878	1,867	1,949	1,911	1,768
Equity attributable to parent company shareholders	3,093	3,089	3,117	3,163	2,886
Equity attributable to non-controlling interests	-	138	139	130	39
Total equity	3,093	3,227	3,255	3,292	2,926

LIABILITIES
Non-current liabilities
Non-current lease liabilities	2,370	2,531	2,318	2,680	2,908
Other non-current interest-bearing liabilities	1,449	1,742	1,541	1,876	1,755
Deferred tax liabilities	39	39	39	37	58
Provisions	6	6	5	6	1
Total non-current liabilities	3,864	4,318	3,902	4,599	4,722

Current liabilities
Current lease liabilities	544	394	518	393	389
Other current interest-bearing liabilities	123	199	25	201	354
Trade payables	194	209	213	244	273
Other current liabilities	397	386	277	309	283
Accrued expenses and deferred income	1,194	1,275	1,203	1,245	1,083
Liabilities held for sale[20]				344
Total current liabilities	2,453	2,463	2,236	2,735	2,381

TOTAL EQUITY AND LIABILITIES	9,410	10,008	9,394	10,626	10,029

Key figures	2025	2024
Performance measures
Operating profit before depreciation and amortisation (EBITDA), MSEK	1,096	1,050
Operating profit (EBIT), MSEK	508	467
Profit for the year, MSEK	238	145
Earnings per share, SEK	4.73	2.87
Margin measures
Operating margin before depreciation and amortisation (EBITDA), %	10.9	10.2
Operating margin (EBIT), %	5.1	4.5
Capital structure
Equity/assets ratio, %	34.7	31.0
Return on capital employed, %	6.8	5.5
Interest-bearing net debt excluding lease liabilities, MSEK	1,199	1,494
Interest-bearing net debt/Adjusted EBITDA, rolling 12 months, times (excl. lease liabilities)	2.5	3.0
Free cash flow, MSEK	214	222
Number of shares
Number of shares at end of year	51,826,058	51,826,058
Average number of shares	49,930,541	50,165,856
Other
Number of full-time equivalents at end of year	11,284	12,212
Average number of customers	8,199	9,521

[20]	Occurs only in the annual report for 2024.

Definitions

Key figures	Definition
EBITDA	Operating profit before depreciation and amortisation.
Operating profit (EBIT)	Profit before financial items and tax.
Earnings per share for the period	Profit for the period attributable to the shareholders of the Parent Company divided by the average number of shares.
Operating margin (EBITDA margin), %	EBITDA margin is calculated as EBITDA in relation to net revenue.
Operating margin (%)	Operating profit divided by net revenue multiplied by 100.
Equity/assets ratio (%)	Equity, including non-controlling interests, divided by total assets multiplied by 100.
Return on capital employed (%)	Operating profit and interest income divided by total capital employed multiplied by 100.
Interest-bearing net debt	Borrowings less cash and cash equivalents.
Interest-bearing net debt excluding lease liabilities	Borrowings excluding lease liabilities less cash and cash equivalents.
Interest-bearing net debt/adjusted EBITDA, times (excl. lease liabilities)	Net interest-bearing debt divided by adjusted EBITDA (excluding lease liabilities).
Free cash flow	EBITDA excluding IFRS 16 adjusted for changes in working capital and investments in other non-current assets (net), less changes in non-controlling interests, less interest paid and income tax paid.
Average number of shares	Calculated as an average of the number of outstanding shares on a daily basis after redemptions and repurchases.
Average number of full-time equivalents	Average number of full-time equivalents during the reporting period.
Average number of customers	Average number of customers during the reporting period.

Humana’s interim report for the period 1 January – 30 June 2026

HUMANA INTERIM REPORT Q2 2026

Continued improvement in profitability

Q2

Humana

HUMANA INTERIM REPORT Q2 2026 | 2

Summary of the second quarter

- Net revenue was SEK 2,581 million (2,506), representing an increase of 3 percent.
- Organic growth was -0.3 percent (-1.5).
- Operating profit totalled SEK 44m (75).
- Adjusted operating profit rose by 6 percent, totalling SEK 81m (76).
- The loss for the period amounted to SEK -9m (17).
- Earnings per share for the period amounted to SEK -0.19 (0.31).
- Cash flow for the period totalled SEK 79m (-26).
- Free cash flow amounted to SEK 229m (107).

Summary of the six-month period

- Net revenue was SEK 5,057m (5,039).
- Organic growth was -0.4 percent (-1.8).
- Operating profit amounted to SEK 143m (218), with the comparative period positively impacted by the divestment of the elderly care operations in Finland, by SEK 35m.
- Adjusted operating profit amounted to SEK 190m (186).
- Profit for the period amounted to SEK 29m (91).
- Earnings per share for the period amounted to SEK 0.61 (1.77).
- Cash flow for the period amounted to SEK -45m (82).
- Free cash flow totalled SEK 170m (58).

Humana

Q2 Highlights

- Adjusted operating profit rose by 6 percent
- Improved profitability in Sweden and Finland
- Stronger financial position, with a leverage ratio of 2.4x, well below the financial target.
- Results of efficiency programme beginning to have an effect in Sweden
- The existing credit facility was linked to sustainability targets.
- The growth pipeline expanded to SEK 550m.

Key ratios

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Net revenue	2,581	2,506	3%	5,057	5,039	0%	10,029	10,011	0%
Organic growth	-0.3%	-1.5%		-0.4%	-1.8%		-1.0%	-1.7%	
Operating profit	44	75	-42%	143	218	-34%	432	508	-15%
Adjusted operating profit[1, 2]	81	76	6%	190	186	2%	492	489	1%
Adjusted operating profit (excl. IFRS 16)[2]	56	53	5%	141	140	0%	394	394	0%
Adjusted EBITDA (excl. IFRS 16)[2]	85	75	13%	199	183	8%	504	488	3%
Operating margin	1.7%	3.0%		2.8%	4.3%		4.3%	5.1%	
Adjusted operating margin[2]	3.1%	3.0%		3.7%	3.7%		4.9%	4.9%	
Adjusted operating margin (excl. IFRS 16)[2]	2.2%	2.1%		2.8%	2.8%		3.9%	3.9%	
Net profit/loss for the period	-9	17	n/a	29	91	-68%	176	238	-26%
Earnings per share, SEK	-0.19	0.31	n/a	0.61	1.77	-65%	3.62	4.73	-23%
Interest-bearing net debt (excl. *lease liabilities*)	1,233	1,295	-5%	1,233	1,295	-5%	1,233	1,199	3%
Net debt/rolling 12-month adjusted EBITDA (excl. lease liabilities)[2]	2.4x	2.7x		2.4x	2.7x		2.4x	2.5x	
Average number of FTEs	11,215	11,582	-3%	11,183	11,679	-4%	11,415	11,663	2%
Average number of customers	7,726	8,292	-7%	7,786	8,339	-7%	7,922	8,199	-3%
Free cash flow	229	107	113%	170	58	196%	326	214	53%

[1] For items affecting comparability, refer to page 10 and Note 5. [2] Prior periods have been restated to reflect the net effect of reclaims from the Swedish Social Insurance Agency; refer to Note 5.

HUMANA INTERIM REPORT Q2 2026 | 3

Continued improvement in profitability

In the second quarter, we have observed clear improvements in profitability in Sweden and Finland. We are strengthening the foundation for continued development across the Group. Our efforts to support society in meeting the rising demand for care continue. During the quarter, we opened several new units and signed several rental agreements for additional units, particularly within services for individuals with functional disabilities. We also continued our efforts to act as a socially responsible provider by linking our existing loans to sustainability targets. This underlines that quality, occupational health and safety and climate issues are not only operational priorities, but also business-critical factors integral to our operations.

Efficiencies and growth initiatives beginning to bear fruit
The efficiency programme launched in 2025 is now starting to translate into a tangible improvement in profitability in Sweden. We expect its effects to increase over time, reaching full annual impact following the year-end.

The establishment of a new sales organisation in Finland and enhanced coordination to optimise existing capacity across the Group have contributed to higher occupancy rates in certain areas, compared with the preceding year. During the quarter, we continued to open new units, including a residential care home for young boys with externalising behaviours. Given the young target group, we place considerable emphasis on creating an environment that is understandable, manageable and meaningful. Further information about this important work is provided on page 6.

We remain focused on growth in areas where demand is significant and which help balance our existing service portfolio, thereby increasing stability and supporting the achievement of our targets. During the first half of the year, we opened several new units and signed new contracts within our strategic focus areas. Our current pipeline of signed contracts represents an annual turnover of SEK 550m.

Improved profitability in Sweden and Finland
The Group's adjusted operating profit increased by 6 percent to SEK 81m, driven by improved profitability in Sweden; where Individual & Family is positively affected by favourable price trends, increased occupancy, efficiency gains and the acquisition of Homsan, a reputable provider of day care activities, which joined Humana in April.

In Finland, adjusted operating profit was positive, compared with a loss in the preceding year. The improvement in profitability was primarily attributable to the Child and Youth segment, where price increases more than offset lower occupancy rates and higher costs. However, this improvement was partly counteracted by a continued decline in demand for outpatient services. The quarter is also burdened by start-up costs for new units, while activity relating to growth initiatives remained high. We have now signed contracts for new units opening in 2027–2029, representing annual revenues of approximately SEK 270m in Finland, primarily within services for people with functional disabilities.
Within Personal Assistance, customer outflows has further

HUMANA INTERIM REPORT Q2 2026 | 4

> We are strengthening the foundation for sustained growth across the Group stabilised, although margins are slightly under pressure due to a lower increase in the state reimbursement rate compared with the preceding year. Between 2018 and 2023, Humana, like all other providers, received a high volume of reclaims from the Swedish Social Insurance Agency. We have contested most of these in court, resulting in the majority being dismissed or written down. The remaining reclaims are expected to be settled shortly, and when the large volume of reclaims is phased out, our financial risk within Personal Assistance will be significantly reduced. On this basis, we assess that the remaining reclaims to be decided in court is classified as 'Items affecting comparability.

In Norway, profitability remains under pressure as price increases have not fully offset higher staff costs. The acquisition of Familiehjelpgruppen earlier in the year represents a valuable addition to our service offering and is contributing positively to profitability. While demand for our specialised services remains high, efficiency measures, such as centralisation of support functions, have been initiated to enhance profitability.

Appeal against District Court ruling
In June, the District Court dismissed Humana Assistans's claim against the State concerning the Health and Social Care Inspectorate's ("IVO") decision to revoke its permit. We have appealed the verdict before the Court of Appeal, as we consider that the District Court did not fully examine all the grounds raised by Humana. For instance, the District Court accepted the State's position that shortcomings should not be assessed relative to the size of the service provider.

Driving the sustainability agenda within the industry
We continue to strengthen our position and our ability to contribute to sustainable and inclusive welfare in the Nordic region. During the quarter, we added our sustainability targets to our existing loans. By linking the terms and conditions to strategic targets for customer satisfaction, employee engagement and carbon emissions, we reinforce our commitment to sustainable care.

Public takeover bid
On 29 June, Ambea publicly announced a takeover bid to Humana's shareholders. Humana's Board of Directors has unanimously recommended that shareholders accept the offer. The bid affirms that Humana is recognised for quality and is progressing in the right direction. If shareholders accept the offer, it will make little practical difference to our customers, clients or employees. We will continue to develop our operations with a clear focus on those in our care.

In conclusion, I would like to thank our 22,000 employees for embodying our strong culture and making a difference every day for more than 8,000 customers.

Stockholm, 17 July 2026

Nathalie Boulas Nilsson
President and CEO

HUMANA INTERIM REPORT Q2 2026 | 5

Significant events

Second quarter 2026

- In May 2026, Humana announced the divestment of the elderly care home in Strängnäs jointly owned with SBB. The total consideration amounted to SEK 237m, and the transaction was completed in June 2026, resulting in a capital loss of SEK 7m for the Group. Humana will continue to provide elderly care services at the property.
- In June 2026, Humana announced that sustainability targets had been added to its credit facility.
- In June, the Stockholm District Court dismissed Humana Assistans AB's claim against the State concerning IVO's erroneous decision to revoke Humana Assistans's permit. Humana Assistans AB has appealed the District Court's verdict.
- In June, Humana Finland announced an expansion of its organic growth pipeline. The expansion is primarily driven by demand for services for people with functional disabilities. A pipeline of new units has been established, representing annual revenues of approximately SEK 270m.
- In accordance with the decision at the 2026 annual general meeting, Humana has implemented a reduction in share capital by cancelling 3,786,664 treasury shares and restoring the share capital through a bonus issue.
- On 29 June, Ambea publicly announced a takeover bid to Humana's shareholders. Humana's Board of Directors has unanimously recommended that shareholders accept the offer.

HUMANA INTERIM REPORT Q2 2026 | 6

Villa Sol – a new beginning for boys facing the toughest challenges

"Without trust, we have nothing. It always begins there. Feeling safe comes first; then change."

The Villa Sol residential care home – with its increased resources and a smaller context – provides support to children facing the most severe challenges, thereby contributing to a safer society.

Rising levels of serious violence, higher crime rates and a complex combination of issues affecting younger children have made one of society's greatest challenges very tangible. Social services and residential care homes now work to secure placements and treatment for a small but growing group of boys.

At Villa Sol, we specialise in traumatic and challenging behaviours; we create a predictable and healing environment through trauma-informed care (Swedish: TMO) and a calm approach. With dedicated staff and personalised interventions, we work purposefully to replace destructive patterns with secure attachments and positive life strategies – offering a home-like space for healing and a fresh start.

Our goal is clear: to ensure every child receives the necessary support to move on to a more permanent environment, often a family-based home.

"This should never be the final destination. Our role is to lay the foundations for the next step," explains operations

Villa Sol in Mölndal

Located in Mölndal, Villa Sol combines the security of a small context environment with the resources and expertise of a larger organisation, tailored for boys aged 10 to 13.

HUMANA INTERIM REPORT Q2 2026 | 7

This is Humana

Humana in brief

Humana in brief[1)]

10,011
Net revenue, SEK million

21,948
Employees

8,199
Customers

The Group's financial targets

7%
operating margin over the medium term.

5%
annual organic growth, bolt-on acquisitions can provide an additional 2–3 percent annual growth.

<3.0
interest-bearing net debt excluding IFRS 16 not exceeding 3.0x. Debt may temporarily exceed the target level, for instance in connection with acquisitions.

[1)] Financial data refers to the full year 2025.

Overview of our operations

Sweden

Total of approximately 185 units, including residential care homes, short-term accommodation, family-based homes and medical care facilities. Approximately 1,400 customers within Personal Assistance. Operates 22 elderly care homes. Largely index-adjusted agreements combined with individually negotiated agreements.

Norway

Specialises in personal assistance and individual and family care

Humana is one of the largest and most important providers of private welfare services in Norway. Humana provides personal assistance (BPA) and skill-intensive services within institutional child care and outpatient care services in small, decentralised units across the country, commissioned by public health authorities.

Finland

Market leader within specialised care for children and young people

Humana has a specialisation strategy and offers services with highly specialised expertise in Finland. Within Child and Youth, Humana is the leading provider of institutional care for children with complex needs. Services for clients with functional disabilities are identified as a growth area for both children and adults.

HUMANA INTERIM REPORT Q2 2026 | 8

Financial overview

Net revenue by operating segment

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Sweden	1,594	1,610	-1%	3,173	3,190	-1%	6,371	6,388	-0%
Norway	659	561	17%	1,234	1,131	9%	2,339	2,235	5%
Finland	328	335	-2%	650	719	-10%	1,319	1,388	-5%
Total net revenue	2,581	2,506	3%	5,057	5,039	0%	10,029	10,011	0%
of which Individual & Family in Sweden	*965*	*943*	*2%*	*1,911*	*1,863*	*3%*	*3,796*	*3,749*	*1%*
of which Personal Assistance in Sweden	*629*	*667*	*6%*	*1,262*	*1,326*	*5%*	*2,575*	*2,639*	*2%*

Organic growth by operating segment

Percent	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Sweden	-2.1%	-0.8%	-1.1%	-1.4%	-0.9%	-1.1%
Norway	5.2%	4.1%	2.5%	5.6%	0.7%	1.4%
Finland	-1.4%	-8.4%	-2.0%	-8.0%	-3.5%	-6.4%
Total organic growth	-0.3%	-1.5%	-0.4%	-1.8%	-1.0%	-1.7%
of which Individual & Family in Sweden	*0.5%*	*2.3%*	*1.6%*	*2.2%*	*1.6%*	*1.9%*
of which Personal Assistance in Sweden	*5.7%*	*4.9%*	*4.8%*	*6.1%*	*4.4%*	*5.1%*

Operating profit by operating segment

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Sweden	57	67	-15%	129	134	-4%	285	290	-2%
Norway	20	21	-7%	49	51	-3%	139	140	-1%
Finland	1	-4	n/a	13	12	5%	58	57	1%
Other[1)]	-34	-8	n/a	-48	21	n/a	-49	20	n/a
Total operating profit	44	75	-42%	143	218	-34%	432	508	-15%
of which Individual & Family in Sweden	*66*	*58*	*15%*	*125*	*111*	*13%*	*263*	*249*	*6%*
of which Personal Assistance in Sweden	*-10*	*9*	n/a	*4*	*24*	*-82%*	*22*	*41*	*-47%*

[1)] Effects of IFRS 16 on properties are included in the segment, 'Other'.

Operating margins by operating segment

Percent	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Sweden	3.6%	4.1%	4.1%	4.2%	4.5%	4.5%
Norway	3.0%	3.7%	4.0%	4.5%	5.9%	6.3%
Finland	0.4%	-1.3%	1.9%	1.7%	4.4%	4.1%
Total operating margin	1.7%	3.0%	2.8%	4.3%	4.3%	5.1%
of which Individual & Family in Sweden	*6.9%*	*6.1%*	*6.5%*	*5.9%*	*6.9%*	*6.6%*
of which Personal Assistance in Sweden	*-1.5%*	*1.4%*	*0.3%*	*1.8%*	*0.8%*	*1.6%*

Adjusted operating profit by operating segment[2)]

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Sweden	71	66	9%	145	135	7%	311	301	3%
Norway	20	21	-7%	49	51	-3%	139	140	-1%
Finland	1	-4	n/a	13	12	5%	58	57	1%
Other[1)]	-11	-6	-90%	-17	-12	-38%	-14	-10	-49%
Total adjusted operating profit	81	76	6%	190	185	2%	492	489	1%
of which Individual & Family in Sweden	*69*	*58*	*20%*	*128*	*111*	*15%*	*266*	*249*	*7%*
of which Personal Assistance in Sweden	*2*	*8*	*-71%*	*17*	*25*	*-29%*	*45*	*52*	*-14%*

[1)] Effects of IFRS 16 on properties are included in the segment, 'Other'.
[2)] Prior periods have been restated to reflect the net effect of reclaims from the Swedish Social Insurance Agency; refer to Note 5.

Adjusted operating margins by operating segment [2)]

Percent	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Sweden	4.4%	4.1%	4.6%	4.2%	4.9%	4.7%
Norway	3.0%	3.7%	4.0%	4.5%	5.9%	6.3%
Finland	0.4%	-1.3%	1.9%	1.7%	4.4%	4.1%
Total adjusted operating margin	3.1%	3.0%	3.7%	3.7%	4.9%	4.9%
of which Individual & Family in Sweden	*7.2%*	*6.1%*	*6.7%*	*5.9%*	*7.0%*	*6.6%*
of which Personal Assistance in Sweden	*0.4%*	*1.2%*	*1.4%*	*1.9%*	*1.7%*	*2.0%*

HUMANA INTERIM REPORT Q2 2026 | 9

Operating profit (excl. IFRS 16) by operating segment

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Sweden	57	67	-15%	129	134	-4%	285	290	-2%
Norway	20	21	-7%	49	51	-3%	139	140	-1%
Finland	1	-4	n/a	13	12	5%	58	57	1%
Other	-59	-31	-89%	-97	-25	n/a	-147	-74	n/a
Adjusted operating profit (excl. IFRS 16)	19	52	-64%	94	172	-46%	335	413	-19%
of which Individual & Family in Sweden	*66*	*58*	*15%*	*125*	*111*	*13%*	*263*	*249*	*6%*
of which Personal Assistance in Sweden	*-10*	*9*	*n/a*	*4*	*24*	*-82%*	*22*	*41*	*-47%*

Operating margins (excl. IFRS 16) by operating segment

Percent	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Sweden	3.6%	4.1%	4.1%	4.2%	4.5%	4.5%
Norway	3.0%	3.7%	4.0%	4.5%	5.9%	6.3%
Finland	0.4%	-1.3%	1.9%	1.7%	4.4%	4.1%
Total operating margin (excl. IFRS 16)	0.7%	2.1%	1.8%	3.5%	3.3%	4.1%
of which Individual & Family in Sweden	*6.9%*	*6.1%*	*6.5%*	*5.9%*	*6.9%*	*6.6%*
of which Personal Assistance in Sweden	*1.5%*	*1.4%*	*0.3%*	*1.8%*	*0.8%*	*1.6%*

Adjusted operating profit (excl. IFRS 16) by operating segment [1)]

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Δ	Jan–Jun 2026	Jan–Jun 2025	Δ	Jul–Jun 2025/26	Jan–Dec 2025	Δ
Sweden	71	66	9%	145	135	7%	311	301	3%
Norway	20	21	-7%	49	51	-3%	139	140	-1%
Finland	1	4	n/a	13	12	5%	58	57	1%
Other	-36	-29	-25%	-66	-58	14%	-112	-104	8%
Total adjusted operating profit (excl. IFRS 16)	56	53	5%	141	139	1%	395	394	0%
of which Individual & Family in Sweden	*69*	*58*	*20%*	*128*	*111*	*15%*	*266*	*249*	*7%*
of which Personal Assistance in Sweden	*2*	*8*	*-71%*	*17*	*25*	*-29%*	*45*	*52*	*-14%*

[1)] Prior periods have been restated to reflect the net effect of reclaims from the Swedish Social Insurance Agency; refer to Note 5.

Adjusted operating margins (excl. IFRS 16) by operating segment [1)]

Percent	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Sweden	4.4%	4.1%	4.6%	4.2%	4.9%	4.7%
Norway	3.0%	3.7%	4.0%	4.5%	5.9%	6.3%
Finland	0.4%	1.3%	1.9%	1.7%	4.4%	4.1%
Total operating margin after adjustment (excl. IFRS 16)	2.2%	2.1%	2.8%	2.8%	3.9%	3.9%
of which Individual & Family in Sweden	*7.2%*	*6.1%*	*6.7%*	*5.9%*	*7.0%*	*6.6%*
of which Personal Assistance in Sweden	*0.4%*	*1.2%*	*1.4%*	*1.9%*	*1.7%*	*2.0%*

HUMANA INTERIM REPORT Q2 2026 | 10

Group performance

Net revenue

Net revenue amounted to SEK 2,581m (2,506) in the second quarter, an increase of 3 percent. Organic growth amounted to -0.3 percent (-1.5). Acquired operations contributed SEK 52m to revenue in the second quarter. Net revenue for the six-month period amounted to SEK 5,057m (5,039), an increase of 0.4 percent. Organic growth was -0.4 percent (-1.8). Acquired operations contributed SEK 74m to revenue in the six-month period.

Net revenue

SEKm
3,000
2,500
2,000
1,500
1,000
500
0
Q2 2024
Q3
Q4
Q1 2025
Q2
Q3
Q4
Q1 2026
Q2

Operating profit

Operating profit in the second quarter totalled SEK 44m (75), a decline of 42 percent. The operating margin decreased to 1.7 percent (3.0). Adjusted operating profit totalled SEK 81m (76) and the adjusted operating margin amounted to 3.1 percent (3.0). Acquired operations had a positive impact of SEK 7m on operating profit. Adjusted operating profit for the quarter was positively impacted by price increases and higher occupancy within Individual & Family in Sweden, as well as improved profitability within Child and Youth in Finland, partly offset by a lower number of customers in Personal Assistance in Sweden and reduced occupancy within outpatient care in Finland.

Operating profit for the six-month period totalled SEK 143m (218), a decline of 34 percent. The comparative period was positively impacted by the divestment of the Finnish elderly care operations, of SEK 35m. The operating margin declined to 2.8 percent (4.3). Adjusted operating profit totalled SEK 190m (186), an increase of 2 percent, while the adjusted operating margin was 3.7 percent (3.7). Acquired operations had a positive impact of SEK 8m on operating profit.

Adjusted operating profit and adjusted operating margin

SEKm
%
250
200
150
100
50
0
10
8
6
4
2
0
Q2 2024
Q3
Q4
Q1 2025
Q2
Q3
Q4
Q1 2026
Q2

Bridge - adjusted operating profit, SEKm

76
6
5
-1
5
81
Q2 2025
Sweden
Finland
Norway
Other
Q2 2026

Items affecting comparability

The period was affected by non-recurring effects which are added back to adjust operating profit. Operating profit for the quarter and the six-month period was impacted by SEK 37m and SEK 47m respectively, attributable to the net effects of reclaims, a capital loss on the divestment of the elderly care home in Strängnäs, costs associated with the public takeover offer process, costs associated with IVO's revocation of Humana's permit, transaction costs pertaining to the acquisitions of Familiehjelpgruppen AS in Norway and Homsan AB in Sweden, and costs relating to a ceased service line in Sweden.

See Note 5 for a summary of items affecting comparability.

IFRS 16 effects

The impact on operating profit from the recognition of leases in accordance with IFRS 16 Leases amounted to SEK 25m for the quarter and SEK 49m for the six-month period.

SEK million	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Dec 2025
Lease expenses	147	145	290	295	583
Amortisation	-123	-122	-241	-249	-489
Operating profit	25	23	49	46	94
Net financial items	-29	-30	-58	-61	-119
Profit/loss before tax	-5	-7	-9	-15	-24

HUMANA INTERIM REPORT Q2 2026 | 11

Financial items

Net financial items in the second quarter totalled SEK -51m (-55), of which net interest expense was SEK -22m (-25). Interest expenses for the quarter pertaining to lease liabilities, in accordance with IFRS 16, amounted to SEK -29m (-30).

Net financial items for the six-month period amounted to SEK -101m (-114), of which net interest related to loans and cash and cash equivalents was SEK -42m (-54). Interest expenses for lease liabilities in accordance with IFRS 16 amounted to SEK -58m (-61).

Tax

Tax expense for the period was SEK -2m (-3), corresponding to an effective tax rate of -20.2 percent (16.7).
Tax expense for the six-month period amounted to SEK -13m (-13), corresponding to an effective tax rate of 30.4 percent (12.1). The effective tax rates for both the quarter and the six-month period were impacted by a non-deductible capital loss arising from the divestment of the elderly care home in Strängnäs and non-deductible transaction costs pertaining to the acquisitions of Familiehjelpgruppen AS and Homsan AB. The prior year's effective tax rate was primarily affected by revenues from the sale of elderly care operations in Finland.

Profit for the period and earnings per share

Loss for the quarter was SEK -9m (17) while earnings per share amounted to SEK -0.19 (0.31). Profit for the six-month period amounted to SEK 29m (91) and earnings per share amounted to SEK 0.61 (1.77).

Interest-bearing net debt and financing

The Group's equity as at 30 June 2026 amounted to SEK 3,093m (3,277). The equity/assets ratio was 33 percent (32). Net interest-bearing debt, excluding lease liabilities, amounted to SEK 1,233m (1,295), a decline of SEK 63m compared with the previous year. The leverage ratio, measured as net interest-bearing debt in relation to adjusted EBITDA excluding lease liabilities, was 2.4x (2.7x). The leverage ratio was positively impacted by the divestment of the elderly care home in Strängnäs and higher adjusted EBITDA, offset by dividends, share buybacks acquisitions.

Leverage ratio excl. lease liabilities

SEK million	30 Jun 2026	30 Jun 2025	31 Dec 2025
Interest-bearing net debt	1,233	1,295	1,199
Rolling 12-month adjusted EBITDA (excl. lease liabilities) [1]	504	480	488
Net debt/rolling 12-month adjusted EBITDA (excl. lease liabilities) [1]	2.4x	2.7x	2.5x

[1] Previous periods have been restated to reflect the net effect of reclaims from the Swedish Social Insurance Agency, see Note 5.

Cash flow

Cash flow for the quarter amounted to SEK -79m (-26), with cash flow from operating activities totalling SEK 261m (245). Cash flow for the six-month period amounted to SEK -45m (82), with cash flow from operating activities totalling SEK 328m (361). Cash flow from operating activities in the second quarter was primarily impacted by an improved inflow of trade receivables, while the six-month period was primarily affected by lower profit.

Cash flow from investing activities amounted to SEK 41m (-22) for the quarter and SEK -4m (187) for the six-month period, and was primarily related to the divestment of the elderly care home in Strängnäs, partly offset by the acquisitions of Familiehjelpgruppen in the first quarter and Homsan in the second quarter.

Cash flow from financing activities amounted to SEK -223m (-248) for the quarter and SEK -370m (-465) for the six-month period, and primarily related to the repayment of lease liabilities, dividend and repayment of liabilities to credit institutions, as well as share buybacks during the first quarter.

Free cash flow during the quarter amounted to SEK 229m (107) during the quarter and SEK 170m (58) during the six-month period. Free cash flow was primarily related to the divestment of the elderly care home in Strängnäs.

HUMANA INTERIM REPORT Q2 2026 | 12

Sweden

Net revenue for the second quarter amounted to SEK 1,594m (1,610) and organic growth was -2.1 percent (-0.8). Net revenue for the first six months amounted to SEK 3,173m (3,190) and organic growth was -1.1 percent (-1.4). Net revenue for the quarter and the first six-month period was negatively impacted by reduced volumes and reclaims within Personal Assistance, offset by price increases and higher occupancy within Individual & Family. The acquisition of Homsan contributed SEK 16m to net revenue for the quarter and the six-month period.

Operating profit in the second quarter totalled SEK 57m (67). The operating margin for the quarter was 3.6 percent (4.1). Adjusted operating profit in the second quarter amounted to SEK 71m (66), an increase of 9 percent . Adjusted operating margin was 4.4 percent (4.1). Operating profit for the six-month period decreased by 4 percent to SEK 129m (134). The operating margin was 4.1 percent (4.2). For the six-month period, adjusted operating profit totalled SEK 145m (135), while the adjusted operating margin was 4.6 percent (4.2). The increased adjusted operating profit is primarily due to price increases, higher occupancy and efficiency improvements. The acquisition of Homsan contributed SEK 2m to operating profit for the quarter and the six-month period.

1,594
Net revenue, SEK million

Net revenue and operating margin

SEKm
2,000
1,500
1,000
500
0
%
12
10
8
6
4
2
0
Q2 2024
Q3
Q4
Q1 2025
Q2
Q3
Q4
Q1 2026
Q2

	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Net revenue	1,594	1,610	3,173	3,190	6,371	6,388
Organic growth	-2.1%	-0.8%	-1.1%	-1.4%	-0.9%	-1.1%
Percentage of the Group's net revenue	62%	64%	63%	63%	64%	64%
Operating profit	57	67	129	134	285	290
Adjusted operating profit[1]	71	66	145	135	311	301
Operating margin	3.6%	4.1%	4.1%	4.2%	4.5%	4.5%
Adjusted operating margin [1]	4.4%	4.1%	4.6%	4.2%	4.9%	4.7%
Average number of FTEs	7,484	7,806	7,540	7,834	7,732	7,879
Average number of customers	4,141	4,290	4,167	4,297	4,218	4,283

[1] Previous periods have been restated to reflect the net effect of reclaims from the Swedish Social Insurance Agency; refer to Note 5.

HUMANA INTERIM REPORT Q2 2026 | 13

Individual & Family

Net revenue in the second quarter amounted to SEK 965m (943), a year-on-year increase of 2 percent. Organic growth was 0.5 percent (2.3). Net revenue for the six-month period amounted to SEK 1,911m (1,863), an increase of 3 percent. Organic growth during the six-month period was 1.6 percent (2.2). The acquisition of Homsan contributed SEK 16m to net revenue for the quarter and the six-month period. Organic growth during the six-month period was also attributable to an increased number of customers in elderly care and price increases across all divisions, partly offset by lower occupancy in Child and Youth during the first quarter.

Operating profit in the second quarter totalled SEK 66m (58), an increase of 15 percent compared to last year. The operating margin was 6.9 percent (6.1). Adjusted operating profit for the quarter amounted to SEK 69m (58), while the adjusted operating margin was 7.2 percent (6.1). Operating profit for the six-month period amounted to SEK 125m (111), with the operating margin at 6.5 percent (5.9). Adjusted operating profit for the six-month period was SEK 128m (111), while the adjusted operating margin was 6.7 percent (5.9). Adjusted operating profit for the quarter and the six-month period increased primarily due to price increases across all divisions and higher occupancy in Elderly Care and Adult. Efficiency improvements also contributed positively to operating profit for the quarter and the six-month period.

965
Net revenue, SEK million

629
Net revenue, SEK million

Personal Assistance

Net revenue for the second quarter amounted to SEK 629m (667), a year-on-year decrease of 6 percent. Organic growth was -5.7 percent (-4.9) during the quarter. Revenue for the six-month period amounted to SEK 1,262m (1,326), a decline of 5 percent. Organic growth was -4.8 percent (-6.1). The decrease in revenue during both the quarter and the six-month period was primarily attributable to a reduction in volume. The average number of customers during the quarter was 1,381 (1,497), and for the six-month period, 1,391 (1,508).

Operating profit for the second quarter amounted to SEK -10m (9), with the operating margin at -1.5 percent (1.4).

Adjusted operating profit for the quarter amounted to SEK 2m (8). The adjusted operating margin was 0.4 percent (1.2). Operating profit for the six-month period amounted to SEK 4m (24), with the operating margin at 0.3 percent (1.8). Adjusted operating profit for the six-month period totalled SEK 17m (25), a decrease of 29 percent. The adjusted operating margin was 1.4 percent (1.9). Operating profit for the quarter and the six-month period has been adjusted for reclaims amounting to SEK 12m and SEK 13m, respectively. Adjusted operating profit for the quarter and the six-month period was negatively impacted by a lower number of customers, partly offset by efficiency improvements.

HUMANA INTERIM REPORT Q2 2026 | 14

Norway

Net revenue increased by 17 percent to SEK 659m (561) during the quarter, while organic growth amounted to 5.2 percent (4.1). Net revenue for the six-month period amounted to SEK 1,234m (1,131), a year-on-year increase of 9 percent. Organic growth for the six-month period was 2.5 percent (5.6). The acquisition of Familiehjelpgruppen contributed SEK 36m to revenue for the quarter and SEK 58m for the six-month period. The increase in revenue for the quarter and the six-month period was positively impacted by price increases, a higher proportion of clients with complex needs within Child and Youth, as well as a higher number of assistance hours delivered. For the six-month period, this was offset to some extent by a lower number of clients within Child and Youth, and Adult.

Operating profit for the second quarter amounted to SEK 20m (21), while the operating margin was 3.0 percent (3.7). Operating profit for the six-month period totalled SEK 49m (51), with the operating margin at 4.0 percent (4.5). Operating profit for the quarter was negatively impacted by higher staff costs within health and care services; while for the six-month period, it was also affected by a lower number of clients and higher staff costs within Child and Youth. The acquisition of Familiehjelpgruppen contributed SEK 5m and 7m to operating profit for the quarter and the six-month period, respectively.

659
Net revenue, SEK million

Net revenue and operating margin

SEKm
%
800
700
600
500
400
300
200
100
0
12
10
8
6
4
2
0
Q2 2024
Q3
Q4
Q1 2025
Q2
Q3
Q4
Q1 2026
Q2

SEK million	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Net revenue	659	561	1,234	1,131	2,339	2,235
Organic growth	5.2%	4.1%	2.5%	5.6%	0.7%	1.4%
Percentage of the Group's net revenue	26%	22%	24%	22%	23%	22%
Operating profit	20	21	49	51	139	140
Operating margin	3.0%	3.7%	4.0%	4.5%	5.9%	6.3%
Average number of FTEs	2,261	2,205	2,217	2,232	2,261	2,268
Average number of customers	1,414	1,419	1,421	1,289	1,424	1,358

HUMANA INTERIM REPORT Q2 2026 | 15

Finland

Net revenue for the second quarter amounted to SEK 328m (335), a year-on-year decrease of 2 percent. Organic growth during the quarter was -1.4 percent (-8.4). Net revenue for the six-month period amounted to SEK 650m (719), a decrease of 10 percent compared with the corresponding period last year. Organic growth was -2.0 percent (-8.0) in the first six months. The decline in revenue during the quarter and the six-month period is primarily attributable to a lower number of customers in Child and Youth and in outpatient care. The decline in occupancy was partly offset by price increases across all divisions except Child and Youth, where the effect in price increases outweighs the decline in occupancy.

Operating profit for the second quarter amounted to SEK 1m (-4), with the operating margin at 0.4 percent (1.3). Operating profit for the six-month period was SEK 13m (12), an increase of 5 percent year on year. The operating margin for the six-month period was 1.9 percent (1.7). Operating profit for the quarter and the six-month period rose mainly as a result of improved profitability in Child and Youth, partly offset by lower occupancy, particularly in outpatient care. Start-up costs for new units also had an negative impact on operating profit.

328
Net revenue, SEK million

Net revenue and operating margin

SEKm
600
500
400
300
200
100
0
%
12
10
8
6
4
2
0
-2
Q2 2024
Q3
Q4
Q1 2025
Q2
Q3
Q4
Q1 2026
Q2

SEK million	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Net revenue	328	335	650	719	1,319	1,388
Organic growth	-1.4%	-8.4%	-2.0%	-8.0%	-3.5%	-6.4%
Percentage of the Group's net revenue	13%	13%	13%	14%	13%	14%
Operating profit	1	-4	13	12	58	57
Operating margin	0.4%	-1.3%	1.9%	1.7%	4.4%	4.1%
Average number of FTEs	1,420	1,520	1,377	1,559	1,373	1,464
Average number of customers	2,171	2,583	2,197	2,753	2,280	2,558

HUMANA INTERIM REPORT Q2 2026 | 16

Other information

Other events
Humana has been a party in legal proceedings before the Labour Court in Norway concerning the retrospective payment of overtime compensation as a result of scheduling in accordance with a 'live-in rota' (medleverturnus). The dispute concerns a claim for retroactive payment due to the parties' failure to reach an agreement concerning a local supplementary agreement, following the union's termination of the agreement in force at the time, during the period 1 May to 19 October 2023. According to the relevant collective agreement, ordinary working hours per week must not exceed 35.5 hours, and work in excess of this must be compensated for with an hourly rate and overtime pay. Humana's operations follow the relevant regulations concerning working hours at institutions which use 'live-in rotas', which entail average working hours of up to 60 hours per week. Live-in rotas are used in operations where the staff stay with the users overnight, but are mostly on-call during these weeks. Provided that the working hours are based on a special local agreement, the Labour Court has ruled that the working hours are in accordance with the relevant collective agreement and do not trigger a claim for overtime compensation. The dispute concerns a period for which the parties had not reached agreement concerning a special local agreement. During this period, the employees have received a fixed supplement to their salary in accordance with the previously applicable collective agreement, but without any overtime compensation in accordance with the new special local agreement agreed in October 2023. The dispute concerns approximately 300 employees at Human Care Ung AS and Human Care Bo AS. The ruling has now been handed down and confirms that the trade union submitted the notice in due time. Consequently, Humana and the trade union representatives must enter into negotiations regarding compensation. See also Note 8.

Employees
The number of full-time employees as of 30 June 2026 was 11,527 (11,828).

Shares, share capital and shareholders
As at 30 June 2026, the number of shares in Humana AB amounted to 48,039,394, with a quotient value of SEK 0.027, corresponding to share capital of SEK 1,279,656. The number of shareholders was 5,834. The five largest shareholders were Impilo Care AB, Incentive AS (via funds and mandates), Norges Bank Investment Management, SEB Funds and Avanza Pension.

Share buybacks
At the 2025 Annual General Meeting (AGM), the Board was authorised to acquire own shares, provided that the company's total holdings of treasury shares does not exceed one-tenth of all shares in the company. During the first quarter of 2026, 829,251 shares were repurchased at a cost of SEK 37m, corresponding to an average price of SEK 44.50 per share. The 2026 AGM resolved to redeem 3,786,664 of the company's treasury shares and to restore the share capital through a bonus issue, which was executed during the second quarter. Subsequently, the company's holding of treasury shares as at 30 June 2026 amounted to 518,261 shares, which represents 1.1 percent of the total number of shares and votes. Following the buybacks, the total number of shares, excluding treasury shares, was 47,521,133.

Marketplace
Humana's shares trade on the Nasdaq Stockholm Main Market. The company's ticker symbol is HUM and the ISIN code is SE0008040653.

Related-party transactions
The Group's key personnel consists of the Board of Directors, the CEO and Group executive management, both through ownership of Humana and through their roles as senior executives. Related parties also include the principal owner Impilo Care AB, which is represented on the Board by Carolina Oscarius Dahl and Fredrik Strömholm. Related-party transactions are based on market conditions.

Risks and uncertainties
In the course of its operations, Humana is exposed to different types of financial risks.

Compliance with terms and conditions of financing agreements are important for the Group's financial position. The Board and management continuously monitor compliance with the terms and conditions of financing

HUMANA INTERIM REPORT Q2 2026 | 17

agreements and take the measures necessary to secure the Group's financial position and manage the financial risks relating thereto. The financial risks can be divided into liquidity and funding risk, interest rate risk, credit risk and currency risk. Risks are described in more detail in the section in Humana's 2025 annual and sustainability report entitled 'Risks and risk management' on pages 61–64, as well as in Note G21.

The main risks associated with operations and uncertainties that can affect the company's performance are related to political decisions that may affect private care companies, the risk of not being able to recruit the right employees, risks linked to expansion and growth, as well as risks linked to permit-dependent operations.

Humana conducts operations that are financed by the state, municipalities and regions and, as such, operations can be affected by political decisions. Humana's operations are highly labour-intensive, and the company is dependent on its ability to attract, employ and retain qualified personnel at market conditions. Humana's goal is to continue to grow, both organically and through acquisitions. Underlying growth requires positive economic development. A deteriorating external economy and inflation could erode the purchasing power of customers and affect the company's profitability. Acquisition growth is affected by Humana's financial position and the company's ability to identify suitable acquisition candidates and negotiate considerations and terms.

There are restructuring risks, business risks, tax risks and financial risks associated with growing, acquiring and integrating companies. In Sweden, an assessment of ownership and management forms part of the evaluation for private sector providers. There is a risk of new permits being delayed or existing permits being revoked.

External factors that affect the global or national economy can have a direct impact on Humana via inflation and higher costs in the supply chain, as well as an indirect impact via financial constraints affecting our contractors.

Humana's operations are subject to extensive regulatory requirements. The company must comply with laws, ordinances, rules and other regulations in Humana's countries of operation. Humana's main risks connected with compliance, responsibility and sustainability relate to quality deficiencies that impact the customer/client and risks associated with occupational health and safety. Humana has over 22,000 employees, the majority of whom work directly with the company's customers and clients. There is always a risk of staff not following Humana's governing documents and instead applying their own approach to clients and customers. A possible consequence is that customers and clients do not receive the treatment or intervention that has been decided upon.

Reclaims by the Swedish Social Insurance Agency (Försäkringskassan) within Personal Assistance are to be regarded as a tool for the Agency to retroactively evaluate legal practice and assessments relating to changes in benefit decisions. Humana contests most reclaims in court and prevails in the majority of them. There is a risk that the volume of reclaims may increase or that success in court may decline, which could result in significant financial impacts. Health and social care is the sector with the highest number of reported work injuries and illnesses caused by threats and violence. Humana's operations are covered by occupational health and safety regulations.

This interim report has not been subject to a review by the company's auditors as per ISRE 2410.

The Board of Directors and the CEO certify that this interim report for the first six-months of 2026 provides a true and fair view of the Parent Company's and the Group's operations, financial position and earnings, and describes the material risks and uncertainties facing the Parent Company and the Group.

Stockholm, 17 July 2026

Anders Nyberg
Chair of the Board

Grethe Aasved
Board member

Monica Lingegård
Board member

Leena Munter-Ollus
Board member

Carolina Oscarius Dahl
Board member

Ralph Riber
Board member

Fredrik Strömholm
Board member

Nathalie Boulas Nilsson
President and CEO

HUMANA INTERIM REPORT Q2 2026 | 18

Financial reports

Consolidated income statement

SEK millions	Note	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Net revenue	3, 4	2,581	2,506	5,057	5,039	10,029	10,011
of which net change in reclaims	5	-12	1	-15	-7	-23	-10
Other operating revenue	5	1	2	3	48	15	59
Operating revenue	3, 4	2,582	2,508	5,061	5,087	10,044	10,070
Other external expenses		-317	-273	-594	-551	-1,127	-1,084
Personnel costs		-2,056	-2,015	-4,006	-4,019	-7,870	-7,883
Depreciation and impairment		-152	-144	-299	-297	-590	-588
Other operating expenses		-14	-0	-19	-1	-25	-8
Operating expenses	5	-2,538	-2,433	-4,918	-4,869	-9,612	-9,563
Operating profit	3	44	75	143	218	432	508
Finance income		2	1	4	8	7	12
Finance costs		-53	-56	-104	-123	-211	-230
Profit before tax		-8	20	42	104	229	290
Income tax		-2	-3	-13	-13	-53	-52
Profit for the period		-9	17	29	91	176	238
Attributable to:							
Parent Company shareholders		-9	16	29	90	176	236
Non-controlling interests		-1	1	0	1	0	1
Profit for the period		-9	17	29	91	176	238
Earnings per share, SEK		-0.19	0.31	0.61	1.77	3.62	4.73
Average number of shares, thousands		47,521	49,965	47,776	50,685	48,488	49,931

Consolidated statement of comprehensive income

SEK millions	Note	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Profit for the period		-9	17	29	91	176	238
Other comprehensive income							
Items that have been or may be reclassified to profit or loss							
Exchange rate difference on translation of foreign operations		8	8	48	-40	-2	-90
Hedges of net investments in foreign operations	6	-	-9	-	11	-5	6
Accumulated exchange differences reversed through profit or loss		-	-	-	0	-	-
Total items that are or may be reclassified to profit or loss		8	-1	48	-29	-7	-84
Items that have not been or may be reclassified to profit or loss							
Actuarial gains and losses attributable to defined benefit pension plans		-	4	-	4	-	4
Total items that have not been or may be reclassified to profit or loss		-	4	-	4	-	4
Total other comprehensive income		8	3	48	-25	-7	-80
Comprehensive income for the period		-1	20	77	66	169	158
Attributable to:							
Parent Company shareholders		-1	19	77	65	169	157
Non-controlling interests		-1	1	0	1	0	1

HUMANA INTERIM REPORT Q2 2026 | 19

Consolidated balance sheet

SEK millions	Note	30 Jun 2026	30 Jun 2025	31 Dec 2025
ASSETS				
Non-current assets				
Goodwill	9	4,641	4,519	4,470
Other intangible assets		56	52	51
Property, plant and equipment		356	664	632
Right-of-use assets		2,749	2,779	2,678
Deferred tax assets		59	44	57
Financial assets		22	19	18
Total non-current assets		7,884	8,078	7,905
Current assets				
Trade receivables		980	1,061	877
Tax receivables		83	91	35
Other receivables		29	22	53
Prepaid expenses and accrued income		93	111	158
Total current receivables		1,186	1,286	1,122
Cash and cash equivalents		339	645	366
Total current assets		1,525	1,930	1,488
TOTAL ASSETS		9,410	10,008	9,394

SEK millions	Note	30 Jun 2026	30 Jun 2025	31 Dec 2025
EQUITY AND LIABILITIES				
Equity				
Share capital		1	1	1
Other paid-in equity		1,228	1,228	1,228
Reserves	6	14	7	62
Retained earnings, including profit for the period		1,878	1,867	1,949
Equity attributable to Parent Company shareholders		3,093	3,089	3,117
Equity attributable to non-controlling interests		-	138	139
Total equity		3,093	3,227	3,255
Non-current liabilities				
Non-current lease liabilities		2,370	2,531	2,318
Other non-current interest-bearing liabilities		1,449	1,742	1,541
Deferred tax liabilities		39	39	39
Provisions		6	6	5
Total non-current liabilities		3,864	4,318	3,902
Current liabilities				
Lease liabilities, current		544	394	518
Other current interest-bearing liabilities		123	199	25
Trade payables		194	209	213
Other current liabilities		397	386	277
Accrued expenses and deferred income		1,194	1,275	1,203
Total current liabilities		2,453	2,463	2,236
TOTAL EQUITY AND LIABILITIES		9,410	10,008	9,394

HUMANA INTERIM REPORT Q2 2026 | 20

Consolidated statement of changes in equity

SEK millions	Note	Share capital	Other paid-in capital	Translation reserve	Retained earnings incl. profit for the period	Equity attributable to Parent Company shareholders	Non-controlling interests	Total equity
Opening balance, 1 Jan 2025		1	1,228	22	1,911	3,162	130	3,292
Comprehensive income for the period								
Profit for the period		-	-	-	90	90	1	91
Other comprehensive income for the period		-	-	-29	4	-25	-	-25
Total comprehensive income for the period		-	-	-29	94	65	1	66
Owner transactions								
Shareholder contribution		-	-	-	-	-	8	8
Dividend		-	-	-	-50	-50	-	-50
Share buybacks		-	-	-	-88	-88	-	-88
Total owner transactions		-	-	-	138	138	8	130
Closing balance, 30 Jun 2025		1	1,228	-7	1,867	3,089	138	3,227
Opening balance, 1 Jan 2026		1	1,228	-62	1,949	3,117	139	3,255
Comprehensive income for the period								
Profit for the period		-	-	-	29	29	0	29
Other comprehensive income for the period		-	-	48	-	48	-	48
Total comprehensive income for the period		-	-	48	29	77	0	77
Bonus issue		0	-	-	-0	-	-	-
Owner transactions								
Share buybacks		-	-	-	-37	-37	-	-37
Dividend		-	-	-	-64	-64	-	-64
Changes in non-controlling interests		-	-	-	-	-	-139	-139
Cancellation of treasury shares		-0	-	-	0	-	-	-
Total owner transactions		-	-	-	-101	-101	-139	-240
Closing balance, 30 Jun 2026		1	1,228	-14	1,878	3,093	-	3,093

HUMANA INTERIM REPORT Q2 2026 | 21

Cash flow statement

SEK millions	Note	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Profit before tax		-8	20	42	104	229	290
Adjustments for:							
Depreciation and impairment		152	144	299	297	590	588
Financial items, net		52	55	101	114	204	218
Gain/loss on sale of subsidiary		71[1]		71[1]	46	71[1]	46
Gain/loss on sale of property, plant and equipment		-1	1	-2	3	-3	2
Other non-cash items		1	0	1	0	-1	-2
Profit before tax adjusted for non-cash items		203	221	448	472	1,025	1,049
Change in working capital		126	99	27	59	-16	16
Cash flow from operating activities excluding financial items and taxes paid		329	320	475	531	1,009	1,065
Financial items paid, net		-51	-61	-94	-127	-209	-241
Income tax paid		-17	-14	-53	-44	-63	-54
Cash flow from operating activities		261	245	328	361	737	770
Acquisitions, net cash impact	9	-60	-	-93	-	-92	0
Divestment of subsidiary, net cash impact		118[2]	-	118[2]	264	118[2]	264
Disposal of properties		-	-	-	-	1	1
Disposal of property, plant and equipment		1	1	2	2	4	4
Investments in non-current assets		18	23	31	79	56	104[1]
Cash flow from investing activities		41	-22	-4	187	-26	164
Change in liabilities to credit institutions, net		25	49	20	99	377	456
Changes in non-controlling interests		-15	-	-15	8	-15	8
Dividend		-64	-50	-64	-50	-64	-50
Share buyback			33	37	88	102	153
Repayment of lease liabilities		-119	-116	-234	-236	-464	-467
Cash flow from investing activities		-223	-248	-370	-465	-1,023	-1,118
Cash flow for the period		79	-26	-45	82	-312	-184
Cash and cash equivalents, opening balance		254	658	366	583	645	583
Exchange rate differences in cash and cash equivalents		7	12	19	-20	6	-33
Cash and cash equivalents, closing balance		339	645	339	645	339	366

[1] Disposal of the [illegible] [2] Total received consideration [illegible] SEK [illegible] of which [illegible] 18m was paid to the other minority owner. [3] Investment [illegible]

Parent Company Condensed income statement

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Operating revenue	-	-	-	-	-	-
Operating expenses	-11	-5	-17	-10	-25	-18
Operating profit	-11	-5	-17	-10	-25	-18
Interest income	10	7	20	38	40	58
Interest expenses	25	33	47	56	96	105
Profit after financial items	-26	-31	-43	-27	-81	-65
Group contributions	-	-	-	-	215	215
Change in untaxed reserves	-	-	-	-	-14	-14
Profit before tax	-26	-31	-43	-27	121	137
Income tax	5	6	9	6	-26	-29
Profit for the period and comprehensive income for the period	-21	-25	-34	-22	95	108

Parent Company Condensed balance sheet

SEK millions	30 Jun 2026	30 Jun 2025	31 Dec 2025
Non-current assets	1,801	1.803	1.801
Current assets	1,449	1,340	1.589
TOTAL ASSETS	3,250	3,143	3,390
Restricted equity	1	1	1
Unrestricted equity	1,459	1,532	1,595
TOTAL EQUITY	1,461	1,533	1,596
Untaxed reserves	193	179	193
Non-current liabilities	1,449	1,237	1,536
Current liabilities	148	194	65
TOTAL LIABILITIES	1,597	1,431	1,601
TOTAL EQUITY AND LIABILITIES	3,250	3,143	3,390

HUMANA INTERIM REPORT Q2 2026 | 22

Notes

Note 1 Accounting policies

This interim report has been prepared in accordance with IAS 34 Interim Financial Reporting along with applicable stipulations in the Swedish Annual Accounts Act. The report for the Parent Company has been prepared in accordance with Chapter 9 of the Swedish Annual Accounts Act Interim Reports. In general, the same accounting policies and bases of calculation have been used as in the annual report for 2025, which was prepared in accordance with the IFRS as ratified by the EU, and interpretations of these.

Disclosures in accordance with IAS 34.16A appear in the financial statements and their associated notes as well as in the interim information on pages 1–17, which form an integral part of this financial report.

Figures may be rounded up or down in tables and statements.

New accounting standards applied from 1 January 2027
Humana has determined that new or amended standards and interpretations will not have any significant effect on the consolidated financial statements.

Note 2 Estimations and assessments

Preparation of interim financial statements in compliance with IFRS requires management to make accounting estimates and assumptions which affect the application of the accounting policies and the carrying amounts of assets, liabilities, revenue and expenses. The actual outcome may differ from these accounting estimates and assessments. The critical assessments and sources of uncertainty in estimates are the same as in the most recent annual report.

Note 3 Operating segments

The Group's operations are divided into operating segments based on components of the business that are reviewed by the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), who are the company's chief operating decision makers. This is referred to as the management approach. The Group's operations are organised in such a way that the CEO and CFO review the results of each country. The countries are also operating segments. Each operating segment has a manager who is responsible for the day-to-day operations and regularly reports the results of the segment's performance to the CEO and CFO. The Group's internal reporting is therefore structured in such a way as to allow the CEO and CFO to review the the countries performance and results.

	Sweden		Norway		Finland		Other		Total	
SEK millions	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025
Net revenue	3,173	3,190	1,234	1,131	650	719	-	-	5,057	5.039
Other operating revenue	2	2	0	0	1	1	1	44	3	48
Operating revenue	3,174	3,192	1,235	1,131	651	720	1	44	5,061	5,087
EBITDA	166	168	60	60	27	20	190	267	442	515
Depreciation and impairment	-36	-34	-10	-10	-14	-8	-238	-246	-299	-297
Operating profit	129	134	-49	51	13	12	-48	21	143	218
Finance income									4	8
Finance costs									-104	-123
Profit before tax									42	104

For comparability, below table discloses the business areas in the Sweden operating segment.

	Individual & Family		Personal Assistance		Total Sweden	
SEK millions	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025
Net revenue	1,911	1,863	1,262	1,326	3,173	3,190
Other operating revenue	2	2	-	0	2	2
Operating revenue	1,912	1,866	1,262	1,326	3,174	3,192
EBITDA	159	143	6	26	166	168
Depreciation and impairment	35	32	2	2	36	34
Operating profit	125	111	4	24	129	134

HUMANA INTERIM REPORT Q2 2026 | 23

Note 4 Net revenue by country and service

By country and service

	Sweden		Norway		Finland		Total	
SEK millions	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jan–Jun 2026	Jan–Jun 2025
Individual and family care	1,347	1,334	878	793	650	687	2,875	2,815
Personal assistance	1,262	1,326	357	338			1,619	1,664
Elderly care	563	529	-	-	-	32	563	561
Total net revenue	3,173	3,190	1,234	1,131	650	719	5,057	5,039

Note 5 Items affecting comparability

SEK millions	Apr Jun 2026	Apr Jun 2025	Jan Jun 2026	Jan Jun 2025	Jul Jun 2025/26	Jan Dec 2025
Within the net revenue:						
Net change in reclaims by the Swedish Social Insurance Agency (Försakringskassan) (Sweden)	12	1	13	1	23	10
Total	-12	1	-13	-1	-23	-10
Within the operating costs:						
Loss on sale of subsidiary (Other) [1]	-7	-	-7	-	-7	-
Costs in connection with ceased service line (LARO) (Sweden)	-3	-	-3	-	-3	-
Costs linked to public takeover offer (Other)	6		6		6	
Costs linked to IVO's revocation of permit (Other)	-6	-2	-10	-2	-13	-5
Transaction- and integration costs (Other)	-3	-	-8	-	-8	-
Divestment of the elderly care operations in Finland (Other)				35		35
Total	-25	-2	-34	33	-37	29
Total items affecting comparability	37	1	47	32	60	19

[1] Disposal of the elderly care home in Strängnäs

Note 6 Hedge accounting

As of June 30, 2026, the Group has no currency transaction exposure to EUR or NOK. Effects from hedges of net investments in foreign operations of SEK -m (15) before tax have been recognized in the Group's statement of other comprehensive income.

Note 7 Contingent Assets

On June 14, 2024 Humana Assistans AB filed a statement of claim at the District Court of Stockholm to have the right for compensation tried for parts of the financial damages that the company suffered due to the incor-rect decision by IVO on January 31, 2023 to revoke the company's license. In the request for damages claim Humana Assistans AB is demands that the state compensate the company with SEK 259,1m for client losses and SEK 14m for legal expenses connected with the process in the Administrative Court. Humana Assistans also claimed interest on the amount demanded and that the State be ordered to pay Humana Assistans' litigation costs in the District Court. In June, the Stockholm District Court dismissed Humana Assistans AB's lawsuit. Humana Assistans AB has appealed the District Court's decision. For the appeal to be heard on the merits, the Court of Appeal must first grant leave to appeal. At present, Humana Assistans has no information as to when the Court of Appeal's decision regarding leave to appeal or a ruling on the claim for damages may be issued.

Not 8 Contingent Liabilities

Humana has been summoned as a party in a legal proceeding before the Labor Court concerning retroactive payment of overtime compensation due to scheduling regulations in Norway (in Norwegian: "Medleverturnus"). The dispute pertains to a claim for retroactive payment because the parties did not agree on a local special agreement during the period 1 May, 2023 - 19 October, 2023. This dispute involves approximately 300 employees in Norway. Humana has been obliged to pay according to the existing agree-ment even during the time when there was no agreement. The ruling has been announced and states that the union has submitted notice on time. Therefore, Humana and the union representatives need to enter into negotiations regarding compensation. For further information, see page 16.

HUMANA INTERIM REPORT Q2 2026 | 24

Note 9 Acquisitions

Net assets in acquired companies at date of acquisition

SEK millions	Familiehjelp-gruppen AS [1]	Homsan AB [1]	Total
Right-of-use assets	11	15	27
Other non current assets	1	0	1
Current receivables	20	8	28
Cash and cash equivalents	13	6	19
Lease liabilities	11	15	27
Other current liabilities	-24	-7	-31
Net identifiable assets and liabilities	10	8	18
Goodwill	35	58	94
Total consideration	46	66	112
Cash and cash equivalents in acquired entities	-13	-6	-19
Decrease in cash and cash equivalents	33	60	93

[1] The acquisition analysis is preliminary

Familiehjelpgruppen AS

On December 12, 2025, Humana announced the acquisition of Familie-hjelpgruppen AS, which, after the Swedish Competition Authority approved the acquisition, was completed on February 2, 2026. The goodwill of SEK 35m included in the acquisition will partly complement the Norwe-gian operations to become more comprehensive and efficient in terms of care services and expertise, especially within family homes and support services, through a combined workforce. In addition to the coordination gains that arise, the acquisition will complement Humana's care for children and young people.

Net sales from the acquired company, which has been included in the con-solidated income statement since 2 February, amounted to SEK 36m for the second quarter and SEK 58m for the six-month period. The acquired com-pany contributed SEK 5m to the profit for the period and SEK 7m for the six-month period. Transaction costs of SEK 4m have been reported as other operating expenses in the Group. If the acquisition had been completed as of 1 January 2026, the Group's net sales for the quarter would have totalled SEK 5,069m (SEK 12m higher) and the profit for the period would have amounted to SEK 30m (SEK 1m higher).

Homsan AB

On March 10, 2026, Humana announced the acquisition of the Swedish company Homsan AB, which was complete on April 1, 2026. The goodwill of SEK 58m included in the acquisition will complement the Swedish opera-tions in day care activities and strengthen Humana's geographical presence in the Stockholm region.

Net sales from the acquired company, which has been included in the con-solidated income statement since 1 April, amounted to SEK 16m for the second quarter and the six-month period. The acquired company contrib-uted SEK 2m to the profit for the period in the quarter and the six-month period. Transaction costs of SEK 3m have been reported as other operating expenses in the Group. If the acquisition had been completed as of 1 Janu-ary 2025, the Group's net sales for the six-month period would have totalled SEK 5,073m (SEK 16m higher) and the profit for the period would have amounted to SEK 30m (SEK 1m higher).

HUMANA INTERIM REPORT Q2 2026 | 25

Reconciliation of financial statements with IFRS

The financial reports issued by Humana include alternative performance measures that complement the measures defined or specified in applicable financial reporting rules. Alternative performance measures are indicated when, in their context, they provide clearer or more detailed information than the measurements defined in the applicable financial reporting rules. Alternative performance measures derive from the company's consolidated accounts and are not measured in accordance with IFRS.

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Net revenue	2,581	2,506	5,057	5,039	10,029	10,011
Net change in reclaims by the Swedish Social Insurance Agency (Försäkringskassan)	12	-1	13	1	23	10
Adjusted net revenue	2,593	2,505	5,070	5,040	10,052	10,021
Operating profit	44	75	143	218	432	508
Divestment of the eldery care operations in Finland	-	-	-	-35	-	-35
Other – see Note 5	37	1	47	3	60	16
Adjusted operating profit[3]	81	76	190	186	492	489
Adjusted EBITDA						
Operating profit	44	75	143	218	432	508
Depreciation and impairment	152	144	299	297	590	588
EBITDA	195	219	442	515	1,022	1,096
Divestment of the eldery care operations in Finland[1]	-	-	-	-40	-	-40
Other – see Note 5	37	1	47	3	60	16
Adjusted EBITDA[3]	232	220	489	478	1,082	1,071
Rental charges	147	145	290	295	578	583
Adjusted EBITDA (excl IFRS 16)[3]	85	75	199	183	504	488
Adjusted operating profit[3]	81	76	190	186	492	489
Rental charges	-147	-145	-290	-295	-578	-583
Depreciation of right-of-use assets	123	122	241	249[2]	481	489[2]
Adjusted operating profit (excl. IFRS 16)[3]	56	53	140	140	394	394

[1] Total effect from divestment of elderly care operations in Finland amounted to SEK 35m including IFRS 16.
[2] IFRS 16 effects from non-recurring items related to divestment of elderly care operations in Finland are included.
[3] Prior periods are restated with net change in reclaims by the Swedish Social Insurance Agency (Försäkringskassan), see note 5.

SEK millions	Apr–Jun 2026	Apr–Jun 2025	Jan–Jun 2026	Jan–Jun 2025	Jul–Jun 2025/26	Jan–Dec 2025
Organic growth						
Net revenue, base	2,506	2,534	5,039	4,942	10,385	10,295
Net revenue, growth in revenue	-8	-39	-19	-89	-101	-172
Total organic growth	-0.3%	-1.5%	-0.4%	-1.8%	-1.0%	-1.7%
Free cash flow						
Operating profit	44	75	143	218	432	508
Depreciation, amortization and impairment	152	144	299	297	590	588
Rental charges	-147	-145	-290	-295	-578	-583
EBITDA excluding IFRS 16	48	74	152	220	444	513
Change in working capital	126	99	27	59	16	16
Investments in other non-current assets, net	-17	-36	-29	-62	-67	-100
Change in investments in Strängnäs including non-controlling interests	-15	13	-15	-7	0	8
Divestment of subsidiary, net cash impact[1]	118	-	118	-	118	-
Financial items paid, net, excluding IFRS 16	-22	-31	-35	-66	-92	-123
Income tax paid	-17	-14	-53	-44	-63	-54
Other	7	2	6	43	3	47
Free cash flow	229	107	170	58	326	214

[1] Disposal of the elderly care home in Strängnäs

HUMANA INTERIM REPORT Q2 2026 | 26

SEK millions	30 Jun 2026	30 Jun 2025	31 Dec 2025
Interest-bearing net debt (excl. lease liabilities)			
Other non-current interest-bearing liabilities	1,449	1,742	1,541
Other current interest-bearing liabilities	123	199	25
Cash and cash equivalents	-339	-645	-366
Interest-bearing net debt (excl. lease liabilities)	1,233	1,295	1,199
Adjusted EBITDA, rolling 12 months (excl IFRS 16)[1]	504	480	488
Interest-bearing net debt/Adjusted EBITDA, rolling 12 months, times (excl. lease liabilities)[1]	2.4x	2.7x	2.5x
Return on capital employed, %			
Total assets	9,410	10,008	9,394
Deferred tax liabilities	-39	-39	-39
Trade payables	-194	-209	-213
Other current liabilities	-397	-386	-277
Accrued expenses and deferred income	-1,194	-1,275	-1,203
Capital employed	7,584	8,098	7,662
Operating profit, rolling 12 months	432	519	508
Interest income, rolling 12 months	7	14	12
Total	440	532	519
Return on capital employed, %	5.8%	6.6%	6.8%
Equity/assets ratio, %			
Total equity	3,093	3,227	3,255
Total assets	9,410	10,008	9,394
Equity/assets ratio, %	33%	32%	35%

[1] Prior periods are restated with net change in reclaims by the Swedish Social Insurance Agency (Försäkringskassan), see note 5.

HUMANA INTERIM REPORT Q2 2026 | 27

Financial definitions and intent

Financial performance measures

	Definition	Purpose
Return on capital employed (%)	Operating profit and interest income divided by total capital employed multiplied by 100.	Indicates the operating return on the capital that owners and lenders have made available. The intent is to show consolidated returns, regardless of the financing.
Adjusted net revenue	Net revenue adjusted for net change in reclaims by the Swedish Social Insurance Agency (Försäkringskassan).	The measure shows the underlying net revenue adjusted for net change in reclaims by the Swedish Social Insurance Agency (Försäkringskassan).
EBITDA	Operating profit before depreciation, amortisation and impairment.	Used to monitor the company's profit/loss generated by operating activities and facilitate comparisons of profitability between different companies and industries.
EBITDA (excl. IFRS 16)	Operating profit before depreciation, amortisation and impairment adjusted for rental charges.	Used to monitor the company's profit/loss generated by operating activities and facilitate comparisons of profitability between different companies and industries. The key figure is adjusted for rental costs.
Adjusted EBITDA (excl. IFRS 16)	EBITDA (excl IFRS 16) adjusted for items affecting comparability.	Used to monitor the company's profit/loss generated by operating activities and facilitate comparisons of profitability between different companies and industries. The key figure is adjusted for rental costs and non-recurring items.
Adjusted operating profit and adjusted EBITDA	Operating profit and EBITDA adjusted for items affecting comparability.	Adjustment for non-recurring items is made to facilitate a fair comparison between two comparable periods and to show the underlying trend in operating activities excluding items affecting comparability.
Operating cash flow	Operating profit adjusted for depreciation/amortisation/impairment including changes in working capital and investments in other non-current assets (net).	The exclusion of cash flow from acquisitions and financing facilitates an analysis of cash conversion in operating activities.
Organic growth	Growth in net revenue in local currency for comparable companies that Humana owned during the previous comparative period.	The measure shows the underlying growth in net revenue in comparable companies between the different periods.
Interest-bearing net debt	Borrowing excluding interest rate derivatives less cash and cash equivalents and interest-bearing assets.	Net debt is used as a simple way to illustrate and assess the Group's ability to meet financial commitments.
Interest-bearing net debt excluding lease liabilities	Borrowing excluding interest rate derivatives and lease liabilities less cash and cash equivalents and interest-bearing assets.	Net debt is used as a simple way to illustrate and assess the Group's ability to meet financial commitments.
Interest-bearing net debt/adjusted EBITDA, times	Interest-bearing net debt divided by adjusted EBITDA.	Indicates the Group's debt in relation to adjusted EBITDA. This is used to illustrate the Group's ability to meet financial commitments.
Interest-bearing net debt/adjusted EBITDA, times (excl. lease liabilities)	Interest-bearing net debt excl lease debt divided by adjusted EBITDA, times (excl lease liabilities).	Indicates the Group's debt in relation to adjusted EBITDA excl lease liabilities. This is used to illustrate the Group's ability to meet financial commitments.
Equity/assets ratio (%)	Equity including non-controlling interests divided by total assets multiplied by 100.	Indicates the proportion of assets that are financed with equity. The aim is to assess the Group's solvency in the long term.
Capital employed	Total assets less non-interest-bearing liabilities.	Indicates the portion of the company's assets financed by interest-bearing capital.

Other performance measures

	Definition
Average number of shares	Calculated as the average daily number of shares outstanding after redemption and repurchase.
Items affecting comparability	Non-recurring items that complicate the comparability between two given periods.
Average number of full-time employees	Average number of full-time employees during the reporting period.
Average number of customers	Average number of customers during the reporting period.
Earnings per share for the period	Profit for the period attributable to Parent Company shareholders divided by average number of shares.
Operating profit	Profit before financial items and tax.
Operating margin (%)	Operating profit divided by net revenue multiplied by 100.

This information is information that Humana AB is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contacts set out below, on 17 July 2026 at 08.00 CET.

Financial calendar

Interim report Jan–Sep 2026	22 October 2026
Year-end report Jan-Dec 2026	5 February 2027

Telefonkonferens

A web-based teleconference will be held on 17 July 2026 at 09.00 CET at which President and CEO Nathalie Boulas Nilsson and CFO Christoffer Herou will present the report and answer questions. If you wish to take part via the webcast, use the following link.

Contact

Christoffer Herou
CFO
+46 72 582 86 16
christoffer.herou@humana.se

Ewelina Pettersson
Head of Investor Relations
+46 730 747 912
ewelina.pettersson@humana.se

Humana AB
Warfvinges väg 39, 7th fl.
SE-112 51 Stockholm

Telephone: 08-599 299 00
www.humanagroup.se

Humana

Humana’s articles of association

Adopted on 11 May 2021

Articles of Association for Humana AB, organization number 556760-8475.

§ 1.	Company name

The company’s name is Humana AB. The company is a public limited company (publ).

§ 2.	Registered office

The Board of Directors shall have its registered office in Stockholm Municipality, Stockholm County.

§ 3.	Activities

The company’s business shall be to provide, directly or indirectly through subsidiaries, quality health and social care services, associated training activities and conduct activities compatible therewith.

§ 4.	Share capital

The share capital shall be not less than SEK 1,000,000 and not more than SEK 4,000,000.

§ 5.	Number of shares

The number of shares shall be not less than 45,000,000 and not more than 180,000,000.

§ 6.	Board of Directors

The Board of Directors shall consist of not less than 3 and not more than 10 members.

§ 7.	Auditors

The company shall have a maximum of two auditors and a maximum of two deputy auditors or a registered auditing firm.

§ 8.	Notice of general meetings

Notice of a general meeting shall be published in Post- och Inrikes Tidningar and on the company’s website. That notice has been given shall be announced in Dagens Industri.

§ 9.	Advance notice

A shareholder wishing to attend a general meeting must notify the company no later than the date stated in the notice of the general meeting. This day may not be a Sunday, other public holiday, Saturday, Midsummer’s Eve, Christmas Eve or New Year’s Eve and may not fall earlier than the fifth weekday before the general meeting.

Shareholders may bring one or two assistants to the General Meeting, but only if the shareholder notifies the company of the number of assistants in the manner specified in the previous paragraph.

§ 10.	Annual General Meeting

The Annual General Meeting shall be held in Stockholm.

The following matters shall be dealt with at the Annual General Meeting:

1.	Election of the Chairman of the General Meeting.

2.	Preparation and approval of the voting list.

3.	Approval of the agenda.

4.	Election of one or two persons to verify the minutes.

5.	Examination of whether the General Meeting has been duly convened.

6.	Presentation of the annual report and the auditor’s report as well as the consolidated financial statements and the auditor’s report on the consolidated financial statements.

7.	Resolutions on:

a.	adoption of the income statement and balance sheet and the consolidated income statement and consolidated balance sheet;

b.	allocation of the company’s profit or loss according to the adopted balance sheet; and

c.	discharge from liability to the company of the members of the Board of Directors and the Managing Director.

8.	Determination of the number of members of the Board of Directors and the number of auditors and deputy auditors.

9.	Determination of Directors’ fees and auditors’ fees.

10.	Election of directors and auditors.

11.	Other business that falls to the meeting in accordance with the Companies Act or the Articles of Association.

§ 11.	Financial year

The company’s financial year shall be the calendar year (January 1 – December 31).

§ 12.	Reconciliation clause

The company’s shares shall be registered in a CSD register in accordance with the Swedish Central Securities Depositories and Financial Instruments Accounts Act (1998:1479).

§ 13.	Collection of proxies and postal voting

The Board of Directors may collect proxies in accordance with the procedure set out in Chapter 7.4, second paragraph of the Companies Act (2005:551).

Prior to a general meeting, the Board of Directors may decide that shareholders shall be able to exercise their voting rights by post before the general meeting.

Statement by Humana’s Board of Directors

The description of Humana on pages 33–62 of this Offer Document has been reviewed by Humana’s Board of Directors. In the opinion of the Board of Directors, this brief description provides a correct and fair, albeit not complete, view of Humana.

Stockholm, 24 August 2026

Humana AB

Board of Directors

INFORMATION ABOUT AMBEA

Ambea is the Nordic region’s knowledge-leading care company. Ambea has more than 41,000 employees and works to create a good life for more than 18,000 care receivers at more than 1,000 units across the Nordics. Ambea aims to be the quality leader in all that it does, and its vision is to make the world a better place, one person at a time. Ambea is headquartered in Solna, Sweden, and is listed on Nasdaq Stockholm.

Ambea’s registered company name and trade name is Ambea AB (publ), corporate Reg. No. 556468-4354 and LEI code 549300AEVNZRHYI5HV24. The Board of Directors has its registered office in the Municipality of Stockholm, Stockholm County. Ambea was incorporated in Sweden on 25 May 1993 and registered with the Swedish Companies Registration Office on 9 July 1993. Ambea is a public limited liability company and its operations are governed by the Swedish Companies Act. According to Article 3 of its articles of association, Ambea’s objects are to, directly or through subsidiaries, offer high-quality services to elderly people and people with disabilities and to conduct other business oriented towards services, care, learning and/or other activities compatible therewith.

Further information about Ambea and the shares in Ambea is included in the appendix “Prospectus regarding the offer of shares and CVR Instruments in Ambea AB (publ) to the shareholders of Humana AB” to this Offer Document. See also Ambea’s website, www.ambea.se.

TAX MATTERS IN SWEDEN

The following is a summary of certain Swedish tax matters that arise as a result of the Offer for individuals and limited liability companies holding shares in Humana and who are unlimitedly liable to tax in Sweden, unless otherwise stated. The summary is based on legislation currently in force in Sweden and is intended only as general information.

The summary does not address:

●	situations in which shares are held as inventory assets in a business;

●	situations in which shares are held by limited partnerships or general partnerships;

●	situations in which shares are held in an investment savings account or an endowment insurance account;

●	the special rules on tax-exempt capital gains (including the prohibition on deductions for capital losses) and dividends in the corporate sector that may apply where the investor holds shares in Humana that are deemed business-related for tax purposes;

●	the special rules that may in certain cases apply to shares in companies that are, or have been, closely held companies or to shares acquired by virtue of such shares;

●	the special rules that may apply to individuals who make or reverse an investor deduction;

●	foreign companies conducting business through a permanent establishment in Sweden; or

●	foreign companies that have been Swedish companies.

Special tax rules also apply to certain categories of companies. The tax treatment of each individual holder of securities depends on that holder’s specific circumstances. Each holder of shares in Humana should consult independent tax advisers regarding the tax consequences that the Offer may entail for that holder, including the applicability and effect of foreign rules and tax treaties. The summary below is based on the assumption that the shares in Humana are deemed listed securities for tax purposes. However, no assurance is given that the shares are, or will be, deemed listed securities.

Disposal of shares in Humana

Shareholders who accept the Offer are deemed to have disposed of their shares in Humana and are taxed on a capital gain.

General calculation rules for capital gains and capital losses

Capital gains and capital losses, respectively, are calculated as the difference between the consideration on disposal of the shares, less selling expenses, and the cost basis, and must be reported in the income tax return. The cost basis for all shares of the same class and type is aggregated and calculated jointly by applying the average-cost method. Alternatively, for sales of listed shares, the standard method may be used. Under this method, the cost basis may be determined as 20 percent of the sale proceeds after deduction of selling expenses.

Individuals

For individuals who are unlimitedly liable to tax in Sweden, capital income such as interest, dividends and capital gains is taxed in the income-from-capital category. The tax rate in the income-from-capital category is 30 percent. Capital losses on listed shares may be deducted in full against taxable capital gains arising in the same year, both on shares and on listed securities taxed as shares (but not units in investment funds or special funds containing only Swedish debt instruments, known as interest funds). For capital losses on listed shares that have not been deducted through the set-off possibility mentioned above, a deduction is allowed in the income-from-capital category for 70 percent of the loss.

If a deficit arises in the income-from-capital category, a reduction of tax is granted against tax on income from employment and business activities, as well as property tax and municipal property charges. The tax reduction is 30 percent of the portion of the deficit not exceeding SEK 100,000 and 21 percent of the remaining deficit. Deficits may not be carried forward to subsequent tax years.

Limited liability companies

For limited liability companies, all income, including taxable capital gains and taxable dividends, is taxed in the income-from-business category at a rate of 20.6 percent. Capital gains and capital losses, respectively, are calculated in accordance with the description above under “General calculation rules for capital gains and capital losses”.

Deductions for deductible capital losses on shares and other securities taxed as shares are allowed only against taxable capital gains on shares and other securities taxed as shares. A capital loss that has not been utilised in a particular year may be carried forward (by the limited liability company that incurred the loss) and deducted against taxable capital gains on shares and other securities taxed as shares in subsequent tax years without time limitation. If a capital loss cannot be deducted by the company that incurred the loss, it may be deducted against taxable capital gains on shares and other securities taxed as shares in another company within the same group, provided that the companies are entitled to group contributions and both companies request this for a tax year having the same tax-return date (or that would have had the same date had the accounting obligation of either company not ceased). Special tax rules may apply to certain categories of companies or legal entities, such as investment companies and life insurance companies.

Shareholders who are limitedly liable to tax in Sweden

Individuals and legal entities who are limitedly liable to tax in Sweden are normally not subject to Swedish capital gains tax on the disposal of shares. The holder of shares may, however, be subject to taxation in its state of residence.

However, under a special rule, individuals who are limitedly liable to tax in Sweden are subject to Swedish capital gains tax on the disposal of shares and other securities taxed as shares if, at any time during the calendar year in which the disposal takes place or during the preceding ten calendar years, they have been resident or permanently stayed in Sweden. The application of the rule is, however, in many cases limited by tax treaties.

Disposal of shares in Humana for the Cash Consideration, the Share Consideration and the Additional Consideration

The Cash Consideration is taxable as a capital gain.

For the part of the consideration consisting of shares in Ambea, the Share Consideration, the rules on deferred taxation are applicable to individuals and the rules on tax-deferral qualifying share exchanges are applicable to legal entities, provided that the disposal takes place on market terms and that Ambea holds shares in Humana representing in aggregate more than 50 percent of the total number of votes in Humana at the end of the calendar year in which the disposal takes place.

For any Additional Consideration, see “Tax matters in Sweden – Taxation of the Additional Consideration” below.

Individuals

Where the rules on deferred taxation in share exchanges apply, individuals are deemed to have acquired the shares in Ambea for a price corresponding to the actual cost basis of the disposed shares in Humana. Under these rules, the exchange of shares need not be reported.

Under these rules, the Cash Consideration is fully taxable, and the entire cost basis is transferred to the shares in Ambea received.

Legal entities

Legal entities wishing to defer taxation of a capital gain must report the gain in their tax return and simultaneously claim deferral of taxation of the capital gain. Capital gains and capital losses, respectively, are calculated as the difference between the cost basis of the disposed shares in Humana and the market value of the shares in Ambea received. Upon request, the Swedish Tax Agency may issue general guidance regarding the disposal price and the acquisition cost applicable at the time of a share exchange. Ambea intends to submit such a request, and the information will be available on Ambea’s and the Swedish Tax Agency’s websites (www.ambea.se and www.skatteverket.se, respectively). If deferral is granted, a deferral amount is determined and allocated equally among the shares in Ambea received as consideration for the shares in Humana.

The Cash Consideration received under the Offer is fully taxable under these rules.

Taxation of the Additional Consideration

Any cash Additional Consideration is taxed as a capital gain in the tax year in which it can be calculated and is taxed by applying the circumstances and calculation rules that applied in the year of disposal in respect of the shares in Humana.

OFFER RESTRICTIONS

The offer of shares and CVR Instruments in Ambea is made only on the basis of a prospectus following approval and registration by the SFSA. An English language translation of the Swedish Prospectus is appended to this Offer Document. No person should take a position on the Offer or elect to sell or receive any shares or CVR Instruments pursuant to the Offer on the basis of anything other than the information in this Offer Document and the Prospectus.

Important information for shareholders outside Sweden and for banks, brokers, dealers, nominees and other institutions holding shares for persons resident outside Sweden

This Offer Document does not constitute an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand or South Africa, or in any other jurisdiction where such offer would be prohibited by applicable law pursuant to the laws, restrictions and regulations of such relevant jurisdiction (the “Restricted Jurisdictions”). Shareholders who are not resident in Sweden and who wish to participate in the Offer must carry out further enquiries regarding applicable legislation and possible tax consequences.

The Offer is not being made, directly or indirectly, in or into the Restricted Jurisdictions by mail, by any means of communication (including, but not limited to, facsimile, e-mail, telex, telephone and the internet) used in national or international commerce or by any national securities exchange or trading venue in the Restricted Jurisdictions, and the Offer may not be accepted by any such means or instrumentality in or from the Restricted Jurisdictions. Accordingly, neither the Offer Document nor any other documentation relating to the Offer is being, or may be, sent, mailed or otherwise distributed in or into the Restricted Jurisdictions.

The Offer Document is not being, and may not be, sent to shareholders with registered addresses in the Restricted Jurisdictions. Banks, brokers, dealers and other nominees holding nominee-registered shares for persons in the Restricted Jurisdictions may not forward the Offer Document or other documents relating to the Offer to such persons. Persons receiving such documents or information (including nominees, representatives and agents) should not distribute or send them in or into a Restricted Jurisdiction or use mail or any other means of communication within a Restricted Jurisdiction in connection with the Offer.

Failure to comply with these restrictions may constitute a violation of the securities laws of any of the Restricted Jurisdictions. It is the responsibility of all persons receiving the Offer Document, the acceptance form or other documents relating to the Offer Document or the Offer, or otherwise coming into possession of such documents, to inform themselves of and observe all such restrictions. Any recipient of the Offer Document who is uncertain as to its position in relation to these restrictions should consult its professional adviser in the relevant jurisdiction.

Neither Ambea nor DNB Carnegie Investment Bank AB (publ) (“DNB Carnegie”) accepts or assumes any responsibility for any violation by any person of any of these restrictions.

The Offer Document does not constitute an offer to acquire or receive securities other than the shares in Humana covered by the Offer.

Any tender of shares in the Offer resulting from a direct or indirect breach of the restrictions described in the Offer Document and accompanying documents will be invalid. Furthermore, persons who have tendered shares pursuant to the Offer will not be deemed to have made a valid tender if such person is unable to make the representations and warranties set out in the section “Offer restrictions – Certifications regarding restrictions” below and any corresponding representations and warranties in the acceptance form.

Acceptances of the Offer and tenders of shares in Humana made by a person located in a Restricted Jurisdiction, by any nominee, representative, agent or other intermediary acting on a non-discretionary basis for a principal giving instructions from the Restricted Jurisdictions, or through the use of mail or any other means of communication within the Restricted Jurisdictions, whether directly or indirectly, will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary holding shares in Humana for any persons).

Any acceptance form or other communication relating to the Offer that originates from, is postmarked from, has a return address in, or otherwise appears to have been sent from the Restricted Jurisdictions will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary).

Acceptances of the Offer and tenders of shares in Humana will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary) if consideration for the shares in Humana must be mailed or otherwise delivered to or within a Restricted Jurisdiction or if an address in a Restricted Jurisdiction is provided for receipt of the purchase price for the shares in the Offer or for return of the acceptance form.

Each of Ambea and DNB Carnegie reserves the right, in its sole discretion (and without prejudice to the shareholder’s responsibility for the representations and warranties made by it), (a) to reject tenders of shares without further investigation where the origin of such tender cannot be determined, or (b) to investigate, with respect to tenders of shares pursuant to the Offer, whether any representations and warranties made by a shareholder are correct and, if such investigation is undertaken and as a result Ambea determines (for any reason) that such representations and warranties are incorrect, reject such tender.

The Offer Document does not constitute an offer of securities to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the securities referred to herein. The Offer Document is distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (within the meaning of the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) and who are: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2)(a) to (d) of the Order; or (iii) other persons to whom the information may lawfully be communicated (all such persons together being referred to as “Relevant Persons”). Any investment activity to which the Offer Document relates is available only to, and will be engaged in only with, Relevant Persons. Persons who are not Relevant Persons must not act on or rely on the Offer Document or its contents.

DNB Carnegie will not regard any other person as its client in relation to the Offer and will not be responsible to anyone other than Ambea for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other transaction, matter or arrangement referred to in this Offer Document.

Certifications regarding restrictions

By accepting the Offer through delivery of a duly signed acceptance form to DNB Carnegie, the holder of tendered shares, and any nominee, representative, agent or other intermediary that delivers the acceptance form or participates in the Offer on behalf of the holder, represents and warrants that it:

●	was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time of receipt of the Offer Document, the acceptance form or any other document or information relating to the Offer, and has not mailed, sent or otherwise distributed any such document or information in or into a Restricted Jurisdiction;

●	has not, directly or indirectly, used mail or any other means of communication (including, inter alia, facsimile, e-mail, telex and telephone) used in national or international commerce or by the securities exchanges or trading venues in a Restricted Jurisdiction in connection with the Offer;

●	was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time of accepting the terms of the Offer, at the time of returning the acceptance form or at the time of delivering instructions to accept the Offer (whether orally or in writing); and

if acting in the capacity of a nominee, representative, agent or other intermediary, either (i) has full investment discretion with respect to the shares covered by the acceptance form or (ii) the person on whose behalf it acts has approved that it makes the aforementioned representations and warranties and was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time the shareholder instructed such nominee, representative, agent or other intermediary to accept the Offer on his or her behalf, and such nominee, representative, agent or other intermediary processes the acceptance in the ordinary course of its business as an intermediary.

INFORMATION TO INVESTORS IN THE UNITED STATES

The Offer is made to U.S. shareholders in Humana on the same terms and conditions as those made to all other shareholders in Humana to whom the Offer is made, in reliance on the exemption for so-called “Tier I” offers under Rule 14d-1(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the U.S. tender offer rules. All information documents, including the Offer Document, are disseminated to U.S. holders on a basis comparable to the method pursuant to which such documents are provided to Humana’s other shareholders. U.S. shareholders should note that Humana is not listed on a securities exchange or trading venue in the United States, is not subject to the periodic requirements of the Exchange Act and is not required to, and does not, file any reports with the United States Securities and Exchange Commission. The new shares in Ambea that may be issued as Share Consideration and the CVR Instruments that may be issued as part of the Consideration in connection with the Offer are not being, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction of the United States. Such securities are being offered in the United States pursuant to the exemption from registration provided by Rule 802 under the Securities Act.

The offer materials will be furnished to the U.S. Securities and Exchange Commission (“SEC”) under cover of Form CB. Ambea will file a Form F-X with the SEC appointing an agent for service of process in the United States in connection with the Offer.

The Offer is made for the issued and outstanding shares of Humana, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The Tier I exemption exempts the Offer from most provisions of Regulation 14D and Rules 14e-1 and 14e-2 under the Exchange Act. Accordingly, the Offer is being conducted primarily in accordance with Swedish law, the Takeover Rules and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Holders of the shares of Humana domiciled or resident in the United States (the “U.S. Holders”) are encouraged to consult with their own advisors regarding the Offer.

The U.S. Holders should consider that the price for the Offer is being paid in SEK and that no adjustment will be made based on any changes in the exchange rate.

To the extent permissible under applicable law or regulations, Ambea and its affiliates or its brokers and its brokers’ affiliates (acting as agents for Ambea or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Humana outside the United States (or any securities that are convertible into, exchangeable for or exercisable for such shares). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In addition, affiliates to the financial advisors to Ambea may also engage in ordinary course trading activities in securities of Humana, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements are in compliance with applicable law and regulation. Any information about such purchases will be announced as and to the extent required under applicable Swedish law, rules or regulations.

The receipt of the Consideration (including the Cash Consideration, the Share Consideration and the CVR Instrument) pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional advisor regarding the tax consequences of accepting the Offer. Neither Ambea nor any of its affiliates and their respective directors, officers, employees or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.

This Offer is made for the securities of a foreign company. The Offer is subject to the disclosure requirements of Sweden, which are different from those of the United States. Ambea’s financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. It may be difficult for U.S. Holders to enforce their rights and any claims they may have arising under the U.S. federal or state securities laws in connection with the Offer, since Ambea is located in another country other than the United States, and some or all of its officers and directors may be residents of countries other than the United States. U.S. Holders may not be able to sue Ambea or Humana or their respective officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Ambea or Humana and/or their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE OFFER OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE OFFER IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

CONTACT DETAILS

Ambea AB (publ)

Röntgenvägen 3D

SE-171 29 Solna

Sweden

Telephone: 08–57870000

www.ambea.se

Humana AB

Warfvinges väg 39

SE-112 51 Stockholm

Sweden

Telephone: 08–59929900

www.humanagroup.se

AUDITOR TO AMBEA

Ernst & Young Aktiebolag

Hamngatan 26

SE-111 47 Stockholm

Sweden

FINANCIAL ADVISOR TO AMBEA

DNB Carnegie Investment Bank AB

Regeringsgatan 56

SE-111 56 Stockholm

Sweden

LEGAL ADVISORS TO AMBEA

As to Swedish law	As to U.S. law
Advokatfirman Vinge KB	Milbank LLP
Smålandsgatan 20	100 Liverpool Street
SE-111 46 Stockholm	London EC2M 2AT
Sweden	United Kingdom

APPENDIX

Prospectus regarding the offer of shares and

CVR Instruments in Ambea AB (publ) to

the shareholders of Humana AB

AMBEA AB (PUBL)

DNB CARNEGIE INVESTMENT BANK AB (PUBL)

IMPORTANT INFORMATION

On 29 June 2026, Ambea AB (publ) (“Ambea”) announced a public offer for all shares in Humana AB, Reg. No. 556760-8475 (“Humana”). This prospectus (the “Prospectus”) has been prepared in connection with the Offer and relates to the shares and CVR Instruments in Ambea offered as consideration in the Offer. The shares in Ambea and Humana (jointly, the “Companies”) are admitted to trading on Nasdaq Stockholm (“Nasdaq Stockholm”). The CVR Instruments will not be admitted to trading on a regulated market or any other trading platform.

This Prospectus, and a Swedish language version of it (the “Swedish Prospectus”), have been prepared as an EU Follow-on Prospectus in accordance with Article 14a of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”), and the Swedish Prospectus has been approved and registered by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”). The SFSA only approves that the Swedish Prospectus meets the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation. Such approval should not be considered as an endorsement of either the issuer referred to in the Swedish Prospectus or the quality of the securities referred to in the Swedish Prospectus, and investors should make their own assessment as to the suitability of investing in the securities. The Swedish Prospectus was approved by the SFSA on 24 August 2026. The Swedish Prospectus is valid for up to twelve months after the date of approval, provided that it is supplemented when required pursuant to Article 23 of the Prospectus Regulation. Any supplements will be published on Ambea’s website for the Offer, www.care-for-tomorrow.com/. The obligation to prepare supplements to the Swedish Prospectus as a result of significant new factors, material mistakes or material inaccuracies ceases, in respect of the shares, when the new shares in Ambea have been admitted to trading on Nasdaq Stockholm and, in respect of the CVR Instruments, when the acceptance period in the Offer has expired. Ambea has also prepared an offer document (the “Offer Document”), which has been approved and registered by the SFSA in accordance with Chapter 2 of the Stock Market (Takeover Bids) Act (2006:451) and Chapter 2a of the Financial Instruments Trading Act (1991:980). In the event of any discrepancies between the Prospectus and the Swedish Prospectus, the Swedish Prospectus shall prevail.

The information in the Prospectus is intended to be correct, although not complete, only as of the date on which the Prospectus is made public. No representation is made that it has been or will be correct at any other time. The information in the Prospectus is provided solely in connection with the Offer and may not be used for any other purpose.

Unless expressly stated otherwise in this Prospectus, no financial information in the Prospectus has been audited or reviewed by the Companies’ respective auditors. All financial amounts are stated in Swedish kronor (“SEK”), unless otherwise indicated, and “MSEK” means millions of SEK. The figures in the Prospectus have in some cases been rounded and, consequently, certain columns do not necessarily add up to the total amounts stated in the Prospectus.

Swedish law governs the Prospectus. Any dispute concerning, or arising in connection with, the Prospectus shall be settled exclusively by a Swedish court, with the Stockholm District Court as the court of first instance.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and forward-looking information. Forward-looking statements are all statements that do not relate to historical facts and events, including statements regarding future results, financial position, cash flows, growth, plans and expectations regarding the businesses of Ambea and Humana, the effects of the Offer, integration, synergies, the value of the shares and CVR Instruments in Ambea provided as consideration in the Offer, the proposed issue of shares and CVR Instruments as consideration in the Offer and other future circumstances. Such information may be identified by words and expressions such as “is assessed ”, “intends”, “is expected”, “is believed”, “is of the opinion”, “estimates”, “expects”, “assumes”, “anticipates”, “may”, “will”, “shall”, “should”, “plans”, “potential”, “calculates”, “forecasts” or similar expressions. Forward-looking statements are based on current estimates and assumptions made in light of the information available to Ambea at the time the Prospectus is made public. Since the statements relate to future circumstances, they are subject to risks, uncertainties and other factors that are, in many cases, beyond the control of Ambea and Humana. Actual results, performance, events, the effects of the Offer and the value of the shares and CVR Instruments in Ambea provided as consideration may therefore differ materially from those expressed or implied in the Prospectus.

Such deviations may, for example, result from changes in general economic, market-related and regulatory conditions; changes in interest rates, exchange rates, share prices or competitive conditions; changes affecting Ambea’s or Humana’s business, results, financial position or future prospects; integration conditions; the ability to realise expected synergies; the level of acceptances in the Offer; the terms and implementation of the issue of consideration shares; the value of the share consideration and cash consideration; the terms and value of the CVR Instruments; and other circumstances affecting the Offer or the securities and other components of consideration addressed in the Prospectus. Humana shareholders and other affected investors should therefore not place undue reliance on forward-looking statements and are encouraged to read the entire Prospectus, in particular the sections “Summary”, “Risk factors”, “Financial information”, “Trend information”, “Further information on the Offer”, “Material information on the shares” and “Material information on the CVR Instruments”. Neither Ambea, Humana nor any other person gives any assurance as to the future accuracy of the forward-looking statements or that anticipated developments, effects of the Offer or other future circumstances will occur.

All forward-looking information in the Prospectus speaks only as of the date on which the Prospectus is made public, unless expressly stated otherwise. After that date, Ambea undertakes no obligation to update or revise forward-looking statements or to adapt them to actual events or developments, except as required by applicable law, the Prospectus Regulation, the Swedish Securities Market Self-Regulation Committee’s Takeover Rules for Nasdaq Stockholm and Nordic Growth Market NGM (the “Takeover Rules”) or Nasdaq Stockholm’s Rulebook for Issuers of Shares on the Main Market.

INDUSTRY AND MARKET INFORMATION

This Prospectus contains industry and market information relating to the businesses of Ambea and Humana and the markets in which the Companies operate. Such information is based on the Companies’ analysis of a number of different sources. Industry publications and industry reports generally state that the information contained in them has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information cannot be guaranteed. Ambea has not independently verified, and can therefore not guarantee the accuracy of, the industry and market information in this Prospectus that has been obtained from, or is based on, such industry publications or industry reports. Industry and market information is inherently forward-looking, subject to uncertainty and does not necessarily reflect actual market conditions. Such information is based on market research, which in turn is based on selections and subjective assessments, including assessments of the types of products and transactions that should be included in the relevant market, by both those conducting the research and the respondents.

Information originating from third parties has been reproduced accurately and, insofar as Ambea is aware and can ascertain by comparison with other information published by the relevant third party, no information has been omitted in a manner that would render the reproduced information inaccurate or misleading.

OFFER RESTRICTIONS

This Offer Document does not constitute an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand or South Africa, or in other jurisdictions where such offer would be prohibited by applicable law pursuant to the laws and regulations of such relevant jurisdictions (the “Restricted Jurisdictions”). Shareholders who are not resident in Sweden and who wish to accept the Offer must carry out further enquiries regarding applicable legislation and possible tax consequences. Shareholders are referred to the offer restrictions set out in the section “Offer restrictions” on pages 67–69.

The Offer, the information and documentation made available through this Offer Document have not been prepared by, or approved by, an “authorised person” for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”). The information and documents made available through this Offer Document may therefore not be distributed or forwarded to the public in the United Kingdom unless an exemption applies. The dissemination of information and documents made available through this Offer Document is exempt from the financial-promotion restrictions in section 21 FSMA on the basis that it is a communication by or on behalf of a body corporate relating to a transaction to acquire day-to-day control of the business of the body corporate; or to acquire 50 percent or more of the voting shares in a body corporate, in accordance with Article 62 of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

IMPORTANT INFORMATION FOR SHAREHOLDERS IN THE UNITED STATES

Shareholders in the United States are also referred to the section “Information to shareholders in the United States” on pages 64–65.

THE OFFER IN SUMMARY
Consideration
Offer for all[21] shares in Humana AB:
■ SEK 20 in cash;
■ 0.305 shares in Ambea; and
■ one (1) CVR Instrument.
Key dates[22]
Acceptance period: 25 August – 30 September 2026
Expected settlement date: around 8 October 2026

INFORMATION ON THE SHARES IN AMBEA AB (PUBL)
Ticker: Ambea
ISIN code for the shares: SE0009663826
LEI code: 549300AEVNZRHYI5HV24

INFORMATION ON THE SHARES IN HUMANA AB
Ticker: HUM
ISIN code for the shares: SE0008040653
LEI code: 549300A5X3MXUDS67N81

FINANCIAL CALENDAR FOR AMBEA AB (PUBL)
Interim report for the third quarter of 2026, Q3	4 November 2026

FINANCIAL CALENDAR FOR HUMANA AB
Interim report for the third quarter of 2026, Q3	22 October 2026
Year-end report for 2026	5 February 2027

CERTAIN DEFINITIONS
Ambea or the Offeror	Ambea AB (publ), Reg. No. 556468–4354.
The Offer	The public offer for all shares in Humana announced by Ambea on 29 June 2026, in accordance with the terms and conditions set out in this Prospectus.
Euroclear	Euroclear Sweden AB.
Humana or the Target Company	Humana AB, Reg. No. 556760–8475.
Nasdaq Stockholm	The regulated market operated by Nasdaq Stockholm AB.
Combined Company	The group formed through completion of the Offer.
SEK	Swedish krona.
Consideration	The consideration offered for each share in Humana, consisting of SEK 20 in cash, 0.305 shares in Ambea and one (1) CVR Instrument.

[21]	Excluding treasury shares held by Humana, currently 518,261 shares.	[22]	Ambea reserves the right to extend or shorten the acceptance period, on one or more occasions, and to postpone settlement.

SUMMARY

INTRODUCTION AND WARNINGS
Introduction and warnings

This summary should be read as an introduction to the Prospectus.

Any decision to invest in the securities should be based on the investor’s assessment of the Prospectus as a whole. An investor could lose all or part of the invested capital.

Where claims relating to information contained in the Prospectus are brought before a court, the plaintiff investor may, under national law, be required to bear the costs of translating the Prospectus before legal proceedings are initiated. Civil liability attaches only to those persons who have tabled the summary, including any translation thereof, but only where the summary is misleading, inaccurate or inconsistent when read together with the other parts of the Prospectus or where it does not, when read together with the other parts of the Prospectus, provide key information to assist investors when considering whether to invest in such securities.

The issuer

Ambea AB (publ), Reg. No. 556468-4354, Röntgenvägen 3D, SE-171 29 Solna.

Telephone number: 08-578 700 00.

LEI code: 549300AEVNZRHYI5HV24.

Ticker symbol for the shares: AMBEA.

ISIN code for the shares: SE0009663826.

ISIN code for the CVR Instruments: SE0030263570.

Competent authority

The Swedish Financial Supervisory Authority (Sw. Finansinspektionen, the “SFSA”) is the competent authority responsible for approving the Swedish Prospectus.

Postal address of the SFSA: Box 7821, 103 97 Stockholm.

Email: finansinspektionen@fi.se.

Telephone: 08-408 980 00.

Website: www.fi.se.

The Swedish Prospectus was approved by the SFSA on 24 August 2026.

KEY INFORMATION ON THE ISSUER
Issuer’s domicile and legal form	The issuer of the securities is Ambea AB (publ), Reg. No. 556468–4354. The company has its registered office in Sweden. The company is a Swedish public limited liability company, formed and incorporated in Sweden in accordance with Swedish law. Its operations are conducted in accordance with Swedish law. The company’s legal form is governed by the Swedish Companies Act (2005:551).
Issuer’s principal activities	Ambea is the Nordic region’s knowledge-leading care company. More than 41,000 employees work within Ambea to create a good life for more than 18,000 care recipients at more than 1,000 units across the Nordic region. Ambea aims to be a quality leader in everything it does, and its vision is to make the world a little better, one person at a time. Ambea has its head office in Solna, Sweden, and is listed on Nasdaq Stockholm.

1

Key financial information in summary		Selected income statement items
		Financial year ended 31 December			Six-month period ended 30 June
		2025	2024	2023	2026	2025
	MSEK	Audited			Unaudited
	Total operating income	16,210	14,357	13,581	8,666	7,809
	Operating profit	1,379	1,278	981	707	538
	Profit for the year (attributable to the owners of the Parent Company)	665	620	455	334	212
	Net sales growth	13%	6.6%	5.0%	11.3%	10.4%
	Adjusted EBITA margin	9.6%	9.7%	8.1%	9.0%	8.0%
	Adjusted EBITA	1,535	1,372	1,076	777	618

		Selected balance sheet items
		Financial year ended 31 December			Six-month period ended 30 June
		2025	2024	2023	2026	2025
	MSEK	Audited			Unaudited
	Total assets	20,475	18,475	17,893	21,042	21,336
	Total equity	5,200	4,986	4,920	5,140	5,018
	Net debt, excluding IFRS 16 effects	3,214	2,098	2,156	3,632	3,545

		Selected cash flow statement items
		Financial year ended 31 December			Six-month period ended 30 June
		2025	2024	2023	2026	2025
	MSEK	Audited			Unaudited
	Cash flow from operating activities	2,169	2,066	1,714	917	760
	Cash flow from investing activities	-1,391	-358	-93	-150	-1,251
	Cash flow from financing activities	-672	-1,687	-1,880	-836	706

Pro forma accounting

The purpose of the pro forma financial statements

The unaudited pro forma financial information has been prepared for illustrative purposes to present a hypothetical overview of how Ambea’s acquisition of the shares in Humana could have affected Ambea’s consolidated income statement for the financial year ended 31 December 2025, if the Acquisition had been completed as at 1 January 2025, and Ambea’s consolidated balance sheet as at 31 December 2025, if the Acquisition had been completed as at that date. By its nature, the pro forma financial information is intended to describe a hypothetical situation and is not intended to describe Ambea’s actual results or financial position. The pro forma financial information should not be regarded as an indication of Ambea’s future results.

2

The basis of the pro forma financial statements

The unaudited pro forma financial information in this Prospectus has been prepared in accordance with the applicable requirements of Commission Delegated Regulation (EU) 2019/980 supplementing the Prospectus Regulation. The pro forma income statement for the financial year ended 31 December 2025 and the pro forma balance sheet as at 31 December 2025 are based on Ambea’s and Humana’s respective audited annual reports for the 2025 financial year, incorporated by reference into this document and prepared in accordance with IFRS. Full acceptance of the Offer has been assumed in the pro forma financial information. The Acquisition is accounted for as a business combination in accordance with IFRS 3. No pro forma adjustments have been made for coordination gains and synergies or integration costs.

	Selected income statement items from the pro forma financial information
	MSEK	Pro forma income statement
	Net sales	26,050
	Operating profit	1,896
	Profit before tax	1,124
	Profit for the year	883

	Selected balance sheet items from the pro forma financial information
	MSEK	Pro forma balance sheet
	Total non-current assets	26,359
	Total current assets	3,330
	Total assets	29,690
	Total equity	6,487
	Total non-current liabilities	16,330
	Total current liabilities	6,874
	Total equity and liabilities	29,690
Material risk factors specific to the issuer	Ambea is affected by demand for private care services, which in turn is affected by demographic, economic and political factors and developments in the care market. Ambea’s revenue depends on demand for private care services, which in turn is driven by demographics, public funding, political decisions and general economic developments. There is a risk that political changes will limit private welfare providers’ ability to operate or generate profits, which may impair Ambea’s business model, market access and growth opportunities. Demographic changes, public spending cuts and new care methods may also reduce demand. Overall, adverse developments in these factors may have a material adverse effect on the Ambea group’s margins, cash flow, the value of goodwill and other intangible assets, and its ability to distribute profits to shareholders.

3

Ambea is dependent on the budgets and procurement volumes of public sector purchasers. Ambea’s revenue is derived almost exclusively from publicly funded healthcare and care services, primarily commissioned by municipalities, regions and welfare areas in the Nordic region, making its operations dependent on public budgets, procurement volumes and priorities. Strained public finances and rising welfare costs may lead to price pressure, more restrictive terms and lower compensation, particularly in new procurements and renegotiations. As its cost base largely consists of personnel costs that are difficult to adjust, Ambea’s margins may deteriorate if compensation levels, for example municipal compensation under the Swedish Act on Systems of Choice, do not offset actual cost increases. Overall, the absence of compensation adjustments or reduced public procurement may have a material adverse effect on Ambea’s revenue, growth, margins, results and financial position.

Ambea operates in a highly regulated market and is affected by changes to, and new, laws and interpretations of laws, regulations, rules and practice. Ambea operates in a highly regulated market with extensive rules concerning, inter alia, permits, personnel, confidentiality, financing, pricing, the working environment and quality, and violations may result in fees, fines, terminated agreements and reputational damage. New or amended laws, rules and interpretations may entail transition costs, reduced demand and requirements for adjustments that Ambea, particularly in the short term, may not be able to offset through pricing. More stringent supervision and legislation may increase regulatory complexity and the risk of delays, withdrawn permits and higher administrative costs. Overall, such changes may have a material adverse effect on Ambea’s permits, operations, results and financial position.

KEY INFORMATION ON THE SECURITIES
Securities offered and securities to be admitted to trading	The Offer comprises up to 14,492,260 shares in Ambea and up to 47,521,133 CVR Instruments in Ambea.
Rights attached to the securities

Each share in the company entitles the holder to one vote at general meetings, and each shareholder is entitled to vote for all shares held by that shareholder in the company. If the company issues new shares, warrants or convertible instruments in a cash issue or set-off issue, shareholders have, as a general rule, preferential rights to subscribe for such securities in proportion to the number of shares held before the issue. The shares carry entitlement to dividends for the first time on the dividend record date that falls immediately after the shares have been admitted to trading. All shares in the company carry equal rights to dividends and to the company’s assets and any surplus in the event of liquidation. The rights attached to the shares issued by the company, including those set out in the articles of association, may only be amended in accordance with the Swedish Companies Act (2005:551).

Each shareholder in Humana who accepts the Offer will receive one (1) CVR Instrument per share. Each CVR Instrument entitles the holder to a potential future cash Additional Consideration corresponding to the holder’s pro rata share of 80 percent of any potential damages awarded to Humana in the ongoing damages proceedings against the Swedish state (plus any compensation for certain litigation costs and interest). The CVR Instruments are issued under Swedish law, denominated in SEK and freely transferable, but will not be admitted to trading. A CVR Instrument is not a share in Ambea or Humana and does not confer voting rights, dividend rights or other shareholder rights on its holder.

4

Admission to trading

The Company’s shares are admitted to trading on Nasdaq Stockholm. The first trading day for the shares issued as Share Consideration in the Offer is expected to be around 8 October 2026.

The CVR Instruments will not be admitted to trading.

Material risk factors specific to the securities

The outcome of Humana’s damages proceedings against the Swedish state is uncertain and may affect the value of the CVR Instruments. As part of the consideration to Humana’s shareholders, Ambea offers a CVR Instrument entitling the holder to a pro rata share of 80 percent of any damages in Humana’s ongoing proceedings against the Swedish state (plus any compensation for certain litigation costs and interest). The proceedings arise from the Swedish Health and Social Care Inspectorate (IVO) revoking Humana’s licence to provide personal assistance in January 2023, a decision that was subsequently overturned. The Stockholm District Court dismissed Humana’s claim on 17 June 2026. Humana Assistans has appealed the District Court’s judgment to Svea Court of Appeal. Svea Court of Appeal granted leave to appeal on 14 August 2026. The outcome is uncertain and will likely not be determined until after completion of the Offer. If the claim lapses before the settlement date, the instruments will lapse without value; and if the claim is unsuccessful or the damages are lower than expected, the value of the CVR Instruments may decrease or lapse, negatively affecting the total consideration to Humana’s shareholders.

Future issues of shares or other equity-related instruments may dilute shareholders’ holdings and adversely affect the share price. The Share Consideration in the Offer consists of both repurchased and newly issued Ambea shares pursuant to authorisations from the annual general meeting held on 12 May 2026 and entails dilution for existing shareholders of approximately 7–10 percent. Ambea may also in the future issue new shares or equity-related instruments, with or without preferential rights, to finance, among other things, acquisitions, investments and incentive programmes, which may reduce existing shareholders’ ownership and voting interests and their share of earnings and dividends. Such issues may also adversely affect the market’s valuation of the shares, including through a greater number of outstanding shares or terms perceived as less favourable. Overall, this may have a material adverse effect on shareholders’ investment and the value of Ambea’s shares.

KEY INFORMATION ON THE OFFER OF SECURITIES TO THE PUBLIC
General terms	Ambea offers, for each share in Humana, consideration consisting of:
	●	SEK 20 in cash;
	●	0.305 shares in Ambea; and
	●	one (1) CVR Instrument.

5

Indicative timetable	Acceptance period: 25 August 2026 – 30 September 2026 Settlement date: 8 October 2026
Expenses charged to investors	No commission will be charged.
Background and reasons

On 29 June 2026, Ambea AB announced a recommended public offer to the shareholders of Humana to transfer all shares in Humana to Ambea, aiming to combine the Companies. The Consideration in the Offer consists of a combination of shares in Ambea, cash and a potential Additional Consideration in the form of a CVR Instrument.

The structure of the Offer, which consists of a combination of shares in Ambea, cash and a potential Additional Consideration in the form of a CVR Instrument, has been designed on the basis of Ambea’s view of the long-term potential of the combination and its desire to give Humana’s shareholders the opportunity to become shareholders in the Combined Company and to benefit from the future value potential that Ambea believes the combination can create over time.

Proceeds and purpose	Ambea will not receive any proceeds in connection with the Offer. Instead, the shares issued in connection with the Offer will be used as payment for shares in Humana.
Material risk factors specific to the Offer

The conditions for completion of the Offer may not be satisfied within an acceptable period or on terms acceptable to Ambea. Completion of the Offer is conditional upon the satisfaction of several conditions, including that Ambea becomes the owner of more than 90 percent of the shares in Humana and that necessary regulatory approvals, including competition and FDI approvals, are obtained on terms acceptable to Ambea. These conditions are partly outside Ambea’s control, and there is a risk that approvals will be delayed, made subject to conditions or not obtained, which may delay or prevent completion of the Offer. Ambea may elect to waive conditions in whole or in part and complete the Offer at a lower acceptance level; however, the ownership interest required for compulsory redemption and delisting would then not be achieved, which may leave a minority and limit the ability to integrate the businesses and realise synergies. Uncertainty surrounding implementation, satisfaction of conditions or the timetable may adversely affect the valuation of both Ambea and Humana and increase volatility in the shares.

Difficulties in integrating Ambea and Humana may adversely affect operations and expected synergies may not be realised. The integration of Ambea’s and Humana’s operations involves several risks, and there is no guarantee that it will be effective or that expected synergies will be realised. Ambea estimates annual pre-tax cost synergies of approximately MSEK 120 on a run-rate basis, with full effect in the second year following completion, but actual synergies may be materially lower, more costly to achieve or realised later than expected. Unexpected difficulties, including those not identified in the limited due diligence review, may concern differences in working methods, IT systems, reporting, internal controls, customer relationships and personnel matters, and may divert management’s attention from existing operations. If synergies are not realised or integration costs are higher than expected, this may have a material adverse effect on Ambea’s operations, results, financial position and share price.

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RISK FACTORS

This section contains the risk factors and significant circumstances considered to be material to Ambea’s and, in turn, the Combined Company’s business and future development, assuming completion of the Offer. The risk factors relate to the Ambea group’s operations, industry and markets, and further include operational risks, financial risks, legal and regulatory risks, tax risks, Offer-related risks and risk factors related to the securities. The assessment of the materiality of each risk factor is based on the probability of its occurrence and the expected magnitude of its negative impact. In accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council (the “Prospectus Regulation”), the risk factors mentioned below are limited to risks which are specific to Ambea and/or to the securities and which are material for taking an informed investment decision.

The description below is based on information available as of the date of this Prospectus. The risk factors that are currently considered to be the most material are presented first in each category and the subsequent risk factors are presented in no particular order.

Risks related to Ambea and its operations

Ambea is affected by demand for private care services, which is in turn affected by demographic, economic and political factors and developments in the care market

Ambea provides services in the areas of care for people with disabilities, individual and family care and elderly care, with a focus on residential care and operations run in-house. Ambea has a local presence and, as at the date of the Prospectus, has approximately 18,000 care receivers and more than 1,050 units in Sweden, Norway, Denmark and Finland, with approximately 41,000 employees and more than 470 municipalities and 20 welfare areas as clients. Ambea also provides care services under contract and staffing services in certain care professions. Ambea’s revenue is therefore dependent on demand for the type of care services provided by Ambea. Demand for such services is in turn dependent on, among other things, demographic developments, public funding, political priorities and developments in the care market and other external factors.

Demographic factors affecting demand for Ambea’s services include, among other things, population structure, age structure, birth rate, public health and migration. Changes in demographic factors in the markets in which Ambea operates may reduce demand for Ambea’s services, for example through a lower proportion of people in need of care in the population or changed patterns of need.

Ambea’s operations are furthermore, to a material extent, dependent on private providers continuing to be permitted to provide publicly funded care services and retain surpluses on commercially sustainable terms. Political decisions or administrative practice at national, regional or local level may entail restrictions on private welfare providers, for example through the level of public expenditure and priorities (budgets) or the degree of privatisation in the public economy. In the long term, Ambea, and in turn the Combined Company, may also be affected by changes in legislation that may limit Ambea’s market (for example, rights-based legislation) or its ability to operate in accordance with certain economic principles (for example, profit distribution). The question of prohibiting or limiting profit distribution in tax-funded welfare is from time to time the subject of political debate, particularly in Sweden and Norway. If parties or movements that wish to limit private welfare providers’ ability to generate or dispose of surpluses gain decisive influence, the regulatory frameworks may be amended in a manner that limits Ambea’s business model, for example through lower permitted compensation or profit levels, restricted market access or additional permit and reporting requirements. This may impair Ambea’s ability to open new units, acquire and integrate businesses and retain and win contracts on acceptable terms. As several operations require long-term investments, lease commitments and the gradual build-up of occupancy, such developments may have a material adverse effect on Ambea’s, and in turn the Combined Company’s, operations, financial position and results. Extended permit requirements may also entail increased costs of handling permits and delays in the start-up of new units, and Ambea may fail to obtain the necessary permits.

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Demand for Ambea’s care services may also be adversely affected by a downturn in general economic conditions or public spending cuts in the markets in which Ambea operates. The expected demographic trend of an ageing population may lead to a lower employment rate, which may result in reduced tax revenue relative to costs and less public funding being allocated to care services. If public funding for care services decreases for these or other reasons, public procurers may pay less for procured services, which may reduce demand for and put pressure on the prices of Ambea’s services.

Demand may also be affected by developments in the care sector and changes in the care methods applied by Ambea, such as treatment methods, research and advances in medicine and care, as well as technical and digital aids. If Ambea is unable to adopt new care methods, or if new methods and solutions reduce demand for Ambea’s services, Ambea’s competitiveness may be weakened. Demand is also affected by changes in society at large, for example perceptions of care and treatment as a result of diagnoses and special needs, which may entail reduced demand for Ambea’s services.

If one or more of the above-mentioned factors develop unfavourably, this may, individually or collectively, have a material adverse effect on the Ambea group’s margins, cash flow, the value of goodwill and other intangible assets, and its ability to distribute funds to shareholders.

Ambea depends on public clients’ budgets and purchasing volumes

Ambea’s revenue derives in all material respects from publicly financed health and care services, primarily commissioned by municipalities, regions and welfare areas in four Nordic countries. Although Ambea has a broad client base with clients in more than 470 municipalities and 20 welfare areas, its operations depend on public budget processes, purchasing volumes and priorities in health and care.

Adverse developments may arise if the finances of municipalities, welfare areas and other public entities are or become strained while welfare costs increase more rapidly than revenues. Such cost pressure may result in public purchasers seeking to limit or reduce the compensation for Ambea’s services, imposing more restrictive terms, renegotiating existing agreements or, to a greater extent, selecting providers based on price. This may lead to price pressure, particularly in new procurements, extensions of existing agreements or renegotiations of compensation models. If Ambea is unable to compensate for lower levels of compensation through cost savings, efficiency improvements or increased volumes, Ambea’s margins could deteriorate.

Ambea also depends on compensation levels and compensation models within publicly financed health and care being set on terms that compensate for Ambea’s costs. The Ambea group’s cost base consists largely of personnel costs, which as at 31 December 2025 amounted to MSEK 11,169, and other costs that may be difficult to adjust in the short term without affecting quality or Ambea’s ability to comply with regulatory and contractual requirements. For example, public decisions on compensation levels, such as the annually determined municipal compensation under the Swedish Act on Systems of Choice (2008:962), may not fully compensate for actual cost increases, in particular wage increases under collective bargaining agreements. The absence of index adjustment may, in combination with increased costs resulting from, among other things, the right to overtime and daily rest, contribute to lower profitability in the industry and, in the long term, affect the ability to maintain quality in the operations and, in turn, the Combined Company. If compensation levels do not fully compensate for increased wages, staffing, premises, energy or other operating costs, this may adversely affect Ambea’s profitability. There is also a risk that Ambea, in order to maintain competitiveness in procurements, accepts lower compensation or less favourable contractual terms.

If compensation levels do not compensate for increased costs, or if public clients reduce their purchasing, do not extend agreements or reprioritise their health and care initiatives, this may have a material adverse effect on Ambea’s revenue, growth, margins, results and financial position.

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Ambea operates in a highly regulated market and is affected by changes to, and new interpretations of, laws, regulations, ordinances and practice

The market for care services is subject to extensive and complex regulation at national, regional and local level, with which Ambea must comply. The regulatory frameworks cover, among other things, permits, requirements for accessibility and access to services, employees’ qualifications, rights and obligations, confidentiality relating to records and other personal information concerning care recipients, public financing, pricing, operational guidelines, the working environment and safety, as well as the quality of the services. In the event of breaches, Ambea may be subject to fees, fines, penalties or other sanctions, and contractual counterparties may have the right to terminate agreements. Inadequate regulatory compliance, whether actual or perceived, may also damage Ambea’s reputation and result in fewer contracts and clients or in operations having to be closed. Any breach, or perceived breach, may therefore have a material adverse effect on Ambea’s reputation, contract portfolio, operations and results.

Ambea may incur transition costs as a result of new or amended laws, regulations and ordinances or new interpretations of existing ones. Such changes may also entail reduced demand for Ambea’s services, force Ambea to lower prices or adapt its operations to new requirements. Ambea may find it difficult to adapt its operations to future regulatory changes or new permit requirements and may not, particularly in the short term, be able to compensate for such costs in its pricing. There is also a risk that Ambea may be unable to comply with new requirements and rules.

As a result of reports of organised crime and abuse of personal assistance compensation, political decisions have been made to appoint the inquiry “More effective measures against welfare crime and increased predictability in personal assistance”, which may result in tighter supervision and legislation (for example in the supervision of activities under the Act concerning Support and Service for Persons with Certain Functional Impairments (LSS) and other activities central to Ambea). Such measures may create an increased risk of regulatory complexity and uncertainty, as well as a risk of delays in new permits, withdrawn permits and increased administrative costs. Any change or new interpretation may therefore entail a risk to Ambea’s permits and administrative costs, as well as to the manner in which Ambea conducts its operations and, in turn, its results and financial position.

Publicised practices, working methods, incidents or deficiencies in care, whether alleged or actual, may result in negative publicity and damage Ambea’s reputation and financial position

Ambea’s ability to maintain good relationships with current and potential care recipients, relatives and clients, particularly local officials and politicians, and to obtain and retain contracts in public procurement, is partly dependent on its reputation. The operations are consequently sensitive to risks that may damage its reputation, such as rumours, negative publicity or inappropriate conduct by employees, theft and other incidents at Ambea’s care homes, or if Ambea were to be associated with allegations or investigations of corruption or bribery, regardless of whether such rumours are supported by factual circumstances or not. Employees’ breaches of quality requirements or other legal or regulatory requirements, or breaches of contract, for which Ambea may need to assume responsibility, may also damage its reputation. Due to the nature of its operations, Ambea is generally prevented from responding to publicity concerning individuals. Operations conducted by private care providers are subject to significant media scrutiny, and negative publicity may have a substantial impact even when it concerns individual operations or previous circumstances, which may limit the number of care recipients who choose Ambea under a system of choice, as well as the number of clients and other parties. Negative publicity concerning other participants in the care market, particularly private participants, may also adversely affect Ambea’s brand, regardless of whether Ambea has been involved in the events. If Ambea is unable to respond effectively to negative publicity, it may become more difficult to attract care recipients, clients and qualified employees, which may have a material adverse effect on Ambea’s operations, revenue, growth, results and financial position.

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Ambea is dependent on obtaining and maintaining permits and its operations are subject to extensive monitoring and quality control

Ambea conducts health and care operations in Sweden, Norway, Denmark and Finland under regulatory frameworks that require permits, registration or certification for individual operations. In Sweden, a permit from the Swedish Health and Social Care Inspectorate (“IVO”) is required for each individual operation, while corresponding requirements apply through, among others, Barne-, ungdoms- og familiedirektoratet (“Bufdir”) in Norway, Socialtilsynet or Sundhedsstyrelsen in Denmark, and the National Supervisory Authority for Welfare and Health in Finland. The Ambea group is therefore dependent on continuously ensuring compliance with applicable permits, quality requirements and supervisory processes. Clients monitor that contracted services are delivered as agreed. Supervisory authorities ensure that providers comply with laws and quality requirements, irrespective of operating model. Legal requirements and supervision of private providers are generally stricter than those applicable to public providers. The close monitoring and clear regulation are central elements of the Nordic welfare model.

If necessary permits are not obtained in time, are withdrawn, or operations are conducted in breach of applicable permits, for example as a result of a changed target group or a change of manager, Ambea may need to restrict, discontinue or restructure the affected operations. During the first quarter of 2026, IVO made decisions in ten supervisory matters without criticism, while corresponding supervision in Norway, Finland and Denmark during the same period in several cases resulted in criticism and subsequent measures. During permit processes, Ambea may also have ongoing lease agreements or employed personnel without operations being conducted at the premises, which may cause costs without matching revenue. It may also be uncertain whether permits are required to conduct a particular operation and whether Ambea will obtain the permits applied for. Permit-related deficiencies may result in sanctions and reports; for example, Ambea has historically been reported to the police by IVO for lacking permits for previously non-permit-required supported housing and for a supported housing facility acquired shortly before that time. Such circumstances may result in delayed growth initiatives, loss of revenue, adjustment costs, a need to relocate care recipients and damage to Ambea’s reputation.

Ambea is also reviewed and monitored by clients, whose agreements generally contain strict provisions and requirements for the provision of care services, and to some extent by the media. Ambea must comply with requirements concerning, among other things, operations, quality, record keeping, documentation, staffing, training, food and activities for care recipients. If Ambea is unable to meet such contractual and quality requirements, for example as a result of deficiencies or understaffing, Ambea could become subject to orders subject to a conditional fine, damages, contractual penalties, reputational damage or, ultimately, lose the contracts and/or permits necessary to conduct its operations. Since framework agreements and individual customer contracts do not in themselves guarantee the purchase of services or placements, quality deficiencies may affect purchasing volumes even if the agreements are not terminated. Terminations, particularly in connection with quality deficiencies, may further impair Ambea’s opportunities to obtain new contracts in public procurement.

Many of Ambea’s permits are linked to a specific operator and to the property or premises where the relevant operation is conducted. Operations under own management are normally conducted in care homes that Ambea leases from external property owners. If a landlord terminates the lease agreement for vacation of the premises or a change in terms, this may affect Ambea’s permits and result in lost revenue. If a property owned by Ambea where permit-required operations are conducted is divested, if an operation must move from the premises to which a permit relates, or if the designated operator terminates its employment or the legal entity that holds the permit leaves the Ambea group, Ambea may need to apply for or transfer permits. If necessary permits are delayed or not obtained, or if permit conditions are not met, this may have a material adverse effect on Ambea’s operations, limit desirable restructurings and result in increased costs and significant resources being required.

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In order to ensure that operations are conducted in accordance with agreements and applicable laws and regulations for Ambea’s various business areas, Ambea must carefully and continuously monitor and internally review its operations so that stipulated quality requirements are met. The procuring party also monitors that Ambea meets the requirements imposed in the procurement. Such monitoring and quality control may be costly, and if Ambea fails to meet the requirements, this may result in, among other things, fines, conditional fines, loss of customer contracts and/or permits, adverse consequences in future permit assessments, other sanctions and negative publicity. Since supervision and the principles according to which it is conducted are difficult to predict, the outcome may often be difficult to forecast. Ambea is also exposed to administrative proceedings and other legal proceedings in the ordinary course of business, including supervision-related matters. If such proceedings have an adverse outcome or result in increased costs, use of resources or negative attention, this may have a material adverse effect on Ambea’s operations, revenue, results, financial position and reputation.

Ambea is exposed to risks associated with public procurement and the Swedish freedom of choice system

As a general rule, the vast majority of Ambea’s revenue derives from public funding, with a certain element of user fees paid by care receivers, and is largely attributable to publicly procured contracts. In order to obtain such contracts, Ambea must normally participate in competitive tender processes, and when agreements are approaching expiry, a new procurement is normally carried out. In procurements, authorities shall as a general rule select the tenderer or tenderers that meet the specified requirements and have submitted the most economically advantageous tender, i.e. the best tender based on an overall assessment of price and the quality criteria specified by the authority. Depending on the form of procurement, the contracting authority may either award contracts to a single supplier, such as in the case of contract operations, or select several suppliers through a so-called framework agreement, under which all selected suppliers enter into agreements with the authority.

In procurements in Sweden under the Swedish Act on Systems of Choice, Ambea and other suppliers may apply to join at any time, as long as the relevant system of choice is in operation. The contracting authority then publishes a specification of requirements and specifies predetermined compensation for the relevant assignment, for example compensation per care receiver per day, based on compensation levels determined annually by the municipalities. The fact that compensation levels are determined annually means that compensation may vary from year to year and entails less predictability for Ambea. All suppliers that meet the specified requirements in the procurement documents shall be approved and are thereafter entitled to enter into contracts with care receivers without delay.

Whether or not a contract is awarded in a procurement may depend on several factors, including the circumstances to which the contracting authority attaches importance and how Ambea sets price and quality levels in its tenders. Since both price and quality are normally of central importance, it is important that Ambea specifies a well-considered and realistic price for each tender in order not to price its services too high or too low compared with its competitors. Similarly, there is a risk that, in systems of choice under the Swedish Act on Systems of Choice, Ambea may not be able to provide the service at the predetermined price or that an insufficient number of care receivers choose Ambea. If Ambea is unable to successfully highlight its ability to meet the quality and procurement requirements (for example, in respect of care operations, environmental, social or labour-law obligations) and its strengths compared with competitors, or is not competitive in terms of price and quality, there is a risk that Ambea will not win procurements, will not succeed in extending contracts or will not be selected in systems of choice under the Swedish Act on Systems of Choice. Procurements also often consume material time and financial resources without Ambea being guaranteed to be awarded the contract.

There is also a risk that Ambea, its employees or the contracting parties are deemed to act in breach of applicable legislation, either due to actual or alleged procedural errors or other deficiencies, for example in direct award contracts. In such cases, procurements that have been won may be subject to judicial review in administrative courts, which may delay Ambea’s operations relating to the procurement, increase administrative costs and lead to lost profits, and, in some cases, result in entered-into agreements being invalidated. Breaches, or alleged breaches, may result in civil, criminal or other sanctions and harm Ambea’s reputation. More serious breaches or serious deficiencies or adverse conditions in care may ultimately lead contracting authorities to exclude Ambea from procurements on the grounds of serious professional misconduct.

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Amended procurement rules, more stringent quality, documentation or regulatory-compliance requirements, amended evaluation models or lower compensation levels in procured contracts may affect Ambea’s ability to win procurements, extend agreements and carry out the assignments with the expected profitability. Procurements may also consume material resources without resulting in an award. Changes in procurement practices at local, regional or national level may also limit market access, for example if systems of choice are restricted, private providers are used to a lesser extent or operations are to a greater extent conducted in-house.

If such changes are implemented, or if Ambea does not succeed in competing on price, quality and fulfilment of other procurement requirements, this may have a material adverse effect on Ambea’s revenue, growth, margins, results and financial position.

Ambea’s lease agreements have terms that differ from those of Ambea’s customer contracts, and Ambea is exposed to risks associated with the maturity profile of its lease agreements

Ambea generally enters into lease agreements with external property owners in its own management and is therefore exposed to risks related to lease agreements. As its operations under own management grow and new care homes are opened, Ambea enters into more lease agreements, which increases this exposure. The most significant risk is that lease agreements are entered into for long terms, generally longer than the terms of Ambea’s customer contracts, and that most agreements contain provisions that limit Ambea’s right to terminate them prematurely or renegotiate the terms. If Ambea miscalculates future supply and demand, there is a risk that Ambea enters into more or larger lease agreements, or agreements for longer periods, than it can fill.

In light of the fact that a large proportion of Ambea’s lease agreements contain indexation clauses, the rents paid by Ambea under lease agreements may be subject to upward adjustments as a result of changes in indices. In addition, for example, renegotiations of lease agreements may lead to increased rents if the landlord considers that market rents have grown faster than the applicable indexation. Taken together, this may result in increased rental costs and reduced flexibility in Ambea’s cost base, which may affect Ambea’s ability to adapt its operations to changes in demand, occupancy rates and market conditions. Such cost increases may also have a material adverse effect on Ambea’s profitability, cash flow, margins, financial position and future growth opportunities.

Ambea relies on assumptions, estimates and indexation clauses when tendering for certain contracts that may involve an uncertain volume of services, and Ambea’s customer contracts run for long periods

Ambea’s care operations are conducted through own management and contract management. Operations under own management are conducted at premises leased or owned by Ambea, where Ambea is responsible for occupancy, whereas the contract management model is normally based on multi-year operating agreements with municipalities as principals. Places in care homes in own management are offered to municipalities and city districts, which purchase places as needed. With the exception of a limited number of subscription agreements within own management and a limited number of contracts with occupancy guarantees, Ambea’s customer contracts are structured such that remuneration is received based on the number of care receivers per day. Accordingly, the contracts generally do not guarantee any volumes and the customer is not responsible for providing Ambea with care receivers. Since a large number of customer contracts run for several years, Ambea is dependent on reliable forecasts regarding future needs and demand in order to calculate revenue and costs, including occupancy rates, salary costs and rental costs. Personnel costs are the largest cost item in the operations, and significant salary increases or unforeseen salary costs may therefore entail a financial risk if they cannot be reflected in or adjusted for in pricing. In a significant proportion of the customer contracts, the price level is linked to a labour cost index and/or consumer price index, but Ambea also enters into agreements, primarily short-term agreements, that lack such index clauses, and the index clauses cannot compensate for all conceivable future scenarios.

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Net revenue from own management amounted in 2025 to MSEK 12,926, representing growth of 16 percent compared with the preceding year. Operations conducted through own management entail risks for Ambea, both in the form of occupancy risk and exposure to risks associated with lease agreements. When Ambea opens new care homes, there is a risk that the occupancy rate will not increase in accordance with Ambea’s expectations and forecasts. Demand for Ambea’s care services is also affected by conditions in local geographical areas. Occupancy at Ambea’s care homes may therefore, particularly in the short term, be adversely affected by local overcapacity, for example as a result of Ambea and other operators opening new care homes at the same time or offering places in similar care operations within the same area.

The majority of Ambea’s lease agreements have terms that are longer than Ambea’s customer contracts. In addition, Ambea is typically required to have premises and a permit in order to be able to participate in a procurement, which means that Ambea often has to enter into a lease agreement for a new care home before binding customer contracts can be secured. When entering into a new lease agreement, Ambea therefore makes calculations regarding future demand without necessarily having binding customer contracts for the entire lease period. If Ambea incurs costs for more care homes and premises than are needed taking into account demand for Ambea’s services, and Ambea is unable to convert operations in such unused care homes and premises to another care focus, this may result in significant costs and poorer resource optimisation.

If Ambea is unable to achieve the forecast revenue or cost structure, for example due to a slower rate of occupancy at newly opened care homes, incorrect assumptions, deficient quality in the performance of its services, a deteriorated reputation, local overcapacity or for any other reason, profitability under the relevant contracts may be reduced. Ambea’s costs may also increase without remuneration being indexed up to a corresponding extent. If Ambea does not obtain the calculated revenue and costs are not reduced to a corresponding extent, or if costs increase without compensation, this may result in lower margins, impaired occupancy and resource optimisation, reduced operational flexibility, an increased need for restructurings and limited opportunities to invest in new or existing operations. Such circumstances may have a material adverse effect on Ambea’s operations, margins, results, financial position, growth opportunities and ability to implement strategic initiatives.

Ambea is dependent on its ability to identify, attract and retain highly qualified employees and is exposed to risks and trends in staffing and the hiring-out of personnel

Ambea is largely dependent on the competence and experience of group management and other managers. Since these employees possess expertise in the industry, in Ambea and in managing care operations, as well as acquiring and integrating operations, the loss of, or unsuccessful recruitment of, one or more persons in management may adversely affect Ambea’s operations. The operations are also highly personnel-intensive, with a large number of employees in several different professional categories with specific expertise; the average number of employees was 28 658 during 2025. This dependency is reinforced by a structural and increasing shortage of qualified healthcare and care personnel in the Nordic region, including as a result of demographic developments, increased care needs and retirements. If Ambea is unable to ensure sufficient staffing and the right competence on acceptable terms, the Ambea group may have difficulty maintaining the quality required under agreements and permit and regulatory requirements, accepting new care receivers and opening and operating new units as planned. Inadequate staffing may also lead to quality deficiencies to which IVO or equivalent supervisory authorities may object or intervene against, particularly in operations for care receivers with extensive and complex needs, including persons with outwardly directed behaviours or other issues that may entail an increased work environment risk. If staffing, leadership, training, work environment procedures or support structures are inadequate, employees may be exposed to threats, violence or psychological stress, which may lead to absence due to sickness, higher employee turnover, increased costs, difficulties in maintaining quality and adverse effects on Ambea’s reputation.

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Ambea’s decentralised organisation entails extensive responsibility and authority for local managers, and it is therefore important to be able to recruit and retain qualified managers, nurses and other personnel. Reduced interest in these professions and high employee turnover, for example due to salary levels, individual events or trends in the labour and education markets, may increase competition for employees in the industry. If Ambea is unable to attract and retain highly qualified officers and other skilled employees on acceptable terms, in respect of, for example, the work environment, performance and compensation, Ambea may have difficulty maintaining or developing its operations. Increased demand for care professions, for example as a result of increased care needs, may also lead to salary increases.

Ambea’s competence and staffing operations are also exposed to changes in demand for hired personnel and other staffing services. Within the “Klara” operating segment, staffing operations are conducted in respect of care personnel. If Klara’s customers limit the use of hired healthcare personnel, or if demand for staffing solutions otherwise decreases, this may adversely affect revenue, results and Ambea’s access to flexible staffing solutions. Net revenue from the group’s competence and staffing solutions amounted in 2025 to MSEK 195, compared with MSEK 234 in the preceding year, a decrease explained by challenges regarding demand for several services within Klara. There is also a risk that market conditions will deteriorate, that remuneration for hired personnel will decrease or that personnel will demand a larger share of the remuneration from customers, which could affect Ambea’s profitability within the operating area and require new business models.

Should any of the above-mentioned risks materialise, this may result in increased personnel costs, quality deficiencies and limited opportunities for Ambea to win, renew or perform agreements and to conduct operations in accordance with applicable permit and regulatory requirements, which collectively may have a material adverse effect on Ambea’s operations, results and financial position.

Ambea is exposed to risks associated with acquisitions, organic growth and divestments

Acquisitions, alongside organic growth, form part of Ambea’s strategy to strengthen and develop its operations. During 2025 and 2026, Ambea completed several acquisitions, including in Finland, and through the Offer Ambea intends to acquire Humana. The growth strategy may entail operational challenges and risks, such as the need to identify acquisition and development opportunities on favourable terms, a decrease in the number of attractive acquisition opportunities or an acquired business not developing as expected, which may result in a need for impairment. Acquisitions in new jurisdictions or within new or adjacent service areas may, in order to achieve successful integration, require significant management focus and resources to coordinate, among other things, working methods, quality models, HR processes, IT systems, reporting routines and monitoring of local permit, supervision and quality requirements. If Ambea fails to achieve integration or realise expected synergies, this may result in increased costs, quality deficiencies and lower efficiency.

Furthermore, the integration may entail several risks and operational challenges, including the allocation of significant internal resources, business risks, tax risks, the need for increased support functions and work relating to quality systems, as well as the ability to retain key personnel or care agreements and to realise synergy effects in the acquired businesses.

There is also a risk that parts of Ambea’s business model that are successful in current markets will not be successful in new geographical areas or market segments. If Ambea is unable to identify, implement or integrate attractive acquisition opportunities on favourable terms, or at all, this may have a material adverse effect on the ability to implement the growth strategy. Similarly, Ambea’s assessments and assumptions regarding organic growth may prove incorrect and unforeseen or previously unknown risks may materialise; for example, organic growth may be limited by staff shortages or difficulties in identifying new premises or properties.

Ambea may also divest businesses, companies or properties that no longer fit within the strategy or for other reasons. Several factors affect whether a divestment is successful, for example Ambea’s ability to identify a buyer and negotiate favourable sale terms. In addition, it is possible that Ambea will have to provide certain warranties and undertakings in connection with a divestment or will fail to enforce warranties or undertakings from buyers. In the future, Ambea may have difficulty divesting businesses or assets on favourable terms, and warranty claims may be brought against Ambea.

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If any of the above factors were to occur, Ambea’s ability to maintain quality, occupancy and profitability in acquired businesses may be impaired, which may result in a need for impairment of goodwill or other assets, disputes with sellers or other counterparties, and may have a material adverse effect on Ambea’s operations, results and financial position.

Ambea is exposed to financing risks, and the terms of Ambea’s financing may adversely affect Ambea’s results and financial position

Ambea finances its operations through cash flow from operating activities and external financing, including bank financing and commercial paper. The Ambea group’s indebtedness is affected, among other things, by capital tied up, acquisitions and investments in new or existing businesses. Although the Ambea group’s indebtedness as at the date of the Prospectus is below the financial target, indebtedness may increase if the need for financing increases or cash flow develops weaker than expected. As of the date of the Prospectus, Ambea’s liquidity reserve consists of committed credit facilities totalling MSEK 5,000. Ambea will shortly enter into an amendment agreement concerning, among other things, an increase in the credit facilities to an aggregate amount of MSEK 3,300 and an extension of the maturity date by one year, for the purpose of, among other things, financing the acquisition of Humana. The financing agreement for the credit facilities will after such a change and extension expire on 22 October 2029, with a further extension option of one year. At the turn of the year 2025/2026, a total of MSEK 2,115 was utilised. During 2025, Ambea also issued commercial paper with an outstanding value as at 31 December 2025 of MSEK 1,232, meaning that MSEK 1,653 remains unutilised.

An increased need for financing may arise if Ambea completes acquisitions or investments requiring additional financing, or if profitability or cash flow weakens. A larger portion of the Ambea group’s financial capacity may then need to be used to manage debt and financing costs, which may reduce Ambea’s scope for further acquisitions, investments, dividends and other strategic measures. Ambea is also dependent on banks and capital markets providing financing on terms compatible with its operations and growth strategy. Ambea’s financing agreement contains a financial covenant that shall be complied with quarterly. The covenant is net indebtedness in relation to EBITDA, both adjusted for the effects of IFRS 16. If Ambea does not comply with the terms, access to favourable financing solutions may be impaired.

Ambea is also exposed to changes in market interest rates, as parts of the Ambea group’s financing, including its credit facilities, bear floating interest rates. Ambea uses interest-rate derivatives to manage certain interest-rate exposure. However, such instruments may be insufficient, give rise to changes in value or not fully offset increased financing costs.

As Ambea also conducts operations in Norway, Denmark and Finland, Ambea is exposed to translation effects in NOK, DKK and EUR when the results and net assets of foreign subsidiaries are translated into SEK. Ambea may use borrowings in foreign currency or other hedging arrangements to reduce such exposure, but exchange-rate changes may nevertheless affect Ambea’s equity, financial position and reported results. For example, Norwegian net assets amounted to 1 085 MNOK as at 31 December 2025. A 10 percent stronger SEK against NOK would have a negative net effect on equity of approximately MSEK 44. Net assets in DKK amounted to MDKK 241 as at 31 December 2025, and a 10 percent stronger SEK against DKK would have a negative net effect on equity of approximately MSEK 17. Net assets in EUR amounted to MEUR 59 as at 31 December 2025, and a 10 percent stronger SEK against EUR would have a negative net effect on equity of approximately MSEK 21.

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If interest rates increase, credit terms deteriorate, access to capital decreases, Ambea is unable to refinance debt or comply with terms in financing agreements, or if exchange-rate changes adversely affect Ambea, this may have a material adverse effect on Ambea’s operations, growth opportunities, results and financial position.

Deficiencies in IT systems, cyber and information security, and personal data processing may adversely affect Ambea’s operations, reputation and financial position

Ambea’s care operations depend on functioning, available and secure IT systems, as well as appropriate procedures for, among other things, record-keeping, documentation of care measures, staffing, salary payments, reporting, quality monitoring and communication with public clients. The rapid digitalisation of socially critical and personal-data-intensive operations, including the health and care sector, increases exposure to cyber threats and the attack surface for criminal actors seeking to harm, disrupt, steal information from or extort companies and organisations. The number of cyberattacks has increased globally and in the Nordic region in recent years, and the prevailing external environment, including a more complex geopolitical threat landscape, may further accelerate this trend. Attacks have also become more serious, including as attackers increasingly seek to paralyse entire IT environments at companies, municipalities, authorities and other institutions of vital importance to society.

Such events may occur through, for example, operational disruptions, system failures, cyberattacks, ransomware, denial-of-service attacks, sabotage, phishing, unauthorised access to medical records or other systems, deficient information security or inadequate incident-management procedures. If Ambea’s IT systems, or systems provided by external suppliers or public clients, are affected by disruptions or intrusions, this may affect Ambea’s ability to provide care, document and monitor measures, plan staffing, comply with contractual and regulatory requirements and protect the privacy of care receivers. As the data often concerns persons in a position of dependency and relates to health or care, an incident may be of particular significance for the individual care receiver and for relationships with relatives, clients and supervisory authorities.

The EU General Data Protection Regulation 2016/679/EU (the “GDPR”) has applied since 25 May 2018 and aims, among other things, to harmonise the EU’s personal data legislation and ensure a high level of protection for personal data within the EU. Ambea processes large amounts of personal data, including sensitive data concerning care receivers’ health and care measures, which are subject to high requirements for privacy and confidentiality. The operations therefore depend on information being documented, stored, shared and used correctly and securely, and on access being limited to authorised persons. The processing is subject to data protection rules, including the GDPR, as well as national rules on record-keeping, confidentiality and information management within health and care. The administrative fine for infringements of the GDPR may amount to a maximum of EUR 20 million or 4 percent of the Ambea group’s total global annual turnover, and for less serious infringements a maximum of EUR 10 million or 2 percent, depending on which amount is higher. If Ambea’s systems in which personal data is stored are hacked, if Ambea is deficient in its processing of personal data or otherwise fails to comply with the GDPR and/or national rules on record-keeping, confidentiality and information management within health and care, Ambea may be subject to significant sanctions, which may have a material adverse effect on Ambea’s operations and financial position.

A personal data breach, cyberattack, material operational disruption or other non-compliance with applicable data protection, confidentiality and information-security rules may lead to supervision, requirements for measures, administrative fines, claims for damages and increased costs for compliance, IT security, incident management and restoration of systems. Such events may also lead to loss of production, delays in reporting or compensation flows, a need for manual procedures and increased costs for external advisers, technical investigations and communication with affected persons, authorities and clients. They may furthermore damage Ambea’s reputation and the confidence of care receivers, relatives, employees and public clients, which may have a material adverse effect on Ambea’s operations, results and financial position.

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Risk factors related to the Offer

The conditions for completion of the Offer may not be satisfied within an acceptable time or on terms acceptable to Ambea

Completion of the Offer is subject to a number of conditions, including that the Offer is accepted to such an extent that Ambea becomes the owner of more than 90 percent of the shares in Humana, as well as the other conditions set out in this Prospectus. Completion is further conditional upon all necessary regulatory approvals, clearances and decisions from authorities, including competition authorities and authorities for foreign direct investment (FDI), having been obtained on terms acceptable to Ambea. The acceptance period has been determined taking into account the time required to obtain such approvals, and there is a risk that the approvals are delayed, made subject to conditions or not obtained, which may delay or prevent completion of the Offer.

The conditions are partly beyond Ambea’s control and there is no guarantee that all conditions will be satisfied within the time or on the terms required for the Offer to be completed. This may occur if the conditions are not satisfied, if Ambea is unable or elects not to waive a condition to the extent possible, or if Ambea withdraws the Offer. In such cases, the Offer may be delayed or not completed.

Ambea reserves the right to waive, in whole or in part, one or more conditions, including to complete the Offer at a lower acceptance level than more than 90 percent of the shares in Humana. If the Offer is completed at a lower acceptance level, Ambea will not attain the shareholding required to initiate compulsory redemption proceedings under the Swedish Companies Act and seek the delisting of Humana from Nasdaq Stockholm. A minority of shareholders in Humana may then remain, and the possibilities of fully integrating and realising synergies in the Combined Company may be limited. For further information on the terms of the Offer, see the section “Detailed Information Regarding the Offer – Terms and conditions for the Offer”. Uncertainty regarding completion of the Offer, satisfaction of conditions or the timetable may affect investors’ valuation of both Ambea and Humana and result in the share price of each company being adversely affected or volatility in the shares increasing.

The financial pro forma information may be misleading and does not necessarily reflect the Combined Company’s actual financial position

The financial pro forma information in the Offer has been prepared based on each Company’s audited annual report for the financial year 2025. The information is presented for illustrative purposes only and should not be regarded as an indication of the Combined Company’s results or financial position following the Offer. The uncertainty in the information follows, among other things, from the fact that certain adjustments and assumptions, which are difficult to reflect accurately, have been made for both Companies and that the underlying information is preliminary. Assumptions may prove to be incorrect and other factors may affect the Combined Company’s results and financial position following completion of the Offer. The financial pro forma information therefore does not necessarily reflect the Combined Company’s actual financial position, and if the information is incorrect, the picture of the Combined Company may be misleading.

Difficulties in integrating Ambea and Humana may adversely affect operations and expected synergies may not be realised

The integration of Ambea’s and Humana’s operations entails several risks for the Combined Company. An effective integration and the realisation of related cost and revenue synergies are expected to increase the Combined Company’s results in both the short and long term, but there is a risk that this will not occur. Ambea assesses that the Combined Company may realise annual pre-tax cost synergies of approximately MSEK 120 on a run-rate basis, with full effect during the second year following completion of the Offer. These synergies are expected to arise principally through increased operational efficiency, coordination of support functions, harmonisation of systems and processes, and more efficient use of shared resources. The synergy assessment constitutes Ambea’s estimate based on assumptions concerning future circumstances and is subject to uncertainty; actual synergies may be materially lower, entail higher costs to achieve or be realised later than estimated.

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Unexpected difficulties in the integration or management of the combined operations may lead to the management of the Combined Company diverting its attention from the existing operations and to the expected benefits not being realised within the expected timeframe or at all. Integration difficulties may arise from circumstances of which Ambea is unaware or which it has not been able to assess fully, including circumstances not identified as part of the limited due diligence review carried out prior to the Offer. Such circumstances may relate, for example, to differences in working methods, IT systems, reporting routines, internal controls, customer or client relationships, personnel matters or other operational and financial circumstances.

The integration may further entail organisational and operational changes through coordination and streamlining of the operational management structure and support functions, including changes affecting management and employees. The synergies depend on several factors and on Ambea’s assessments of future circumstances, and there is no guarantee that they will be achieved to the expected extent or within the expected time. For further information on the Combined Company, see the section “Offer to the Shareholders of Humana – Information about the Combined Company”. If expected synergies are not realised, or if integration costs are higher than expected, this may have a material adverse effect on Ambea’s operations, results, financial position and share price.

Risks related to the securities

The outcome of Humana’s damages proceedings against the state is uncertain and may affect the value of the CVR Instruments

As part of the Consideration to the shareholders of Humana, Ambea offers a contingent value right (Eng. contingent value right, the “CVR Instrument”) entitling the holder to a pro rata share of 80 percent of any potential damages awarded to Humana in ongoing damages proceedings against the Swedish state (plus any compensation for certain litigation costs and interest). The proceedings arise from IVO’s decision in January 2023 to revoke Humana Assistans AB’s (“Humana Assistans”) licence to provide personal assistance, a decision that was subsequently set aside. The Stockholm District Court dismissed Humana Assistans’ claim in its entirety on 17 June 2026. Humana Assistans has appealed the District Court’s judgment to Svea Court of Appeal. Svea Court of Appeal granted leave to appeal on 14 August 2026. The outcome of the proceedings is uncertain and is not expected to be finally determined until after completion of the Offer. If a Swedish Court issues a judgment in the case pursuant to which Humana is not awarded damages, or if the claim otherwise lapses before the settlement date, the CVR Instrument will not be deliverede, but will immediately lapse without value. For more information about the CVR Instruments, see the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)”. If the damages claim is not pursued, is unsuccessful or if the damages awarded are lower than expected, the value of the CVR Instruments may be lower than expected or lapse entirely, which would adversely affect the total Consideration to the shareholders of Humana. If Humana is awarded damages, the damages amount will constitute taxable income for Humana Assistans and be subject to corporate income tax at a rate of 20.6 percent. However, the 80 percent of the damages amount accruing to the holders of CVR Instruments is calculated on the damages amount before such corporate income tax, and the corporate income tax therefore does not affect the amount paid to the holders of CVR Instruments.

The ability to dispose of the CVR Instruments may be limited

The CVR Instruments are freely transferable, but will not be admitted to trading on a regulated market or any other trading platform. As their value depends on the final outcome of the damages proceedings and may be zero, it may be difficult to determine a price for the CVR Instruments. Holders of CVR Instruments wishing to dispose of the Instruments before a final determination in the damage proceedings may therefore be unable to effect a sale or may have to accept a price substantially below the potential value of the Additional Consideration, which may adversely affect the ability to realise value.

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In the event of Ambea’s insolvency, holders of CVR Instruments may be unable to receive payment in full or in part in respect of their claim

The CVR Instrument entitles the holder to a potential future cash payment only if, and to the extent that, Humana is ultimately awarded damages in the ongoing damages proceedings against the Swedish state. The claim under the CVR Instrument is therefore a conditional claim, the satisfaction of which depends on damages being awarded. If Ambea were to be declared bankrupt, the general position under Swedish bankruptcy law is that only claims arising before the bankruptcy order may be asserted in the bankruptcy.

For conditional claims, distributions in bankruptcy are not calculated in the distribution proposal if there is no reason to assume that the condition will be satisfied. If, on the other hand, there is reason to assume that the condition will be satisfied, a distribution shall be reserved, but may not be paid until the condition has actually been satisfied. If the condition – namely that damages are awarded – is satisfied only after the bankruptcy order, there is a risk that a distribution in respect of the claim under the CVR Instrument may not be calculated or paid in the bankruptcy and that payment will not be made in full or in part. In such a case, the claim may be eligible only for any supplementary distribution, if new assets become available for distribution, for which there is no guarantee.

To the extent that the claim under the CVR Instrument may be asserted in Ambea’s bankruptcy, it is an unsecured claim that shall rank pari passu with Ambea’s other unsecured and unsubordinated creditors. The CVR Instrument does not provide any security or preferential right, and the holder is therefore exposed to Ambea’s creditworthiness and ability to pay at the time when payment becomes due. As the CVR Instrument is neither a share nor conferring a right to dividends, voting rights or other shareholder rights, the holder cannot realise value in any other way. For more information about the CVR Instruments, see the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)”.

Taken together, this means that, in the event of Ambea’s insolvency, a holder of CVR Instruments may receive only partial payment or no payment at all in respect of its claim arising before the bankruptcy order. If any of the above circumstances occur, this may have a material adverse effect on the value of the CVR Instruments and on the total Consideration received by the shareholders of Humana through the Offer.

Ambea’s ability to pay dividends depends on Ambea’s future earnings, financial position, cash flows and other factors

Ambea has paid dividends of SEK 2.65 per share for the 2025 financial year, SEK 2.20 per share for the 2024 financial year and SEK 1.50 per share for the 2023 financial year. Ambea’s objective is to distribute 30 percent of net profit to shareholders. Historical dividends and Ambea’s dividend objective do not, however, constitute a guarantee of future dividends or the level of such dividends. Future dividends may be affected if Ambea’s results or cash flow deteriorates, capital requirements increase or the Board of Directors, for other reasons, considers that dividends should be restricted or not paid. Dividends may then be lower than historically, fall below the dividend objective or not be paid at all, which may have a material adverse effect on shareholders’ return and the market valuation of the Ambea share.

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The Ambea share price may be volatile and affected by company-specific and market-related factors

Ambea’s ordinary shares are listed on Nasdaq Stockholm. During the period 1 January 2026 – 30 June 2026, Ambea’s share price has been as low as SEK 113.80 and as high as SEK 159. The development of the share price is affected by a number of factors, some of which are company-specific and others relate to the stock market as a whole. Such factors may include variations in actual or expected results, Ambea’s ability to meet analysts’ earnings expectations, changes in general economic conditions, discontinued projects or collaborations, as well as competitors’ activities and market position. There is also a risk that an active and liquid market for trading in Ambea shares may not exist at all times, which may affect investors’ ability to sell the shares and recover all or part of their invested capital. If the share price is volatile or less predictable, the Share Consideration in the Offer may be less attractive to shareholders in Humana, which may result in a lower acceptance level than Ambea wishes.

Future issues of shares or other equity-related instruments may dilute shareholders’ holdings and adversely affect the share price

The Share Consideration in the Offer will consist of a combination of shares repurchased by Ambea on Nasdaq Stockholm and new shares issued by Ambea, pursuant to the repurchase authorisation and the issue authorisation, respectively, granted by the annual general meeting on 12 May 2026. The dilution arising for Ambea’s existing shareholders as a result of the Share Consideration depends on the extent to which each authorisation is utilised and is estimated to amount to approximately 7–10 percent.

In addition, Ambea may in the future issue new shares or other equity-related instruments to finance acquisitions, investments, ongoing operations or other strategic measures. Such issues may be carried out with or without pre-emption rights for existing shareholders and may also include equity-related instruments within the framework of incentive programmes or other arrangements. If Ambea issues new shares or equity-related instruments, existing shareholders’ proportionate holdings, voting rights and share of Ambea’s results and future dividends may decrease. Dilution may arise in particular if an issue is carried out with a deviation from shareholders’ pre-emption rights or if a shareholder does not participate in a rights issue.

Future issues may also affect the market valuation of the Ambea share, including through an increase in the number of outstanding shares or because the terms of the issue are perceived as less favourable to existing shareholders. This may have a material adverse effect on shareholders’ investment and the value of the Ambea share.

Shareholders in the United States or other countries outside Sweden may be unable to participate in future cash issues

If Ambea issues new shares in a cash issue, shareholders shall, as a general rule, have preferential rights pursuant to the Swedish Companies Act to subscribe for new shares in proportion to their existing shareholdings. However, shareholders in certain other countries may be subject to restrictions that prevent or make it difficult to participate in such rights issues. For example, shareholders in the United States may be prevented from subscribing for new shares if the shares and subscription rights are not registered under the Securities Act or if no exemption from the registration requirements is applicable. Shareholders in other jurisdictions outside Sweden may be affected in a corresponding manner if the subscription rights and the new shares have not been registered with or approved by competent authorities in such jurisdictions. Ambea has no obligation to file registration statements under the Securities Act or seek corresponding approvals under the laws of any jurisdiction outside Sweden in respect of subscription rights and shares, and this may become impracticable and costly in the future. If shareholders in jurisdictions outside Sweden are unable to exercise their right to subscribe for new shares in future rights issues, their shareholding in Ambea may be diluted or decrease.

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Foreign exchange rate changes may adversely affect the value of shareholdings and dividends for shareholders outside Sweden

Ambea’s shares are listed only in SEK, and any dividends will be paid in SEK. Shareholders whose reference currency is not SEK are therefore exposed to exchange rate fluctuations. If the SEK decreases in value against a shareholder’s reference currency, this may adversely affect the value of the shareholding and any dividends when converted into the reference currency.

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INFORMATION ABOUT AMBEA

Ambea is the Nordic region’s knowledge-leading care company. At Ambea, more than 41,000 employees work to create a good life for more than 18,000 care receivers at more than 1,000 units across the Nordic region. Ambea aims to be a quality leader in everything it does, and its vision is to make the world a little better, one person at a time. Ambea has its head office in Solna, Sweden, and is listed on Nasdaq Stockholm.

Ambea’s registered company name and trade name are Ambea AB (publ), Reg. No. 556468–4354 and LEI code 549300AEVNZRHYI5HV24. The Board of Directors has its registered office in the municipality of Stockholm, Stockholm County. Ambea was formed in Sweden on 25 May 1993 and registered with the Swedish Companies Registration Office on 9 July 1993. Ambea is a public limited liability company and its operations are governed by the Swedish Companies Act. Pursuant to Article 3 of the articles of association, Ambea’s object is, directly or through subsidiaries, to provide high-quality services to elderly people and persons with disabilities and to conduct other operations focused on services, care, learning and/or other compatible operations.

Ambea’s website is www.ambea.se, where information is available on Ambea’s business operations, the services provided by Ambea, Ambea’s principal markets, Ambea’s major shareholders, Board of Directors, management and auditor, as well as the information incorporated by reference into this Prospectus. Information about Ambea’s website, as well as other websites referred to in this Prospectus, has not been reviewed or approved by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen, “SFSA”) and does not form part of this Prospectus, unless such information is incorporated by reference into the Prospectus.

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RESPONSIBILITY STATEMENT AND STATEMENT ABOUT THE COMPETENT AUTHORITY

The Board of Directors of Ambea AB (publ) is responsible for the contents of this Prospectus. The Board of Directors of Ambea declares that, to the best of its knowledge, the information in the Prospectus is consistent with the facts and that no information likely to affect its meaning has been omitted.

The Swedish Prospectus has been approved by the SFSA as competent authority pursuant to the Prospectus Regulation. The SFSA approves the Swedish Prospectus only insofar as it meets the standards of completeness, comprehensibility and consistency set out in the Prospectus Regulation. Such approval should not be regarded as an endorsement of Ambea or of the quality of the securities to which the Prospectus relates. Investors should make their own assessment as to whether it is appropriate to participate in this offer and invest in these securities.

The Prospectus has been prepared as an EU follow-on prospectus in accordance with Article 14a of the Prospectus Regulation. The Swedish Prospectus was approved by the SFSA on 24 August 2026. The Swedish Prospectus is valid for a period of twelve months after approval, provided that it is supplemented where required under Article 23 of the Prospectus Regulation. The obligation to prepare supplements to the Prospectus due to significant new factors, material mistakes or material inaccuracies ceases, in respect of the shares, when the new shares in Ambea have been admitted to trading on Nasdaq Stockholm and, in respect of the CVR Instruments, when the acceptance period in the Offer has expired.

The Prospectus shall be governed by Swedish law. Any disputes arising from the Prospectus or other legal matters in connection therewith shall be exclusively determined by Swedish courts under Swedish law, without regard to conflict of laws principles.

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FINANCIAL INFORMATION

The information in this section is based on, and should be read together with, Ambea’s audited annual report for the 2025 financial year and Ambea’s unaudited interim report for the period 1 January – 30 June 2026, which have been incorporated by reference into the Prospectus. See also the section “Material information about the shares” for further information about Ambea’s share capital and shares.

Financial information covered by the Prospectus

The consolidated historical financial information covered by the Prospectus consists of Ambea’s historical financial information as at and for the financial year ended 31 December 2025 and the six-month period ended 30 June 2026 (with comparative figures for the six-month period ended 30 June 2025), which has been derived from Ambea’s audited annual report as at and for the financial year ended 31 December 2025 and Ambea’s unaudited interim report as at and for the six-month period ended 30 June 2026, respectively.

The annual report for the financial year 2025 has been prepared in accordance with the Swedish Annual Accounts Act (1995:1554), the Swedish Financial Reporting Board’s recommendations RFR 1 (Supplementary Rules for Groups) and International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB), as adopted by the EU, and has been audited by Ambea’s independent auditor, EY. The interim report for the six-month period ended 30 June 2026 has been prepared in accordance with IAS 34 Interim Financial Reporting, as adopted by the EU, the Swedish Annual Accounts Act (1995:1554), the Swedish Financial Reporting Board’s recommendations RFR 1 (Supplementary Rules for Groups), RFR 2 Accounting for Legal Entities, and has not been subject to review by Ambea’s auditor.

The historical financial information and the auditor’s review report have been incorporated by reference into the Prospectus under the section “Available documents – Documents incorporated by reference”. Unless otherwise expressly stated, no financial information in the Prospectus has been audited or reviewed by Ambea’s independent auditor.

Documents incorporated by reference

Ambea’s annual report for the financial year 2025 and interim report for the period 1 January – 30 June 2026 are incorporated by reference into the Prospectus and thus form part of the Prospectus and shall be read as part thereof. Ambea considers the parts of the documents below that are not referred to either not to be relevant to an investor or that the information is presented elsewhere in the Prospectus. The information incorporated by reference is available during the validity period of the Prospectus on Ambea’s website. The information on the website does not form part of the Prospectus unless that information is incorporated by reference into the Prospectus as set out below.

Ambea’s Annual Report for the Financial Year 2025

Section	Page reference
Directors’ report	37–40
Income statement	41
Balance sheet	42
Changes in equity	101
Cash flow statement	102
Notes	103–142
Auditor’s report	144–147

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Ambea’s Interim Report for the Period 1 January – 30 June 2026

Income statement	54
Statement of comprehensive income	54
Balance Sheet	55
Cash flow statement	56
Changes in equity	55
Accounting policies and notes	56–57

Significant changes in Ambea’s financial position

There have been no significant changes in Ambea’s financial position since 30 June 2026 up to and including the date of the Prospectus.

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PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information, which describes a hypothetical situation, has been prepared for illustrative purposes to present a hypothetical overview of how Ambea’s acquisition of the shares in Humana (the “Acquisition”) could have affected Ambea’s consolidated income statement for the financial year ended 31 December 2025, if the Acquisition had been completed as at 1 January 2025, and Ambea’s consolidated balance sheet as at 31 December 2025, if the Acquisition had been completed as at that date.

The pro forma financial information has been prepared solely for illustrative purposes. By its nature, the pro forma financial information is intended to describe a hypothetical situation and is not intended to describe Ambea’s actual results or financial position. The pro forma financial information does not necessarily reflect Ambea’s actual results had the Acquisition taken place on 1 January 2025 or 31 December 2025, respectively, and the pro forma financial information should not be regarded as an indication of Ambea’s future results. Consequently, an investor should not place undue reliance on the pro forma financial information.

The pro forma financial information should be read together with the information in Ambea’s and Humana’s respective audited annual reports for the financial year 2025. See the section “Available documents – Documents incorporated by reference”.

The purpose of the pro forma financial statements

On 29 June 2026, Ambea announced a public offer for all shares in Humana (the “Offer”). The Offer will have a significant impact on the future results, financial position and cash flows of the group of which Ambea is the parent company. The pro forma financial information includes a pro forma income statement for the financial year ended 31 December 2025, illustrating the effects of the Offer as if it had been completed on 1 January 2025, and a pro forma balance sheet as at 31 December 2025, illustrating the effects of the Offer as if it had been completed on 31 December 2025.

The unaudited pro forma financial information is based on certain assumptions and adjustments made by Ambea’s management to illustrate how Ambea’s financial results would have appeared had Ambea acquired the shares in Humana at an earlier date. Although the unaudited pro forma income statement and pro forma balance sheet are based on estimates and assumptions considered reasonable in the prevailing circumstances, actual results may differ materially from those presented herein. By its nature, the unaudited pro forma financial information relates to a hypothetical situation and does not purport to represent Ambea’s actual results for the financial year ended 31 December 2025 or Ambea’s actual balance sheet as at 31 December 2025. Nor is it representative of Ambea’s results of operations for any future period.

The assumptions underlying the unaudited pro forma adjustments applied to the historical financial information are described below and in the notes to the unaudited pro forma income statement and unaudited pro forma balance sheet. Neither those adjustments nor the resulting unaudited pro forma income statement or unaudited pro forma balance sheet has been reviewed in accordance with generally accepted auditing standards. When evaluating the unaudited pro forma income statement and the unaudited pro forma balance sheet, readers should carefully consider Ambea’s financial reports, including the related notes, the notes to the unaudited pro forma financial information and the other information in this Prospectus. The unaudited pro forma financial information for Ambea does not include all information required for financial statements in accordance with IFRS Accounting Standards as adopted by the EU (“IFRS”) and should be read together with Ambea’s other historical financial information.

It should be noted that the unaudited pro forma financial information involves a greater degree of uncertainty than actual historical financial information.

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The basis of the pro forma financial statements

The unaudited pro forma financial information in this Prospectus has been prepared in accordance with the applicable requirements of Commission Delegated Regulation (EU) 2019/980 supplementing the Prospectus Regulation.

Assumptions and estimates

The pro forma financial information has been prepared based on the following assumptions:

●	The Offer comprises all shares in Humana not held by Humana. Full acceptance of the Offer has been assumed in the pro forma financial information.

●	The final allocation between transferred treasury shares and newly issued shares will be determined in connection with the completion of the Offer and may result in the final financing, dilution and pro forma capital structure differing from the assumptions applied in the pro forma financial information.

●	The 2026 annual general meeting authorised Ambea’s Board of Directors to repurchase a maximum of 5 560 658 treasury shares. In preparing the pro forma financial information, the scenario involving maximum utilisation of the share issuance authorisation has been used as the basis for calculating the Share Consideration, acquisition financing and pro forma leverage. This scenario is currently considered the most likely outcome.

●	The consideration in the Offer includes, inter alia, a CVR Instrument entitling the holder to potential future Additional Consideration corresponding to the holder’s pro rata share of 80 percent of any potential damages awarded to Humana in the ongoing damages proceedings against the Swedish State. No adjustment has been made for the CVR Instrument in the pro forma financial information because the underlying right to any future damages has been assessed as a contingent asset that is not recognised under IFRS 3 Business Combinations. The obligation has also not been valued, as Ambea is liable for it only if payment is received.

●	The Acquisition is accounted for as a business combination in accordance with IFRS 3. Under that standard, the purchase price allocation may be adjusted within twelve months on the basis of new information that existed at the acquisition date. Under IFRS 3, the acquiree’s identifiable net assets are assumed at fair value and compared with the purchase consideration. The difference constitutes goodwill. Given the limited information available for valuing Humana’s intangible assets at fair value, a simplified purchase price allocation has been prepared for the purposes of this pro forma financial information. A comprehensive purchase price allocation in accordance with IFRS 3 will be prepared in connection with completion of the Acquisition. See also the further comments below regarding the purchase price allocation.

●	The financing adjustments have been calculated based on Ambea’s existing financing agreements, as if the acquisition-related borrowings had been outstanding throughout the period covered by the pro forma income statement and as at the balance sheet date in the pro forma balance sheet.

●	Ambea considers that Humana’s PA Sweden business area will not constitute a strategic asset following completion of the Acquisition of Humana and therefore intends to divest PA Sweden following completion of the Offer. Against this background, Ambea and Humana’s largest shareholder, Impilo, have agreed on a Put Option relating to PA Sweden. The Put Option means that Impilo undertakes, if Ambea fails to sell PA Sweden to a third party within twelve months following completion of the Offer, to acquire PA Sweden. Following completion of the Offer, PA Sweden is expected to be classified as a discontinued operation in accordance with IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations”, with separate presentation in the income statement and as assets and liabilities held for sale in the balance sheet. As sufficient information has not been available to apply IFRS 5 in the unaudited pro forma financial information, no such reclassifications have been reflected. Furthermore, the effects attributable to the Put Option relating to the business have not been reflected in the pro forma financial information. The final classification, measurement and accounting treatment of both the effects of IFRS 5 and the effects of the Put Option will be determined following completion of the Offer, when additional information becomes available. Furthermore, the Put Option may be exercised either following expiry of the agreed twelve-month divestment period from completion of the transaction or at an earlier date if the parties agree separately before then that it may be exercised.

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●	Other acquisitions completed by Ambea during the period from 1 January 2025 to the date of this Prospectus have not been reflected in the pro forma financial information, as they have not been considered to have a material impact on Ambea’s consolidated financial statements.

●	Acquisitions and divestments completed by Humana have not been reflected in the pro forma financial information, as the information required to reflect them in the pro forma financial information is not available.

●	No differences have been identified between Ambea’s and Humana’s application of IFRS that are considered to have a material impact on the pro forma financial information. This assessment will be verified in connection with completion of the Acquisition.

●	The pro forma financial information has been prepared primarily on the basis of publicly available information. Additional information that becomes available following completion of the Offer may affect the final purchase price allocation and the financial reporting following the Acquisition.

Source data

Ambea

The pro forma income statement for the financial year ended 31 December 2025 and the pro forma balance sheet as at 31 December 2025 are based on Ambea’s audited annual report for the 2025 financial year, incorporated by reference into this document and prepared in accordance with IFRS.

Ambea’s presentation currency is SEK.

Humana

The pro forma income statement for the financial year ended 31 December 2025 and the pro forma balance sheet as at 31 December 2025 are based on Humana’s audited annual report for the 2025 financial year, incorporated by reference into this document and prepared in accordance with IFRS.

Humana’s presentation currency is SEK.

Accounting policies

Both Ambea and Humana prepare their financial statements in accordance with IFRS.

Accounting policies, standards or interpretations issued or effective after 31 December 2025 have not been taken into account in the unaudited pro forma financial information.

Humana’s historical financial information has in certain respects been reclassified in order to align its presentation with Ambea’s format for the group’s income statement and balance sheet. The reclassifications have not affected reported profit or equity.

In accordance with IFRS 3, Humana’s existing lease agreements will be reassessed at the acquisition date as if the agreements had been entered into anew by Ambea. This may result in adjustments to recognised right-of-use assets and lease liabilities compared with Humana’s historical accounting. No such adjustments have been taken into account in the unaudited pro forma financial information because information required to calculate any adjustment is not available. No differences expected to have a material impact on the pro forma financial information have been identified between Ambea and Humana in respect of accounting policies applied under IFRS. It should be noted that a more thorough review of Humana’s accounting policies will be undertaken in connection with completion of the Acquisition, when Ambea has more information available regarding Humana’s applied accounting policies.

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Pro forma adjustments

The overall nature of the pro forma adjustments is described below. Further information is set out in the notes to the pro forma financial information. No pro forma adjustments have been made for coordination gains and synergies or integration costs.

Adjustments for differences in accounting policies

No pro forma adjustments have been taken into account for differences in accounting policies.

Estimated consideration

The purchase consideration of MSEK 2,960 has been calculated based on the cash consideration under the Offer of SEK 20 per Humana share and the share consideration corresponding to 0.305 Ambea shares per Humana share. The value of the Share Consideration has been calculated based on Ambea’s share price of SEK 138.70, which corresponded to the closing price on Nasdaq Stockholm on 26 June 2026, the last trading day before the announcement of the Offer.

The contingent consideration in the form of a CVR Instrument has been assigned a value of zero in the pro forma financial information. Given the uncertainty regarding both the outcome and the timing of any outcome, no adjustment has been made for the contingent consideration. Any fair value of the CVR Instrument will be determined as part of the final purchase price allocation under IFRS 3 following completion of the Offer.

Component	Assumption	Calculation	MSEK
Cash consideration	SEK 20 per Humana share	SEK 20 x approximately 47.5 million shares	950
Share consideration	0.305 Ambea shares per Humana share	14 492 260 Ambea shares x SEK 138.70	2,010
Contingent consideration	CVR Instrument linked to the outcome of Humana’s damages proceedings against the Swedish state		0
Total purchase consideration			2,960

The final value of the Share Consideration and the total purchase consideration under IFRS 3 will be determined based on fair value at the acquisition date and may therefore differ from the amounts applied in the pro forma financial information.

The Share Consideration is based on the exchange ratio of 0.305 Ambea shares for each Humana share comprised by the Offer. This corresponds to a total of 14 492 260 Ambea shares to be transferred to Humana’s shareholders. The final allocation between transferred treasury shares and newly issued shares will be determined in connection with completion of the Offer.

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Preliminary simplified purchase price allocation

The consideration in the Offer consists of a combination of cash consideration and Ambea shares. The number of Ambea shares to be transferred under the Offer is fixed by the exchange ratio and is therefore not affected by changes in Ambea’s share price up to completion of the Offer. However, the fair value of the Share Consideration is affected by Ambea’s share price at the acquisition date, which means that the final purchase consideration under IFRS 3 may differ from the purchase consideration used as the basis for the unaudited pro forma financial information.

A simplified purchase price allocation has been prepared in which Humana’s carrying amount of net assets (after deduction of non-controlling interests) as at 31 December 2025 has been compared with the estimated purchase consideration, with the difference recognised as an “unallocated excess value”. As it is a simplified purchase price allocation, it is preliminary. As at 31 December 2025, Humana recognises goodwill of MSEK 4,470 and customer contracts of MSEK 36. The goodwill and customer contracts recognised by Humana have been excluded from the simplified purchase price allocation because these items arise from Humana’s previous acquisitions and are not assumed at their carrying amounts under IFRS 3. In the final purchase price allocation, all identifiable assets and liabilities will be remeasured at fair value as at the acquisition date.

Preliminary simplified purchase price allocation (PPA)	MSEK
Purchase consideration	2,960
Acquired net debt at carrying amount (excluding goodwill and customer contracts)	1,382
Unallocated excess value	4,342

The preliminary simplified purchase price allocation has been prepared based on limited publicly available information and does not constitute a final purchase price allocation under IFRS 3. The final purchase price allocation will require the identification and fair value measurement of all acquired identifiable assets and liabilities, including, for example, customer contracts, customer relationships, other intangible assets and related deferred tax liabilities. The recognised unallocated excess value therefore constitutes a preliminary residual item and may change materially when the final purchase price allocation is completed. IFRS 3 permits the purchase price allocation to be adjusted for up to twelve months after the acquisition date if new information that existed at the acquisition date becomes available.

In accordance with IFRS 3, part of the excess value attributable to identifiable intangible assets, such as customer contracts and customer relationships, will be recognised separately from goodwill and amortised over the estimated useful life of each asset. Deferred tax liabilities will also be recognised in respect of such fair value adjustments. Goodwill, by contrast, is not amortised but tested for impairment at least annually. As the preliminary purchase price allocation does not yet include any final allocation of the excess value to identifiable intangible assets, the pro forma income statement has not been charged with any amortisation attributable to the recognised unallocated excess value. Nor has any deferred tax liability relating to such intangible assets been taken into account in the pro forma financial information.

In the unaudited pro forma financial information, an assumption has been made regarding the allocation between repurchased treasury shares and newly issued shares in settlement of the Share Consideration. The final allocation will be determined in connection with completion of the Offer and may therefore differ from the assumptions underlying the pro forma financial information. A greater proportion of newly issued shares would increase recognised equity and reduce the need for external financing, while a greater proportion of repurchased shares would reduce dilution but could at the same time increase the financing requirement and pro forma leverage.

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Changes in Ambea’s share price up to completion of the Offer may also affect the recognised value of the shares used as consideration. Since the number of Ambea shares to be transferred under the Offer is fixed by the exchange ratio, a higher share price results in a higher fair value of the Share Consideration and thus a higher purchase consideration under IFRS 3. To the extent that the Share Consideration is settled through newly issued shares, a higher share price will also result in higher recognised equity in the Ambea group, as equity is recognised based on the fair value of equity instruments issued at the acquisition date. IFRS 3 requires purchase consideration to be measured at fair value at the acquisition date, while IAS 32 “Financial Instruments: Presentation” governs the accounting for equity instruments issued as consideration in a business combination. Treasury shares transferred as part of the Share Consideration are recognised as consideration transferred at a value based on Ambea’s share price at the acquisition date. However, the actual amount paid by Ambea to repurchase treasury shares in the market may differ from that value depending on the share price at each repurchase date. Since the repurchases are assumed to be financed through external borrowings, a higher share price may result in a higher cash cost of the repurchases and hence a greater financing requirement, without a corresponding change in the recognised value of the transferred treasury shares. A higher share price may therefore affect pro forma leverage and net debt, while the value of the recognised Share Consideration is determined based on the share price at the acquisition date.

The final pro forma effect will therefore depend on, among other things, Ambea’s share price at the completion date, the final allocation between repurchased and newly issued shares, the final financing structure and the outcome of the final purchase price allocation under IFRS 3. Changes in these factors may affect both the amount of the purchase consideration and the amount of the unallocated excess value, final goodwill, capital structure, financing requirement and pro forma leverage following completion of the Offer. It should, however, be noted that the financing effect of changes in the share price during the period in which shares are acquired is not an effect of the purchase price allocation.

Financing

Danske Bank A/S, DNB Bank ASA, Sweden Branch and Nordea Bank Abp, Sweden Branch have undertaken to provide financing to Ambea pursuant to a facilities agreement comprising a term facility of MSEK 2,300 and an expanded revolving credit facility (RCF) of MSEK 1,000.

The term facility is primarily intended to finance the cash portion of the consideration payable to Humana’s shareholders and the refinancing of Humana’s existing indebtedness, while the expanded RCF provides additional financing capacity, principally for the announced repurchases of treasury shares.

As set out in the Offer, the Share Consideration payable to Humana’s shareholders may be settled through a combination of transfers of treasury shares and newly issued shares in Ambea. The final composition of the Share Consideration affects both the dilution for existing shareholders and the pro forma financing structure. The Offer therefore presents three alternative scenarios for the allocation between transferred treasury shares and newly issued shares, as summarised in the table below.

	Maximum utilisation of the repurchase and transfer authorisation	Maximum utilisation of the share issue authorisation	Equal utilisation of the repurchase and share issue authorisations
Number of repurchased shares as part of the Share Consideration	8,038,442	5,560,658	7,246,130
Number of newly issued shares as part of the Share Consideration	6,453,818	8,931,602	7,246,130
Dilution (%)	7.4%	10.0%	8.3%

The 2026 annual general meeting authorised the Board of Directors to repurchase no more than 5,560,658 treasury shares. In preparing the pro forma financial information, the scenario involving maximum utilisation of the share issue authorisation has been used as the basis for calculating the Share Consideration, the acquisition financing and pro forma leverage. This scenario is currently considered to be the most likely outcome.

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The final allocation between transferred treasury shares and newly issued shares will be determined in connection with completion of the Offer. The outcome may therefore differ from the assumptions applied in the pro forma financial information, which may in turn affect the final financing requirement, dilution and pro forma capital structure. In addition, changes in Ambea’s share price prior to completion of the Offer may affect both the value of the Share Consideration recognised as consideration transferred in the purchase price allocation and the cash cost of any repurchases of treasury shares. A higher share price may therefore result in an increased financing requirement and higher indebtedness, while also affecting the recognised value of the share-based consideration and equity. The final effect will depend on the development of the share price and the final allocation between transferred treasury shares and newly issued shares upon completion of the Offer.

The pro forma financial information has been adjusted for increased financial expenses attributable to the additional borrowings assumed to finance the cash portion of the Offer, the refinancing of Humana’s existing external loans and, where applicable, the repurchase of shares in Ambea to be used as part of the Share Consideration. The pro forma interest rate of 4.3 percent has been calculated based on the assumed new interest-bearing debt and a weighted average interest rate comprising relevant reference rates, leverage-based credit margins and the expected currency allocation. Base rates have been calculated as weighted averages of publicly available reference rates, with each rate weighted based on the period during the year in which it was applicable. The currency allocation reflects exposure to the Nordic countries in which Ambea and Humana operate.

Humana’s historical external interest expenses have at the same time been reversed, as those liabilities are assumed to be refinanced in connection with the transaction. Based on the calculation, the net adjustment to financial expenses amounts to approximately MSEK 30 (an increase) before tax, with an associated tax effect, and is expected to have a recurring effect on the combined group’s profit or loss.

Under Ambea’s financing agreements, the company incurs financing fees. In connection with the establishment of the new loan facilities, such fees reduce the initial carrying amount of the related loans and are subsequently recognised as an expense over the term of the loan facilities using the effective interest method. The pro forma balance sheet has been adjusted for financing fees of MSEK 15, primarily attributable to arrangement fees in respect of the new financing facilities, which are recognised as a reduction in the carrying amount of the related loan facilities. The pro forma income statement has also been adjusted for loan-related fees of MSEK 4 attributable to the new financing facilities. Fees relating to undrawn credit limits have not been taken into account, as the facilities are assumed to be fully drawn for the financing of the transaction.

Transaction costs

In connection with the Offer and the planned Acquisition of Humana, Ambea has incurred costs relating to fees for financial, legal and other advisers. These transaction costs are estimated to amount to approximately MSEK 90 and were incurred in the period after 31 December 2025 and have therefore not been recognised in Ambea’s consolidated income statement for the financial year 2025 or in the consolidated balance sheet as at 31 December 2025.

For the purposes of the pro forma financial information, these transaction costs are assumed to have been incurred in the period before the Acquisition of Humana and, accordingly, no pro forma adjustment has been made to the pro forma income statement. A pro forma adjustment has been made in the pro forma balance sheet as if these costs had been charged to profit or loss in the period before the Acquisition and had thereby reduced equity and increased the group’s accrued expenses.

The transaction costs are non-recurring in nature.

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Tax effects

Tax effects have been taken into account for all pro forma adjustments that are assumed to be deductible for tax purposes in the pro forma financial information. Tax effects arising from pro forma adjustments have been calculated using the applicable Swedish tax rate of 20.6 percent.

			Pro forma adjustments
Amounts in MSEK	Ambea (1)	Humana (2)	Accounting policy adjustments	Acquisition adjustments	Notes	Pro forma income statement
Net sales	16,039	10,011				26,050
Other operating income	171	59				230
Total operating income	16,210	10,070				26,280

Consumables	-556	-386				-942
Other external expenses	-1,607	-698				-2,305
Personnel expenses	-11,169	-7,883				-19,052
Depreciation and amortisation of property, plant and equipment and intangible assets	-1,505	-588		9	3	-2,084
Other operating expenses	6	-8				-2
Total operating expenses	-14,831	-9,563		9		-24,385
Operating profit	1,379	508		9		1,896

Financial income	-	12				12
Financial expenses	-520	-230		-34	4	-784
Net financial items	-520	-218		-34		-772
Profit before tax	859	290		-25		1,124

Income tax expense	-194	-52		5	5	-241
Profit for the year	665	238		-20		883

Foreign exchange effects

As both Ambea and Humana present their consolidated financial reports in SEK, no foreign exchange translations have been made in the pro forma financial information.

Pro forma income statement for the financial year 2025

The table below presents Ambea’s unaudited pro forma income statement for the financial year 2025, as if the Offer had been completed on 1 January 2025.

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Notes to the pro forma income statement for the financial year 2025

The notes to the unaudited pro forma financial information form an integral part of the unaudited pro forma financial information.

(1)	Derived from Ambea’s consolidated income statement for the 2025 financial year included in Ambea’s audited consolidated financial statements as at and for the financial year ended 31 December 2025 and incorporated by reference into this document.

(2)	Derived from Humana’s consolidated income statement for the 2025 financial year included in Humana’s audited consolidated financial statements as at and for the financial year ended 31 December 2025 and incorporated by reference into this document.

(3)	Amortisation of customer contracts of MSEK 9 for the financial year 2025 has been reversed, as the underlying intangible assets are expected to be remeasured and replaced as part of the preliminary purchase price allocation in accordance with IFRS 3. This pro forma adjustment is recurring.

(4)	The pro forma income statement has been adjusted for additional interest expenses of MSEK 141 and financial fees of MSEK 4 attributable to the new financing structure assumed to be implemented in connection with the transaction. The financing relates to the cash portion of the purchase price, repurchases of treasury shares to be used as consideration in the transaction and the refinancing of Humana’s existing interest-bearing liabilities. Historical interest expenses in Humana of MSEK 111, attributable to liabilities expected to be settled in connection with the refinancing, have at the same time been reversed. The net effect of these adjustments is an increase in financial expenses of MSEK 34. The pro forma adjustment is recurring.

(5)	As a result of the pro forma adjustments, taxable profit has been reduced, giving rise to a positive tax effect of MSEK 5. This net adjustment includes a deferred tax expense of MSEK 2 resulting from reversed amortisation of customer contracts in Humana. This pro forma adjustment is recurring.

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Pro forma balance sheet as at 31 December 2025

The table below presents Ambea’s unaudited pro forma balance sheet as at 31 December 2025, as if the Offer had been completed on 31 December 2025.

			Pro forma adjustments
Amounts in MSEK	Ambea (1)	Humana (2)	Accounting policy adjustments	Acquisition adjustments	Notes	Pro forma balance sheet
Assets
Non-current assets
Goodwill	8,330	4,470		-4,470	3	8,330
Customer contracts and customer relationships	480	36		-36	4	480
Unallocated excess value	-	-		4,342	5	4,342
Other intangible assets	43	15				58
Right-of-use assets	9,043	2,678				11,721
Property, plant and equipment	396	632				1,028
Derivative instruments	6	18				24
Surplus in funded pension plans	6	-				6
Deferred tax asset	175	57				232
Non-current receivables	139	-				139
Total non-current assets	18,618	7,905		-164		26,359

Current assets
Trade receivables	1,464	877				2,341
Other receivables	79	88				167
Prepaid expenses and accrued income	181	158				339
Cash and cash equivalents	133	366		-15	7	484
Total current assets	1,857	1,488		-15		3,330
Total assets	20,475	9,394		-179		29,690

Equity and liabilities
Equity attributable to owners of the Parent Company	5,200	3,117		-1,968		6,349
Equity attributable to non-controlling interests	-	139				139
Total equity	5,200	3,256		-1,968	6	6,487

Non-current liabilities
Non-current interest-bearing liabilities	2,115	1,541		1,731	7	5,387
Lease liabilities	8,220	2,318				10,538
Other non-interest-bearing liabilities	3	-				3
Other provisions	6	5				11
Deferred tax liabilities	359	39		-7	4	391
Total non-current liabilities	10,703	3,902		1,724		16,330

Current liabilities
Commercial paper	1,232	-				1,232
Current lease liabilities	1,076	518				1,594
Trade payables	465	213				678
Tax liabilities	87	-				87
Other provisions	6	-				6
Other current interest-bearing liabilities	-	25		-25	7	-
Other non-interest-bearing liabilities	210	277				487
Accrued expenses and deferred income	1,496	1,203		90	6	2,789
Total current liabilities	4,572	2,236		65		6,874
Total equity and liabilities	20,475	9,394		-179		29,690

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Notes to the pro forma balance sheet as at 31 December 2025

The notes to the unaudited pro forma financial information form an integral part of the unaudited pro forma financial information.

(1)	Derived from Ambea’s consolidated statement of financial position for the 2025 financial year included in Ambea’s audited consolidated financial statements as at and for the financial year ended 31 December 2025 and incorporated by reference into this document.

(2)	Derived from Humana’s consolidated statement of financial position for the 2025 financial year included in Humana’s audited consolidated financial statements as at and for the financial year ended 31 December 2025 and incorporated by reference into this document.

(3)	Acquired goodwill in the Humana group of MSEK 4,470 has been eliminated in the pro forma balance sheet because goodwill does not constitute a separately identifiable asset in a business combination under IFRS 3. Upon completion of the Acquisition, Humana’s historically recognised goodwill will be replaced by the goodwill arising in the preliminary purchase price allocation, based on the difference between the preliminary consideration and the fair value of identifiable acquired net assets.

(4)	Customer contracts in the Humana group of MSEK 36 have been eliminated in the pro forma balance sheet because they relate to intangible assets arising from previous business combinations. Under IFRS 3, all acquired identifiable assets and liabilities must be remeasured at fair value as at the acquisition date; accordingly, the historically recognised customer contracts have been reversed. No final identification and valuation of separate intangible assets have yet been completed as part of the preliminary purchase price allocation.

Deferred tax liabilities have decreased by MSEK 7 as a result of the reversal of deferred tax related to customer contracts of MSEK 36 eliminated in the preliminary purchase price allocation.

(5)	The unallocated excess value of MSEK 4,342 represents the portion of the preliminary consideration which, after elimination of Humana’s recognised equity (excluding non-controlling interests) and identified fair value adjustments, has not yet been allocated to specific identifiable assets or liabilities. In the final purchase price allocation, the unallocated excess value is expected to be allocated primarily to goodwill and any additional identifiable intangible assets in accordance with IFRS 3.

(6)	Equity is adjusted by MSEK -1,968. The amount is net of the following adjustments:

a)	Equity has increased by MSEK 1,239 as a result of the new share issue assumed to be carried out as part of the Share Consideration in the Offer. The adjustment is based on the issue of 8 931 602 new shares in Ambea, valued at SEK 138.70 per share, corresponding to Ambea’s closing price at the time of the Offer.

b)	Equity has been reduced by the carrying amount of Humana’s acquired net assets (excluding non-controlling interests) of MSEK 3,117.

c)	In the pro forma balance sheet, an adjustment has been made for transaction costs of MSEK -90, as if these costs had been recognised in profit or loss in the period before the acquisition, thereby reducing equity and increasing the group’s accrued expenses.

(7)	Non-current interest-bearing liabilities have been adjusted by MSEK 1,731 and current interest-bearing liabilities by MSEK -25. The changes are explained as follows:

a)	Additional acquisition financing of MSEK 1,721. Of this amount, MSEK 771 relates to financing the acquisition of 5 560 658 treasury shares in Ambea at a price of SEK 138.70 per share. The shares are assumed to be used as Share Consideration in the Offer. The remaining MSEK 950 relates to financing the cash portion of the consideration, calculated as approximately 47.5 million Humana shares multiplied by SEK 20 per share. The carrying amount of the additional financing has been reduced by MSEK 15 for financing fees, mainly attributable to “arrangement fees”. The financing fees are recognised as a reduction in the carrying amount of the related loan facilities in the pro forma balance sheet.

b)	Humana’s interest-bearing liabilities of MSEK 1,566 are assumed to be refinanced in full in connection with the transaction. As a consequence of the refinancing, current interest-bearing liabilities of MSEK 25 have been reclassified as non-current interest-bearing liabilities because the revolving credit facility has a remaining maturity exceeding twelve months at the assumed transaction date.

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AUDITOR’S REPORT ON PRO FORMA FINANCIAL INFORMATION

Independent auditor’s assurance report on the compilation of pro forma financial information included in a prospectus

To the Board of Directors of Ambea AB (publ), corporate identity number 556468-4354

Report on the compilation of pro forma financial information included in a prospectus

We have completed our assurance engagement to report on the compilation of pro forma financial information of Ambea AB (publ) (“the company”) by the Board of Directors. The pro forma financial information consists of the pro forma balance sheet as at 31 December 2025, the pro forma income statement for the financial year ended 31 December 2025 and related notes as set out on pages 26–36 of the prospectus issued by the company. The applicable criteria on the basis of which the Board of Directors has compiled the pro forma financial information are specified in the Delegated Regulation (EU) 2019/980 and described on pages 37–38 in the prospectus.

The pro forma financial information has been compiled by the Board of Directors to illustrate the impact of the acquisition of Humana AB on the company’s financial position as at 31 December 2025 and the company’s financial performance for the financial year ended 31 December 2025 as if the acquisition had taken place at 31 December 2025 and 1 January 2025 respectively. As part of this process, information about the company’s financial position and financial performance has been extracted by the Board of Directors from the company’s financial statements for the financial period ended 31 December 2025, on which an auditor’s report has been published. In addition, information about the Humana AB’s financial position and financial performance has been extracted by the Board of Directors from the Humana AB’s financial statements for the financial year ended 31 December 2025, on which an auditor’s report has been published

Responsibilities of the Board of Directors for the pro forma financial information

The Board of Directors is responsible for compiling the pro forma financial information in accordance with the requirements of the Delegated Regulation (EU) 2019/980.

Our independence and quality control

We have complied with the independence and other ethical requirements in Sweden, which are based on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.

The firm applies International Standard on Quality Management 1, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Auditor’s responsibility

Our responsibility is to express an opinion about whether the pro forma information, in all material respects, has been compiled correctly by the Board of Directors in accordance with the Delegated Regulation (EU) 2019/980, on the bases given and that these bases are consistent with the company’s accounting policies.

We have conducted the engagement in accordance with International Standard on Assurance Engagements ISAE 3420 Assurance engagements to report on the compilation of pro forma financial information included in a prospectus, issued by the International Auditing and Assurance Standards Board. This standard requires that the auditor plan and perform procedures to obtain reasonable assurance about whether the Board of Directors has compiled, in all material respects, the pro forma financial information in accordance with the delegated regulation.

For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the pro forma financial information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the pro forma financial information.

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The purpose of pro forma financial information included in a prospectus is solely to illustrate the impact of a significant event or transaction on the company’s unadjusted financial information as if the event had occurred or the transaction had been undertaken at an earlier date selected for purposes of the illustration. Accordingly, we do not provide any assurance that the actual outcome of the event or transaction at 31 December 2025 and 1 January 2025 would have been as presented.

A reasonable assurance engagement to report on whether the pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used by the Board of Directors in the compilation of the pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the event or transaction, and to obtain sufficient and appropriate audit evidence about whether:

●	The pro forma adjustments have been compiled correctly on the specified basis.

●	The pro forma financial information reflects the proper application of those adjustments to the unadjusted financial information

●	The stated basis comply with the company’s accounting policies.

The procedures selected depend on the auditor’s judgment, having regard to his or hers understanding of the nature of the company, the event or transaction in respect of which the pro forma financial information has been compiled, and other relevant engagement circumstances.

The engagement also involves evaluating the overall presentation of the pro forma financial information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion the pro forma financial information has been compiled, in all material respects, on the bases stated on pages 26–36 and these bases are consistent with the accounting policies applied by the company.

Stockholm, 24 August 2026

Ernst & Young AB

Mikael Sjölander

Authorized Public Accountant

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DIVIDEND POLICY, TRENDS AND PROFIT FORECASTS AND EXPECTED RESULTS

Ambea’s dividend policy

30 percent of annual consolidated net profit shall be distributed. The proposed dividend shall take into account Ambea’s long-term growth opportunities, future earnings, financial position and general economic and operational circumstances.

Trend information

Recent developments

Since the end of the 2025 financial year, Ambea has continued to demonstrate strong performance, with increasing revenue and both organic and acquired growth, with acquired growth being derived in all material respects from the Finnish business area Validia, which has been consolidated since April 2025. Ambea continues to expand its capacity at a high rate, with an increasing number of care places operated in-house. The rate of expansion was also reflected during the first half of 2026, when the number of care places in operation and operated in-house increased from 11,883 at the end of 2025 to 12,194 at the end of the first half of 2026, while the number of care places operated in-house under construction increased from 1,695 to 2,225.

Occupancy developments vary between segments. However, for Stendi in Norway, occupancy is lower in adult care services, while Altiden in Denmark reported improved occupancy and a strong improvement in earnings in both social care and care for the elderly. The Klara business area, which provides staffing solutions, reported lower net sales as customers have increasingly chosen to employ their own staff.

Personnel costs constitute Ambea’s largest cost item and increased during the first half of 2026, including as a result of an increased number of employees resulting from acquisitions and new establishments. Despite the increasing cost base, profitability improved during the first half of 2026. Ambea’s revenue is based on customer agreements with municipalities and welfare areas. Several of these agreements contain index clauses linking the price to cost developments for the services provided. However, there is a risk that such indexation will not fully compensate for actual cost increases, or that price adjustment will be received with a delay, which may adversely affect profitability going forward.

Events and outlook

In January 2026, Ambea acquired the Finnish company Sauma Lastensuojelupalvelut Oy, which complements the Validia business area with residential care for children and young people and foster family operations, as well as two planned new establishments during the year. In June 2026, Validia also acquired Ehot Oy, whose operations comprise two residential care facilities for children and young people with extensive support needs. Ambea’s indebtedness remains within its target, and the company’s financing is secured through a credit agreement running until 2028, with an option to extend. Ambea is also a party to a legal proceeding in Norway concerning costs for agency staff which is assessed to have a limited financial impact on the group.

Among the factors that are reasonably likely to affect Ambea’s outlook for 2026 are, above all, demographic developments in the Nordics, which are expected to result in continued increased demand for care for the elderly and social care. A particular structural factor is the new Danish elderly care act, which creates significantly better conditions for establishing new care homes for the elderly operated in-house and is assessed to contribute to continued growth in the Altiden business area from 2028. Against this background, Ambea is actively working to identify new establishment opportunities in Denmark. At the same time, the strained finances of municipalities and welfare areas may result in pricing pressure, and competition for qualified personnel constitutes an ongoing operational risk.

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In addition to what is described above, Ambea does not consider that any events have occurred since the end of 2025 that are reasonably likely to have a material impact on the company’s outlook for the current financial year.

Targets and business strategies

Ambea’s overall strategy aims to future-proof sustainable, high-quality care in the Nordics and is based on a clearly growing market: demographic changes with an ageing population are driving a structural increase in demand for care for the elderly and social care in all four countries in which Ambea operates. Ambea is a market leader in private care in Sweden, Norway and Denmark, and has a growing position in Finland following the acquisition of Validia in 2025. With operations at more than 1,050 workplaces and more than 470 municipalities and 20 welfare areas as clients, Ambea is assessed to have a robust and scalable business model with diversified earnings.

The strategy is operationalised through four focus areas: offering care services with the customer in focus, delivering quality through competence, creating time for care, and accelerating innovation and welfare technology. Growth is generated through a combination of new establishments operated in-house, complementary acquisitions and successful public procurements. During 2026, Ambea’s stated priorities are to continue to expand Validia’s operations in Finland, increase capacity operated in-house and further develop common working methods within the group. Capital allocation is actively managed, with acquisitions constituting the primary focus, supplemented by share buy-backs. Welfare technology and innovation are integrated strategic areas, with the aim of freeing up time for care and increasing efficiency – including through digital planning tools and AI support in administrative processes.

The financial targets are divided into four parameters. The growth target is annual net sales growth of 8 –10 percent. The profitability target is an adjusted EBITA margin of 9.5 percent. The indebtedness target is that net debt excluding IFRS 16 effects in relation to EBITDA excluding IFRS 16 effects shall not exceed 3.25 times. The dividend target is that 30 percent of the year’s net profit shall be distributed. In 2025, Ambea exceeded all financial targets. In connection with the Offer, Ambea has confirmed its financial targets for the Combined Company.

In the non-financial area, Ambea adopted science-based climate targets in line with the Paris Agreement’s 1.5-degree target, approved by the Science Based Targets initiative (SBTi) during 2025. Climate work focuses on reducing emissions throughout the value chain, including through improving building energy efficiency and electrifying transport, with the targets of reducing, by 2034 compared with the 2024 base year, absolute Scope 1 and 2 greenhouse gas emissions by 58.8 percent and Scope 3 greenhouse gas emissions intensity relative to revenue by 63.8 percent. The targets also include Validia. Skills supply is considered one of the most strategic non-financial issues, and targets for employee loyalty (eNPS above +20), employee satisfaction (above 75 on a 100-point scale) and short-term sickness absence (below 3.5 percent) have been set by the Board of Directors and are monitored continuously. High-quality and safe care for care recipients is a central target, and Ambea was able to report for 2025 that 86 percent of care recipients were satisfied with their care.

Profit forecasts and expected results

Ambea has not published any profit forecast or expected result that has not yet been realised.

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DETAILED INFORMATION REGARDING THE OFFER

Terms and conditions for the Offer

The Offer

Ambea offers, for each share in Humana, consideration (the “Consideration”) consisting of:

1.	SEK 20 in cash (the “Cash Consideration”);

2.	0.305 shares in Ambea (the “Share Consideration”); and

3.	one (1) contingent value right (the “CVR Instrument”) which entitles the holder to a potential future cash Additional Consideration corresponding to the holder’s pro rata share of 80 percent of any potential damages awarded to Humana in the ongoing damage claim against the Swedish state (plus any compensation for certain litigation costs and interest) (the “Additional Consideration”), as described in detail in the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in this Prospectus.

The total value of the Consideration, excluding the Additional Consideration, amounts to approximately MSEK 2,960.23

Any indicative or theoretical value of the CVR Instruments is reported separately from the value of the remainder of the Consideration. See the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in this Prospectus for further details.

If, prior to settlement of the Offer, Humana distributes a dividend or in any other way distributes or transfers value to its shareholders, the Cash Consideration and the Share Consideration will be reduced accordingly. The CVR Instruments will not be affected by such dividend or transfer of value.

Cash Consideration

The Cash Consideration is paid in SEK. No interest will be paid on the Cash Consideration.

Share Consideration

The Share Consideration consists of newly issued and existing shares in Ambea.

The Share Consideration comprises up to 14,492,260 shares in Ambea in total. The Share Consideration will consist of a combination of (i) shares repurchased by Ambea on Nasdaq Stockholm pursuant to an authorisation to repurchase and transfer shares granted to the Board of Directors by the Annual General Meeting on 12 May 2026, and (ii) new shares issued by Ambea pursuant to an authorisation to issue shares granted to the Board of Directors by the Annual General Meeting on 12 May 2026. The repurchase authorisation may be used so that Ambea’s holding does not at any time exceed 10 percent of all shares in Ambea, corresponding to a maximum of 8,038,442 shares. The issue authorisation may be used to an extent corresponding to dilution of no more than 10 percent, calculated after full use of the issue authorisation, of the shares outstanding when the Board of Directors first uses that authorisation, corresponding to a maximum of 8,931,602 shares.

[23]	Based on the closing price of SEK 138.70 for the Ambea share on Nasdaq Stockholm on 26 June 2026, which was the last trading day prior to the announcement of the Offer, and excluding 518,261 treasury shares held by Humana. Including the full outcome of the Additional Consideration, corresponding to 80 percent of such potential damages awarded, the total value of the Offer amounts to approximately MSEK 3,168 plus any compensation for certain litigation costs and interest.

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The shares delivered as Share Consideration will carry the same rights as existing shares in Ambea, including voting rights and the right to dividends in accordance with Ambea’s articles of association. The newly issued shares in Ambea delivered as Share Consideration entitle the holder to dividends from the first record date for dividends occurring after the shares have been registered with the Swedish Companies Registration Office and entered in the share register maintained by Euroclear. Payment of dividends is administered by Euroclear or, for nominee-registered holdings, in accordance with the nominee’s procedures.

Additional Consideration

Each share in Humana tendered in connection with the Offer entitles the holder to one (1) CVR Instrument. The number of CVR Instruments amounts to a maximum of 47,521,133. The CVR Instruments entitle the holder to a potential future cash payment only if, and to the extent that, the contingent events set out in the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in the Prospectus occur. Each CVR Instrument may entitle the holder to payment of not less than SEK 0 and not more than SEK 4.36 (plus any compensation for certain litigation costs and interest). There is no guarantee that any payment will be made under the CVR Instrument. See the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in this Prospectus for a detailed description of potential outcomes.

If payment under the CVR Instrument is to be made, the Board of Directors of Ambea shall determine the record date and payment date when a judgment in the damages proceedings has become final and non-appealable.

Information regarding the progress and outcome of the claim against the state will be provided to Humana’s shareholders through Humana’s regular disclosure for the period until completion of the Offer, and thereafter by Ambea. Ambea will also disclose information regarding any payment under the CVR Instrument in accordance with applicable laws and regulations.

A CVR Instrument is not a share in Ambea or Humana and does not confer on the holder voting rights, rights to dividends or other shareholder rights.

The CVR Instruments will be registered in a record account pursuant to Chapter 4 of the Swedish Central Securities Depositories and Financial Instruments (Accounts) Act (1998:1479). Book-entry registration and delivery will be effected by registering the CVR Instrument in each holder’s VP account.24

The CVR Instruments will be freely transferable. However, the CVR Instruments will not be admitted to trading on a regulated market or other trading platform.

The full terms and conditions for the CVR Instrument are set out in the section “Material information on the CVR Instruments – Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)” in this Prospectus.

The Manual Alternative

In the event that any shareholder is not able to elect to receive, accept or hold the CVR Instrument in a CSD account, Ambea will provide the Manual Alternative, under which DNB Carnegie will maintain records of each directly registered owner and nominee representing such a claim, and additional records of underlying clients will be maintained in accordance with the procedures of the relevant nominee. Any cash payment under the Manual Alternative will be made to the yield account linked to the shareholder’s VP account, to which the Cash Consideration in the Offer was paid. For shareholders who do not have a yield account, or whose yield account is incorrect or is a BankGiro or PlusGiro account, payment may be made by payment advice or may be delayed. If the holding is nominee-registered, payment will be made through the relevant nominee.

[24]	If any shareholder is unable to obtain, receive or hold the CVR Instrument, the Offeror will provide the Manual Alternative whereby such shareholders will instead receive any potential Additional Consideration by cash payment to a notified account. Details of the Manual Alternative are set out in the section “— The Manual Alternative” below.

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For shareholders in Humana who receive CVR Instruments under the Manual Alternative, the CVR Instrument constitutes a simple claim. If such a claim is transferred as a result of, for example, division of matrimonial property, death or transfer, the directly registered owner or nominee (as applicable) representing such claim shall notify DNB Carnegie at ambea_shares@dnbcarnegie.se. For each nominee’s underlying clients, such transfer and notification shall be handled in accordance with the relevant nominee’s procedures.

If the details of such shareholder registered with DNB Carnegie change or are updated before any payment—whether concerning a change of securities account, bank or custody relationship, name, address, email address, telephone number or other contact details, or any other relevant personal or account details—the directly registered owner or nominee (as applicable) shall promptly notify DNB Carnegie of such change in writing at ambea_shares@dnbcarnegie.se. It is the shareholder’s responsibility to ensure that correct and current information is registered with DNB Carnegie. DNB Carnegie is not responsible for any delays, failed payments or other adverse consequences arising from a shareholder’s failure to notify changes or provision of incomplete, incorrect or outdated information. For each nominee’s underlying clients, such notification and updating of details shall be handled in accordance with the relevant nominee’s procedures.

If a Swedish court delivers a judgment in the proceedings pursuant to which Humana is not awarded damages, or if the claim otherwise lapses before settlement and delivery of the Consideration, the Manual Alternative will not be administered but will immediately lapse without value.

Directly registered owners and nominees with questions concerning the Manual Alternative are requested to contact DNB Carnegie at +46 (0)8 5886 9489, and underlying clients are requested to contact their nominee.

No commission

No commission will be charged in connection with the payment of the consideration for the shares in Humana acquired by Ambea pursuant to the Offer.

Conditions for completion of the Offer

Completion of the Offer is conditional upon:

(i)	the Offer is accepted to such an extent that Ambea becomes the owner of shares in Humana representing more than 90 percent of the total number of shares in Humana (on a fully diluted basis);

(ii)	the receipt of all regulatory, governmental or similar clearances, approvals and decisions that are necessary for the Offer and the acquisition of Humana, including from competition authorities and authorities for foreign direct investments (FDI), in each case on terms which, in Ambea’s opinion, are acceptable;

(iii)	no circumstances having occurred which could have a material adverse effect or could reasonably be expected to have a material adverse effect on Humana’s financial position, prospects or operations, including Humana’s sales, results, liquidity, equity ratio, equity or assets;

(iv)	neither the Offer nor the acquisition of Humana being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision of a court or public authority, or any similar circumstance;

(v)	Humana not taking any action that is likely to impair the prerequisites for making or completing the Offer;

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(vi)	no information made public by Humana or disclosed by Humana to Ambea being materially inaccurate, incomplete or misleading, and Humana having made public all information which should have been made public by Humana; and

(vii)	no other party announcing an offer to acquire shares in Humana on terms more favorable to the shareholders of Humana than the Offer.

Ambea reserves the right to withdraw the Offer in the event that it becomes clear that any of the above conditions is not satisfied or cannot be satisfied. However, with regard to conditions (ii)–(vii) above, the Offer may only be withdrawn where the non-satisfaction of such condition is of material importance to Ambea’s acquisition of Humana or if otherwise approved by the Swedish Securities Council.

Ambea reserves the right to waive, in whole or in part, one or more of the above conditions, including, in respect of condition (i) above, to complete the Offer at a lower level of acceptance.

Acceptance

Shareholders in Humana whose shares are directly registered with Euroclear and who wish to accept the Offer shall, during the period from and including 25 August 2026 up to and including 30 September 2026 at 15:00 CEST, sign and submit a correctly completed acceptance form in the prescribed form to DNB Carnegie Investment Bank (publ) (“DNB Carnegie”) at the address stated on the acceptance form.

By signing the acceptance form, the shareholder accepts the transfer of the shares in Humana stated in the acceptance form in exchange for the Consideration and authorises DNB Carnegie to take the measures required for delivery of the shares in Humana to Ambea, payment of the Cash Consideration, delivery of the Share Consideration and delivery or other administration of the CVR Instruments in accordance with the terms and conditions for the Offer.

The acceptance form must be submitted by email or sent by post in the enclosed prepaid reply envelope well before the final date for acceptance in order to be received by DNB Carnegie no later than 15:00 CEST on 30 September 2026.

The VP account and current shareholding in Humana as of 24 August 2026 are stated on the pre-printed acceptance form sent, together with a prepaid reply envelope, to directly registered shareholders in Humana. Shareholders should themselves check that the pre-printed details on the acceptance form are correct. Shareholders entered in the register maintained for pledgees and guardians will not receive an acceptance form but will be notified separately. If the application concerns a person other than the person signing, e.g. a minor, the form “Guardians & authorised representatives” must be completed and submitted together with the original acceptance form.

Non-pre-printed acceptance forms and the form “Guardians & authorised representatives” are available on Ambea’s website for the Offer, www.care-for-tomorrow.com/en, and on DNB Carnegie’s website www.dnbcarnegie.se.

Please note that incorrect or incomplete acceptance forms may be disregarded.

Nominee-registered holdings

Shareholders in Humana whose shares are nominee-registered, i.e. with a bank or other nominee, will receive neither the Offer Document, the Prospectus nor a pre-printed acceptance form. Acceptance of the Offer shall be made in accordance with the nominee’s instructions.

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Pledged holdings

If shares in Humana are pledged in the Euroclear system, both the shareholder and the pledgee must sign the acceptance form and confirm that the pledge ceases if the Offer is completed. The pledge must therefore be deregistered in the Euroclear system in respect of the relevant shares in Humana when they are to be delivered to Ambea.

Prospectus, Offer Document and acceptance form

The Prospectus, Offer Document and acceptance form are available on the following websites: Ambea’s website regarding the Offer (www.care-for-tomorrow.com/en), DNB Carnegie’s website (www.dnbcarnegie.se) and the SFSA’s website (www.fi.se) (the Offer Document and the Prospectus, in Swedish, only).

Acceptance period and right to extend the Offer

The acceptance period for the Offer runs from and including 25 August 2026 up to and including 30 September 2026.

Ambea reserves the right to extend the acceptance period for the Offer and to postpone settlement. Notice of such extension or postponement will be announced by Ambea by press release in accordance with applicable rules and regulations.

Right to withdraw acceptance

Shareholders in Humana have the right to withdraw submitted acceptances of the Offer. In order to be valid, a written withdrawal must have been received by DNB Carnegie before Ambea has announced that the conditions for the Offer have been fulfilled or, if no such announcement is made during the acceptance period, no later than 15:00 CEST on the final day of the acceptance period. Shareholders in Humana whose shares are nominee-registered and who wish to withdraw an acceptance of the Offer submitted shall do so in accordance with the nominee’s instructions.

Confirmation of acceptance and transfer of shares in Humana to blocked VP accounts

After DNB Carnegie has received and registered a correctly completed acceptance form, the shares in Humana will be transferred to a blocked VP account newly opened for each shareholder in Humana, a so-called contribution-in-kind account. In connection therewith, Euroclear will send a notification (the “VP notification”) stating the number of shares in Humana debited from the original VP account and a notification stating the number of shares in Humana credited to the newly opened blocked VP account.

Payment and delivery of the Consideration

Payment and delivery of the Consideration are expected to be able to commence around 8 October 2026, provided that Ambea has before then announced that the conditions for the Offer have been fulfilled or otherwise decided to complete the Offer.

Cash Consideration

The Cash Consideration will be paid by sending a contract note to shareholders who have accepted the Offer. The settlement amount will be paid to the yield account linked to the shareholder’s VP account. For shareholders in Humana who do not have a yield account, or whose yield account is incorrect or is a BankGiro or PlusGiro account, payment may be made via a payment advice or be delayed. If the holding is nominee-registered, payment will be made through the relevant nominee.

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Please note that payment will be made to the yield account linked to the shareholder’s VP account even if the shares in Humana are pledged.

Share Consideration

The Share Consideration will be delivered by crediting shares in Ambea to the VP account in which the shares in Humana covered by the acceptance were registered. If the holding is nominee-registered, delivery of the Share Consideration will be made through the relevant nominee.

In connection with settlement of the Consideration, the shares in Humana will be debited from the blocked VP account, which will then be closed. No VP notification reporting the debit from the blocked VP account will be sent.

CVR Instruments

The CVR Instrument will be delivered by crediting the instrument to the VP account in which the shares in Humana covered by the acceptance were registered. If the holding is nominee-registered, delivery of the CVR Instrument will be made through the relevant nominee.

If cash payment is to be made to the holders of CVR Instruments, the Board of Directors of Ambea shall determine the record date and payment date when any damages amount, interest and compensation for litigation costs have been paid following a final and non-appealable judgment in the damage proceedings. Furthermore, the amount relating to interest and compensation for litigation costs shall be determined in accordance with these terms in connection with determining the record date and payment date.

Fractions

No fractions of shares in Ambea will be delivered to shareholders in Humana who accept the Offer. Only whole shares in Ambea, rounded down, will be received by shareholders in Humana who accept the Offer. To the extent a shareholder in Humana holds such a number of shares that the consideration to be paid in the Offer does not amount to an even number of shares in Ambea, fractions of such shares will be sold by DNB Carnegie on Nasdaq Stockholm after aggregation with other such fractions. The sale proceeds will be distributed pro rata among the relevant shareholders in Humana, based on the fraction of a share in Ambea that each such shareholder would otherwise have received, and paid no later than ten banking days after the sale of excess fractions has been completed. When the sale has been completed, a contract note will be sent. Payment will be made to the yield account linked to the VP account in which the shares in Humana were registered. If no yield account exists or it is incorrect, payment will be made by payment advice. If the holding is nominee-registered, payment of consideration for excess shares will be made through the relevant nominee.

Trading in shares in Ambea

The company’s shares are admitted to trading on Nasdaq Stockholm. The first trading day for the shares issued as Share Consideration in the Offer is expected to be around 8 October 2026.

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Compulsory redemption proceedings and delisting

If Ambea, whether in connection with the Offer or otherwise, acquires shares representing more than 90 percent of the total number of shares25 in Humana, Ambea intends to commence compulsory redemption proceedings in accordance with the Swedish Companies Act (2005:551) in order to acquire all remaining shares in Humana and to promote the delisting of Humana’s shares from Nasdaq Stockholm.

The consideration in any compulsory redemption proceedings will be determined in accordance with applicable law and may be paid in a different form or at a different time than the Consideration in the Offer.

Important information regarding LEI and NID

A Legal Entity Identifier (LEI) is a global identification code for legal entities which is mandatory for securities transactions. Remember to apply for registration of an LEI code well in advance if one is not held, as the code must be stated on the acceptance form. More information about the LEI requirements is available, inter alia, on the SFSA’s website www.fi.se.

National ID or National Client Identifier (NID number) is a global identification code for natural persons which is mandatory for securities transactions. If you only hold Swedish citizenship, your NID number consists of the designation “SE” followed by your personal identity number. If you hold more than one citizenship or a citizenship other than Swedish, your NID number may be another type of number. For further information on how to obtain an NID number, please contact your bank branch. Remember to obtain your NID number well in advance, as the number must be stated on the acceptance form.

Please note that DNB Carnegie cannot carry out the transaction if an LEI number or NID number is not provided when applying.

Other information

The fact that DNB Carnegie is the financial adviser and issuing agent does not give rise to a client relationship between DNB Carnegie and shareholders who accept the Offer. Upon acceptance of the Offer, accepting shareholders are considered clients only if DNB Carnegie has provided advice to the accepting shareholder or otherwise contacted that shareholder individually regarding the Offer, or if that shareholder has accepted the Offer through DNB Carnegie’s office or internet bank.

If accepting shareholders are not considered clients, the rules on investor protection in the Securities Market Act (2007:528) do not apply to their acceptance. This means, among other things, that neither so-called client categorisation nor so-called appropriateness assessment will be carried out in respect of the Offer. Accepting shareholders are therefore personally responsible for ensuring that they have sufficient experience and knowledge to understand the risks associated with the Offer.

Information on the processing of personal data

A person who submits acceptance of the Offer pursuant to this document will provide personal data to DNB Carnegie. Personal data provided to DNB Carnegie, such as contact details and personal identity numbers, or otherwise registered in connection with preparation or administration of the Offer, are processed by DNB Carnegie, as controller, for the administration and performance of the assignment. Personal data are also processed in order for DNB Carnegie to fulfil its obligations under law.

[25]	Excluding treasury shares held by Humana (currently 518,261 shares).

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Personal data may from time to time, for the stated purposes – taking into account the rules on banking secrecy – be disclosed to other companies within the DNB Carnegie group or to companies with which DNB Carnegie cooperates, within and outside the EU/EEA, in accordance with EU-approved and appropriate safeguards. In certain cases, DNB Carnegie is also required by law to disclose data, e.g. to the SFSA and the Swedish Tax Agency. You can read more about how DNB Carnegie processes personal data at https://www.carnegie.se/personuppgifter/.

Questions regarding the Offer

In the event of questions regarding the Offer, please contact DNB Carnegie on the following telephone number: +46 (0)8 5886 9489. Information is also available on DNB Carnegie’s website, www.dnbcarnegie.se, and on Ambea’s website regarding the Offer, www.care-for-tomorrow.com/en.

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MATERIAL INFORMATION ON THE SHARES

Information about Ambea’s shares

According to Ambea’s articles of association, the share capital shall amount to not less than MSEK 1 and not more than MSEK 4, divided into not fewer than 40 million and not more than 160 million shares. Ambea has only one class of shares. The shares are denominated in SEK, the issue currency is SEK, and dividends are paid in SEK, and are governed by Swedish law. All issued shares are fully paid and freely transferable. The shares have ISIN code SE0009663826 and Ambea is affiliated with Euroclear’s account-based securities system pursuant to the Swedish Central Securities Depositories and Financial Instruments (Accounts) Act (1998:1479).

Rights attached to the shares

The rights attached to shares in Ambea, including rights under Ambea’s articles of association, may only be amended in accordance with the procedures set out in the Swedish Companies Act.

All shares in Ambea carry equal rights to dividends and to Ambea’s assets and any surplus on liquidation. Each share entitles the holder to one vote at a general meeting, and each shareholder has the right to vote for all shares held by that shareholder in Ambea.

In the event of a new issue of shares and an issue of warrants or convertible instruments for cash payment or by set-off, shareholders have, as a starting point, preferential rights to subscribe for such securities in proportion to the number of shares they hold before the issue. As of the date of the Prospectus, Ambea’s articles of association do not contain any limitations on the ability to issue shares, warrants or convertible instruments other than those arising from the Swedish Companies Act (2005:551) regarding shareholders’ preferential rights.

Description of issue resolutions and authorisations

The shares to be issued within the framework of the Offer are issued pursuant to the authorisation resolved by the shareholders at Ambea’s Annual General Meeting on 12 May 2026. The authorisation entitles the Board of Directors of Ambea, until the next Annual General Meeting, to resolve on an increase in the company’s share capital through a new issue of shares corresponding to a dilution of no more than 10 percent of the number of outstanding shares at the first use of the relevant issue authorisation. New issues of shares may be made with or without deviation from existing shareholders’ preferential rights and with or without provisions for contributions in kind, set-off or other conditions. If an issue is made with deviation from shareholders’ preferential rights, it shall be carried out on market terms.

The shares to be repurchased and transferred within the framework of the Offer are repurchased and transferred pursuant to the authorisation resolved by the shareholders at Ambea’s Annual General Meeting on 12 May 2026. The authorisation entitles the Board of Directors of Ambea, until the next Annual General Meeting, to resolve on the acquisition of such number of treasury shares that the company’s holding does not at any time exceed 10 percent of all shares in the company. Acquisitions may only take place on Nasdaq Stockholm and may not be made at a price exceeding the higher of the price in the most recently completed independent transaction and the highest independent bid prevailing from time to time on Nasdaq Stockholm. Acquisitions may not be made at a price lower than the lowest price at which an independent acquisition may take place. The authorisation also entitles the Board of Directors of Ambea, until the next Annual General Meeting, to resolve on the transfer of treasury shares. Transfers may be made on Nasdaq Stockholm at a price per share within the prevailing price range, meaning the range between the highest bid price and the lowest ask price. Transfers may also be made otherwise, with or without deviation from shareholders’ preferential rights, for cash payment or payment by set-off or with contributions in kind, or otherwise subject to conditions. In the case of transfers other than on Nasdaq Stockholm, the price shall be determined so that it is not lower than market terms, provided that a market discount in relation to the stock exchange price may be applied. Transfers of treasury shares may be made in respect of no more shares than the company holds at the time of the Board of Directors’ resolution on transfer.

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Pursuant to the repurchase authorisation, the Board of Directors of Ambea resolved on 29 June 2026, following the announcement of the Offer, to repurchase a maximum of 5,560,658 treasury shares on Nasdaq Stockholm. The repurchases may be made on one or more occasions until Ambea’s Annual General Meeting 2027. The repurchase programme is managed by a credit institution in accordance with instructions from Ambea. The purpose of the repurchases is that the shares may be used for capital structure purposes or acquisitions, primarily to ensure that Ambea has sufficient treasury shares, together with new shares that may be issued, to be used as consideration in the Offer. As of the date of this Prospectus, Ambea holds 1,074,903 treasury shares.

Tax information

Tax legislation in the investor’s country of residence and in Sweden may affect the return received by an investor on shares in Ambea.

Taxation of dividends and capital gains and capital losses on the disposal of securities depends on the individual shareholder’s specific situation. Special tax rules apply to certain categories of taxpayers and certain types of investment arrangements. Each holder of shares should therefore consult a tax adviser for information on the specific tax consequences that may arise in the individual case, including the applicability and effect of foreign tax rules and tax treaties.

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MATERIAL INFORMATION ON THE CVR INSTRUMENTS

Complete Terms and Conditions for CVR Instruments in Ambea AB (publ)

List of Definitions

Ambea	Ambea AB (publ), reg. no. 556468-4354.
the Bank	The bank or account operator appointed by Ambea from time to time to administer the CVR Instruments in accordance with these terms and conditions.
DNB Carnegie	DNB Carnegie Investment Bank AB (publ).
the Offer	The public offer for all shares in Humana made by Ambea on 29 June 2026, in accordance with the terms set out in the offer document relating to the Offer.
Euroclear	Euroclear Sweden AB.
Humana	Humana AB, reg. no. 556760-8475.
Humana Assistans	Humana Assistans AB, reg. no. 556605-3996, a subsidiary within the Humana group.
IVO	Swedish Health and Social Care Inspectorate (IVO).
PA Sweden	Humana’s Personal Assistance business area in Sweden.
SEK	Swedish krona.
the Consideration	The consideration offered by Ambea in the Offer, consisting of:
	1.	SEK 20 in cash (“Cash Consideration”);
	2.	0.305 shares in Ambea (“Share Consideration”); and
	3.	one (1) contingent value right (a “CVR Instrument”) which entitles the holder to a potential future cash payment corresponding to the holder’s pro rata share of 80 percent of any damages awarded to Humana in the ongoing damage claim against the Swedish state (plus any compensation for certain litigation costs and interest) (“Additional Consideration”).

General information on the CVR Instruments

Each Humana shareholder accepting the Offer will receive one (1) CVR Instrument for each Humana share. The maximum number of CVR Instruments is 47,521,133.

The CVR Instruments are issued under Swedish law, are denominated in SEK and have ISIN code SE0030263570.

Cash settlement of CVR Instruments calculated on the basis of the outcome of the proceedings against the Swedish state

The CVR Instruments entitle the holder to a cash payment corresponding to the holder’s pro rata share of 80 percent of any damages in respect of customer losses finally awarded to Humana in the ongoing damages proceedings against the Swedish State through the Chancellor of Justice (Sw. Justitiekanslern), plus any compensation for certain litigation costs and interest, as described below.

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Humana Assistans is pursuing a damages claim against the Swedish State as a result of IVO’s incorrect decision of 31 January 2023 to revoke Humana Assistans’ licence to provide personal assistance, companion services, respite services and home-help services. Humana Assistans appealed the decision to the Administrative Court in Stockholm, which, in a judgment of 21 June 2023, allowed the appeal and set aside the revocation decision. The judgment clarified that the licence had been revoked on incorrect grounds, thereby laying the foundation for Humana Assistans’ subsequent claim for compensation for the damage caused by the incorrect authority decision.

On 27 May 2024, Humana Assistans submitted a claim for compensation to the Chancellor of Justice in respect of the financial loss suffered by Humana Assistans as a result of the incorrect revocation decision. The loss related partly to customer losses, i.e. existing customers who left Humana Assistans and new customers who did not materialise as a result of the revocation decision, and partly to compensation for Humana Assistans’ legal costs in the administrative proceedings. Since the Chancellor of Justice did not grant Humana Assistans’ application for compensation within the time specified in the application, Humana Assistans had to bring proceedings against the Swedish state through the Chancellor of Justice before the Stockholm District Court. In its statement of claim, Humana Assistans claimed that the Swedish state should pay Humana Assistans MSEK 225.5 in respect of customer losses. That amount was adjusted during the district court proceedings to MSEK 259.1. Humana Assistans also claimed compensation for its legal costs in the administrative proceedings, amounting to approximately MSEK 14. The aggregate amount claimed therefore amounts to approximately MSEK 273.1. Humana Assistans also claimed interest on the amount claimed and that the Swedish state should be ordered to pay Humana Assistans’ legal costs in the District Court.

The Stockholm District Court held the main hearing in April 2026 and dismissed Humana Assistans’ claim in its entirety in a judgment of 17 June 2026. Humana Assistans has appealed the District Court’s judgment to the Svea Court of Appeal. Svea Court of Appeal granted leave to appeal on 14 August 2026.

Through the ongoing proceedings, Humana may be awarded damages in respect of customer losses of up to approximately MSEK 259.1. If Humana is awarded damages in respect of customer losses, 80 percent of the damages amount will accrue to the holders of CVR Instruments. The remaining 20 percent of the damages amount, interest on any damages amount (to the extent of 20 percent) and any compensation for litigation costs for the period after completion of the Offer will accrue to the holder of the PA Sweden business area, since the purchaser of that business area will pursue (and therefore bear the costs of) the proceedings against the Swedish state. If Humana is not awarded any compensation at all, the CVR Instrument will lapse without value. Each CVR Instrument may therefore entitle the holder to a payment of not less than SEK 0 and not more than SEK 4.36. In addition, interest on any damages amount (to the extent of 80 percent) and any compensation for litigation costs for the period before completion of the Offer will accrue to the holders of CVR Instruments. If a cash amount is to be paid to the holders of CVR Instruments, Ambea’s Board of Directors shall determine the record date and payment date once a judgment in the proceedings against the Swedish state has become final and non-appealable.

The outcome of the proceedings against the Swedish state is uncertain and is not expected to be finally determined until after completion of the Offer. There is no guarantee that any payment will be made under the CVR Instrument. If the damages proceedings do not result in an outcome in Humana’s favour, the CVR Instrument will lapse without value.

Information concerning the progress and outcome of the proceedings against the Swedish state will be provided to Humana shareholders through Humana’s regular disclosure for the period until completion of the Offer, and thereafter by Ambea.

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Rights attached to the CVR Instruments

General

The CVR Instruments entitle the holder to payment only if the damages proceedings are finally determined in Humana’s favour, and the amount of the payment depends on whether Humana is awarded all or part of the damages claimed. If Humana is not awarded any damages, the CVR Instrument will lapse without value.

A CVR Instrument is not a share in Ambea or Humana and does not confer voting rights, rights to dividends or any other shareholder rights on the holder.

In the event of insolvency, the relative seniority of the CVR Instruments in Ambea’s capital structure shall rank pari passu with Ambea’s other unsecured creditors.

Maturity Date

If payment is to be made under the CVR Instrument, arranged by the Bank, Ambea’s Board of Directors shall determine the record date and payment date once a judgment in the damages proceedings has become final and non-appealable.

The amount of any payment depends on the amount of damages that Humana receives in the damage proceedings. Each CVR Instrument may entitle the holder to a payment of not less than SEK 0 and not more than SEK 4.36. In addition, interest on any damages amount (to the extent of 80 percent) and any compensation for litigation costs for the period before completion of the Offer will accrue to the holders of CVR Instruments. If a cash amount is to be paid to the holders of CVR Instruments, Ambea’s Board of Directors shall, in accordance with these terms and conditions, determine the amount relating to interest and compensation for litigation costs when determining the record date and payment date.

Transferability

The CVR Instruments are freely transferable. However, the CVR Instruments will not be admitted to trading on a regulated market or any other trading venue.

Interest

The CVR Instruments do not bear interest.

Registration of the CVR Instruments on a CSD account

The CVR Instruments shall be registered on a CSD account in accordance with Chapter 4 of the Swedish Central Securities Depositories and Financial Instruments Accounts Act (1998:1479).

Book-entry and delivery of the CVR Instruments in the Offer are expected to commence on or about 8 October 2026, provided that Ambea has, before then, announced that the conditions for completion of the Offer have been satisfied or otherwise resolved to complete the Offer. Book-entry and delivery are effected by the CVR Instrument being entered in each holder’s VP Account by the Bank. The CVR Instruments are delivered by being credited to the VP Account in which the Humana shares covered by the acceptance were registered. If the holding is nominee-registered, the CVR Instrument is delivered through the relevant nominee. If the Humana shares were registered in an investment savings account, the CVR Instrument, being an instrument not eligible for such account, will need to be transferred to a custody account after a certain period of time.

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The Bank is authorised, without a specific mandate from the holders of CVR Instruments, to represent holders of CVR Instruments in formal matters relating to the terms and conditions of the CVR Instruments.

Any cash payment is made by sending a contract note to the holder of CVR Instruments. Unless otherwise notified, the proceeds will be paid to the yield account linked to the shareholder’s VP Account, to which the Cash Consideration in the Offer was paid. For holders of CVR Instruments who do not have a yield account, or whose yield account is incorrect or is a BankGiro or PlusGiro account, payment may be made by payment advice or may be delayed. If the holding is nominee-registered, payment is made through the relevant nominee.

Humana shareholders accepting the Offer need not take any special action in connection with the book-entry and delivery of the CVR Instruments in the Offer, beyond that otherwise applicable to acceptance of the Offer. If CVR Instruments are not received within the period that will be announced before payment of the Consideration, directly registered owners and nominees are requested to contact DNB Carnegie at the telephone number above and underlying customers are requested to contact their nominee.

If a Swedish Court issues a judgment in the case pursuant to which Humana is not awarded damages, or if the claim otherwise lapses before the settlement date, the CVR Instrument will not be delivered, but will immediately lapse without value.

Amendment of terms and conditions

Ambea has the right to resolve to amend these terms and conditions to the extent required by legislation, a court ruling or a decision of a public authority, or where otherwise appropriate or necessary for practical reasons, provided that the holders’ rights are not adversely affected in any respect.

Confidentiality

Ambea and Euroclear may not, without consent, disclose to third parties information concerning holders of CVR Instruments. Ambea has the right to inspect Euroclear’s record register for the CVR Instruments, which states who is registered in respect of CVR Instruments.

Limitation of liability

With respect to measures which, under these terms and conditions, are to be taken by Ambea, Euroclear or the Bank, no liability may be asserted for loss resulting from Swedish or foreign law, measures by Swedish or foreign public authorities, war, strike, blockade, boycott, lockout or any other similar circumstance. The reservation concerning strike, blockade, boycott and lockout applies even if Ambea, Euroclear or the Bank takes or is subject to such industrial action.

Nor are Ambea, Euroclear and/or the Bank obliged, in any other circumstances, to compensate loss incurred if Ambea, Euroclear and/or the Bank have exercised normal care. Under no circumstances shall Ambea, Euroclear and/or the Bank be liable for indirect loss.

If Ambea, Euroclear or the Bank is prevented from taking any measure due to a circumstance stated in the first paragraph, the measure may be postponed until the impediment has ceased.

Governing law and forum

These terms and conditions and related legal issues are governed by Swedish law. Any dispute arising out of these terms and conditions shall be determined by the general courts, with the Stockholm District Court as court of first instance, or such other court as Ambea approves in writing.

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Statement of the issuance resolution

The CVR Instruments to be issued in connection with the Offer are issued by Ambea’s Board of Directors.

Tax information

Tax legislation in Sweden and in the holder’s country of residence may affect the taxation of the CVR Instrument, including upon receipt, holding, transfer and any payment.

The tax consequences depend on the individual holder’s specific circumstances. Special tax rules apply to certain categories of taxpayers and certain types of investment arrangements. Each holder of the CVR Instrument should therefore consult a tax adviser for information on the specific tax consequences that may arise in the individual case, including the applicability and effect of foreign tax rules and tax treaties.

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RATIONALE FOR THE OFFER

The Nordic care sector is facing a structurally growing demand, driven by an ageing population and increased care needs across all target groups. At the same time, municipalities and society face a growing need to ensure sufficient capacity and high-quality care in a cost-effective and sustainable way. Furthermore, regulatory requirements and expectations regarding transparency, control and monitoring are steadily increasing.

Ambea has a strong position in care for the elderly and care for people with disabilities or in need of psychosocial support. The company focuses on knowledge, learning and proven care concepts to provide safe, high-quality care, and has extensive experience of developing care services in the Nordics.

Humana is a leading care provider offering specialised and personalised care services. The company operates in the areas of individual and family care, care for the elderly, as well as both special service housing and personal assistance for people with disabilities. Humana has extensive experience of developing care services in areas that address important and growing needs in society.

Ambea and Humana both have a clear focus on quality and responsible care. By combining Ambea’s Nordic care platform with Humana’s specialist expertise and care offering, the Combined Company would be even better positioned to meet growing and more complex care needs in the Nordics. The combination is expected to create a leading Nordic care platform with a strengthened geographical presence, a broader service offering and increased opportunities for knowledge sharing, method development and innovation. By bringing together complementary skills, care concepts and specialist knowledge, the Combined Company is expected to be able to offer high-quality, safe, personalised and cost-effective care, as well as create attractive development opportunities for employees and long-term partnerships with clients.

The combination is also expected to create a stronger financial foundation through, amongst other things, a broader revenue base and a more diversified business. Furthermore, the Combined Company is expected to realise synergies through reduced administrative costs, operational improvements and more efficient utilisation of shared resources. Overall, this is expected to contribute to a high-quality and cost-effective service offering, stronger cash flow generation and stable margins.

As part of the strategic focus for the Combined Company, Ambea intends to divest Humana’s business area Personal Assistance in Sweden (“PA Sweden”). Ambea considers that this business area has a different operational and regulatory profile to the Combined Company’s core operations within residential elderly care, social care and individual and family care in Sweden. Ambea considers that the proposed divestment will create a more focused Nordic care platform, whilst enabling the business and the employees to develop further under an owner with a specific expertise in and focus on personal assistance in Sweden. Against this background, Ambea and Humana’s largest shareholder, Impilo, have agreed on a Put Option regarding PA Sweden. The Put Option means that Impilo undertakes, should the Offeror fail to sell PA Sweden to a third party within twelve months following completion of the Offer, to acquire PA Sweden at a price to be calculated based on a certain multiple of an operational key performance indicator, subject to a maximum agreed amount. Impilo does not have any right to acquire PA Sweden; rather, this is an obligation that arises only if Ambea’s sale process does not result in a transaction on terms at least as favourable as, or more favourable than, the terms of the Put Option, and if Ambea then elects to exercise the Put Option.

Ambea fully supports Humana’s current management and values the positions of its employees. With the exception of the decision to divest Humana’s business area PA Sweden following completion of the Offer, no decisions have been made regarding any material organisational or operational changes. The integration of Humana into the Combined Company will give rise to organisational and operational changes through the coordination and streamlining of the operational management structure and support functions, in order to fully utilise the combined expertise of both companies, including changes that will affect management and employees within operational management and support functions. Such measures will be determined following completion of the Offer and after an overall evaluation of the Combined Company. Ambea has no strategic plans that may have effects on employment at the locations where the care operations are conducted, or on the work with care receivers in general.

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The structure of the Offer, which consists of a combination of shares in Ambea, cash and the potential Additional Consideration in the form of a CVR Instrument, has been designed on the basis of Ambea’s view of the long-term potential of the combination and its desire to give Humana’s shareholders the opportunity to become shareholders in the Combined Company and to benefit from the future value potential that Ambea believes the combination can create over time.

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STATEMENT ON WORKING CAPITAL

Ambea considers that its existing working capital is sufficient for Ambea’s current needs during the next twelve-month period from the date of this Prospectus. In this context, working capital refers to Ambea’s access to liquid funds and other available assets required for Ambea to be able to settle its obligations as they fall due for payment.

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CONFLICTS OF INTEREST

In connection with the Offer, DNB Carnegie provides financial advice and other services to Ambea, for which DNB Carnegie will receive customary remuneration. In the ordinary course of business, DNB Carnegie has from time to time provided, and may in the future provide, various banking, financial, investment, commercial and other services to Ambea.

Advokatfirman Vinge KB has acted as legal adviser to Ambea in connection with the Offer and may provide additional legal advice to Ambea.

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DILUTION AND SHAREHOLDINGS FOLLOWING THE OFFER

The Offer consists of a combination of cash consideration and share consideration in Ambea. Provided that the Offer is accepted in full, Humana’s shareholders will hold approximately 16 percent of the shares and votes in the Combined Company, while Ambea’s current shareholders will hold approximately 84 percent of the shares and votes, assuming full utilisation of the authorisation to issue shares.

Shareholder group	Shareholding before the Offer		Shareholding following the Offer
			Maximum utilisation of the repurchase authorisation		Maximum utilisation of the authorisation to issue shares		Equal utilisation of the repurchase and share issue authorisations
	Number of shares / votes	Percentage	Number of shares / votes	Percentage	Number of shares / votes	Percentage	Number of shares / votes	Percentage
Current shareholders in Ambea	80,384,424	100.0%	72,345,982	83.3%	74,823,766	83.8%	73,138,294	83.5%
Current shareholders in Humana	0	0%	14,492,260	16.7%	14,492,260	16.2%	14,492,260	16.5%
Total	80,384,424	100.0%	86,838,242	100.0%	89,316,026	100.0%	87,630,554	100.0%

The illustrative table below shows the ownership in the Combined Company as if the Offer had been completed, based on the latest available shareholder information:

Shareholder	Shareholding following the Offer
	Maximum utilisation of the repurchase authorisation	Maximum utilisation of the authorisation to issue shares	Equal utilisation of the repurchase and share issue authorisations
BNP Paribas Asset Management	5.5%	5.3%	5.4%
Swedbank Robur Fonder	4.9%	4.8%	4.9%
Impilo Care AB	4.6%	4.5%	4.6%
Dimensional Fund Advisors	3.8%	3.7%	3.8%
Alcur Fonder	3.5%	3.4%	3.4%
Total for the five largest shareholders	22.4%	21.7%	22.2%
Other shareholders	77.6%	78.3%	77.8%
Total	100.0%	100.0%	100.0%

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AVAILABLE DOCUMENTS

Documents available for inspection

Ambea’s articles of association, certificate of registration, annual report for the financial year 2025 and interim report for the period 1 January – 30 June 2026 are available for inspection during the validity period of the Prospectus during office hours at Ambea’s head office at Röntgenvägen 3D, SE-171 29 Solna. These documents are also available electronically on Ambea’s website, www.ambea.se.

Documents incorporated by reference

The information set out below is incorporated by reference and forms part of the Prospectus. The documents are available on Ambea’s website, www.ambea.se, and Humana’s website, www.humana.se, respectively. The parts of the above documents not incorporated by reference are either not relevant or are included elsewhere in the Prospectus.

Ambea

●	Ambea’s audited annual report for the financial year 2025, with reference made to the directors’ report on pages 37–40, income statement on page 41, balance sheet on page 42, statement of changes in equity on page 101, cash flow statement on page 102, notes on pages 103–142 and auditor’s report on pages 144–147.

●	Ambea’s interim report for the period 1 January – 30 June 2026. The reference relates only to the income statement and statement of comprehensive income on page 54, the balance sheet on page 54, changes in equity and the cash flow statement on page 55–56, and accounting policies and notes on pages 56–57.

Humana

●	Humana’s audited annual report for the financial year 2025, with reference made to the directors’ report on pages 66–70, income statement on page 128, balance sheet on page 129, statement of changes in equity on page 130, cash flow statement on page 131, accounting policies and notes on pages 136–154 and auditor’s report on pages 156–158.

●	Humana’s interim report for the period 1 January – 30 June 2026. The reference relates only to the income statement on page 18, balance sheet on page 19, statement of changes in equity on page 20, cash flow statement on page 21 and notes on pages 22–26.

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OFFER RESTRICTIONS

Important information for shareholders outside Sweden and for banks, brokers, dealers, nominees and other institutions holding shares for persons resident outside Sweden

This Prospectus does not constitute an offer, whether directly or indirectly, in Australia, Hong Kong, Japan, New Zealand or South Africa, or in any other jurisdiction where such offer would be prohibited by applicable law pursuant to the laws, restrictions and regulations of such relevant jurisdiction (the “Restricted Jurisdictions”). Shareholders who are not resident in Sweden and who wish to participate in the Offer must carry out further enquiries regarding applicable legislation and possible tax consequences.

The Offer is not being made, directly or indirectly, in or into the Restricted Jurisdictions by mail, by any means of communication (including, but not limited to, facsimile, e-mail, telex, telephone and the internet) used in national or international commerce or by any national securities exchange or trading venue in the Restricted Jurisdictions, and the Offer may not be accepted by any such means or instrumentality in or from the Restricted Jurisdictions. Accordingly, neither the Prospectus nor any other documentation relating to the Offer is being, or may be, sent, mailed or otherwise distributed in or into the Restricted Jurisdictions.

The Prospectus is not being, and may not be, sent to shareholders with registered addresses in the Restricted Jurisdictions. Banks, brokers, dealers and other nominees holding nominee-registered shares for persons in the Restricted Jurisdictions may not forward the Prospectus or other documents relating to the Offer to such persons. Persons receiving such documents or information (including nominees, representatives and agents) should not distribute or send them in or into a Restricted Jurisdiction or use mail or any other means of communication within a Restricted Jurisdiction in connection with the Offer.

Failure to comply with these restrictions may constitute a violation of the securities laws of any of the Restricted Jurisdictions. It is the responsibility of all persons receiving the Prospectus, the acceptance form or other documents relating to the Prospectus or the Offer, or otherwise coming into possession of such documents, to inform themselves of and observe all such restrictions. Any recipient of the Prospectus who is uncertain as to its position in relation to these restrictions should consult its professional adviser in the relevant jurisdiction.

Neither Ambea nor DNB Carnegie Investment Bank AB (publ) (“DNB Carnegie”) accepts or assumes any responsibility for any violation by any person of any of these restrictions.

The Prospectus does not constitute an offer to acquire or receive securities other than the shares in Humana covered by the Offer.

Any tender of shares in the Offer resulting from a direct or indirect breach of the restrictions described in the Prospectus and accompanying documents will be invalid. Furthermore, persons who have tendered shares pursuant to the Offer will not be deemed to have made a valid tender if such person is unable to make the representations and warranties set out in the section “Offer restrictions – Certifications regarding restrictions” below and any corresponding representations and warranties in the acceptance form.

Acceptances of the Offer and tenders of shares in Humana made by a person located in a Restricted Jurisdiction, by any nominee, representative, agent or other intermediary acting on a non-discretionary basis for a principal giving instructions from the Restricted Jurisdictions, or through the use of mail or any other means of communication within the Restricted Jurisdictions, whether directly or indirectly, will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary holding shares in Humana for any persons).

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Any acceptance form or other communication relating to the Offer that originates from, is postmarked from, has a return address in, or otherwise appears to have been sent from the Restricted Jurisdictions will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary).

Acceptances of the Offer and tenders of shares in Humana will not be accepted (and should not be accepted by any nominee, representative, agent or other intermediary) if consideration for the shares in Humana must be mailed or otherwise delivered to or within a Restricted Jurisdiction or if an address in a Restricted Jurisdiction is provided for receipt of the purchase price for the shares in the Offer or for return of the acceptance form.

Each of Ambea and DNB Carnegie reserves the right, in its sole discretion (and without prejudice to the shareholder’s responsibility for the representations and warranties made by it), (a) to reject tenders of shares without further investigation where the origin of such tender cannot be determined, or (b) to investigate, with respect to tenders of shares pursuant to the Offer, whether any representations and warranties made by a shareholder are correct and, if such investigation is undertaken and as a result Ambea determines (for any reason) that such representations and warranties are incorrect, reject such tender.

The Prospectus does not constitute an offer of securities to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the securities referred to herein. The Prospectus is distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (within the meaning of the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) and who are: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2)(a) to (d) of the Order; or (iii) other persons to whom the information may lawfully be communicated (all such persons together being referred to as “Relevant Persons”). Any investment activity to which the Prospectus relates is available only to, and will be engaged in only with, Relevant Persons. Persons who are not Relevant Persons must not act on or rely on the Prospectus or its contents.

DNB Carnegie will not regard any other person as its client in relation to the Offer and will not be responsible to anyone other than Ambea for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other transaction, matter or arrangement referred to in this Prospectus.

Certifications regarding restrictions

By accepting the Offer through delivery of a duly signed acceptance form to DNB Carnegie, the holder of tendered shares, and any nominee, representative, agent or other intermediary that delivers the acceptance form or participates in the Offer on behalf of the holder, represents and warrants that it:

●	was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time of receipt of the Prospectus, the acceptance form or any other document or information relating to the Offer, and has not mailed, sent or otherwise distributed any such document or information in or into a Restricted Jurisdiction;

●	has not, directly or indirectly, used mail or any other means of communication (including, inter alia, facsimile, e-mail, telex and telephone) used in national or international commerce or by the securities exchanges or trading venues in a Restricted Jurisdiction in connection with the Offer;

●	was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time of accepting the terms of the Offer, at the time of returning the acceptance form or at the time of delivering instructions to accept the Offer (whether orally or in writing); and

if acting in the capacity of a nominee, representative, agent or other intermediary, either (i) has full investment discretion with respect to the shares covered by the acceptance form or (ii) the person on whose behalf it acts has approved that it makes the aforementioned representations and warranties and was not located in, resident in, or a citizen of, a Restricted Jurisdiction at the time the shareholder instructed such nominee, representative, agent or other intermediary to accept the Offer on his or her behalf, and such nominee, representative, agent or other intermediary processes the acceptance in the ordinary course of its business as an intermediary.

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INFORMATION TO INVESTORS IN THE UNITED STATES

The Offer is made to U.S. shareholders in Humana on the same terms and conditions as those made to all other shareholders in Humana to whom the Offer is made, in reliance on the exemption for so-called “Tier I” offers under Rule 14d-1(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the U.S. tender offer rules. All information documents, including the Prospectus, are disseminated to U.S. holders on a basis comparable to the method pursuant to which such documents are provided to Humana’s other shareholders. U.S. shareholders should note that Humana is not listed on a securities exchange or trading venue in the United States, is not subject to the periodic requirements of the Exchange Act and is not required to, and does not, file any reports with the United States Securities and Exchange Commission. The new shares in Ambea that may be issued as Share Consideration and the CVR Instruments that may be issued as part of the Consideration in connection with the Offer are not being, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction of the United States. Such securities are being offered in the United States pursuant to the exemption from registration provided by Rule 802 under the Securities Act.

The offer materials will be furnished to the U.S. Securities and Exchange Commission (“SEC”) under cover of Form CB. Ambea will file a Form F-X with the SEC appointing an agent for service of process in the United States in connection with the Offer.

The Offer is made for the issued and outstanding shares of Humana, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The Tier I exemption exempts the Offer from most provisions of Regulation 14D and Rules 14e-1 and 14e-2 under the Exchange Act. Accordingly, the Offer is being conducted primarily in accordance with Swedish law, the Takeover Rules and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules, with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Holders of the shares of Humana domiciled or resident in the United States (the “U.S. Holders”) are encouraged to consult with their own advisors regarding the Offer.

The U.S. Holders should consider that the price for the Offer is being paid in SEK and that no adjustment will be made based on any changes in the exchange rate.

To the extent permissible under applicable law or regulations, Ambea and its affiliates or its brokers and its brokers’ affiliates (acting as agents for Ambea or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Humana outside the United States (or any securities that are convertible into, exchangeable for or exercisable for such shares). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In addition, affiliates to the financial advisors to Ambea may also engage in ordinary course trading activities in securities of Humana, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements are in compliance with applicable law and regulation. Any information about such purchases will be announced as and to the extent required under applicable Swedish law, rules or regulations.

The receipt of the Consideration (including the Cash Consideration, the Share Consideration and the CVR Instrument) pursuant to the Offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional advisor regarding the tax consequences of accepting the Offer. Neither Ambea nor any of its affiliates and their respective directors, officers, employees or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.

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This Offer is made for the securities of a foreign company. The Offer is subject to the disclosure requirements of Sweden, which are different from those of the United States. Ambea’s financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. It may be difficult for U.S. Holders to enforce their rights and any claims they may have arising under the U.S. federal or state securities laws in connection with the Offer, since Ambea is located in another country other than the United States, and some or all of its officers and directors may be residents of countries other than the United States. U.S. Holders may not be able to sue Ambea or Humana or their respective officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Ambea or Humana and/or their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE OFFER OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE OFFER IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

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DEFINITIONS

Share Consideration	The part of the Consideration consisting of 0.305 shares in Ambea per share in Humana.
Ambea or the Offeror	Ambea AB (publ), Reg. No. 556468-4354.
Companies	Ambea and Humana, jointly.
CVR Instrument	A contingent value right that entitles the holder to Additional Consideration.
DNB Carnegie	DNB Carnegie Investment Bank AB (publ).
Offer Document	The offer document prepared in connection with the Offer.
Offer	The public offer for all shares in Humana made by Ambea on 29 June 2026, in accordance with the terms set out in the Offer Document.
Euroclear	Euroclear Sweden AB.
Humana or the Target Company	Humana AB, Reg. No. 556760–8475.
Impilo	Impilo Care AB.
IVO	Swedish Health and Social Care Inspectorate.
Cash Consideration	The part of the Consideration consisting of SEK 20 in cash per share in Humana.
MSEK	Millions of SEK.
MDSEK	Billions of SEK.
Target Company	Humana AB, Reg. No. 556760–8475.
Nasdaq Stockholm	The regulated market operated by Nasdaq Stockholm AB.
Prospectus	This Prospectus.
Prospectus Regulation	Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on prospectuses to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.
Combined Company	The group formed through completion of the Offer.
SEK	Swedish krona.
Takeover Rules	The Swedish Securities Market Self-Regulation Committee’s Takeover Rules for Nasdaq Stockholm and Nordic Growth Market NGM.
Additional Consideration	A potential future cash payment corresponding to the holder’s pro rata share of 80 percent of potential damages awarded to Humana in the ongoing damages proceedings against the Swedish state (plus any compensation for certain litigation costs and interest).
Consideration	The consideration offered for each share in Humana, consisting of SEK 20 in cash, 0.305 shares in Ambea and one (1) CVR Instrument.

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